Post-Qualification Amendment No. 19

File No. 024-11325

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Arrived Homes, LLC (the “Company”) on September 18, 2020, and originally qualified by the U.S. Securities and Exchange Commission on February 17, 2021. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional series of the Company.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED APRIL 25, 2022

Arrived Homes, LLC

500 Yale Avenue North

Seattle, WA 98109

(814) 277-4833

www.arrivedhomes.com

Best Efforts Offering of Series Membership Interests

Arrived Homes, LLC, which we refer to as “we,” “us,” “our,” “Arrived” or “our company,” is a Delaware series limited liability company that has been formed to permit public investment in individual real estate properties that will be owned by individual series of our company. Each individual series will hold the specific property that it acquires in a wholly-owned subsidiary, which will be a limited liability company organized under laws of the state in which the series property is located. We are offering on a best efforts, no minimum basis, the membership interests of each of the series of our company with a status of “Open” in the “Series Offering Table” beginning on page iii of this offering circular.

All of the series of our company being offered may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Description of the Securities Being Offered” for additional information regarding the interests.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is one week prior to three months after the date that a particular series offering begins. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the series offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The company is not offering, and does not anticipate selling, interests in any of the offerings in any state where the broker-dealer is not registered as such.

The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation (“North Capital”), and will not be commingled with the operating account of that series, until, if and when there is a closing with respect to that investor and that series.  See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

There is currently no public trading market for any of our series interests, and an active market for these interests may not develop or be sustained.

Series	Price to Public	Underwriter Discounts and Commissions	Proceeds to Issuer
Arrived Homes Series 100
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$705,800.00	$7,058.00	$698,742.00
Arrived Homes Series Grove
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$105,100.00	$1,051.00	$104,049.00
Arrived Homes Series Heritage
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$151,120.00	$1,511.20	$149,608.80
Arrived Homes Series Heron
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$154,840.00	$1,548.40	$153,291.60
Arrived Homes Series Kirkwood
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$138,060.00	$1,380.60	$136,679.40
Arrived Homes Series Lanier
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$168,070.00	$1,680.70	$166,389.30
Arrived Homes Series Magnolia
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$135,390.00	$1,353.90	$134,036.10
Arrived Homes Series Mammoth
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$148,860.00	$1,488.60	$147,371.40
Arrived Homes Series McGregor
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$353,730.00	$3,537.30	$350,192.70
Arrived Homes Series Point
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$170,060.00	$1,700.60	$168,359.40
Arrived Homes Series Rosewood
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$145,400.00	$1,454.00	$143,946.00
Arrived Homes Series Roxy
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$143,630.00	$1,436.30	$142,193.70
Arrived Homes Series Stonebriar
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$109,090.00	$1,090.90	$107,999.10
Arrived Homes Series Wisteria
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$130,560.00	$1,305.60	$129,254.40

(1)	Dalmore Group, LLC. (“Dalmore”) will be acting as our broker-dealer of record in connection with each offering and will be entitled to a brokerage fee equal to 1.0% of the amount raised through each offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the manager, its affiliates or the sellers of any of the properties. The broker-dealer of record’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering amount set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 2% of gross offering proceeds.

All funds paid by subscribers in the offering will be deposited in an escrow account with North Capital, as escrow agent.

This offering circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the company nor the manager can guarantee future performance, or that future developments affecting the company, the manager or the platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for additional information. The interests offered hereby are highly speculative in nature and involve a high degree of risk.  See “Risk Factors” beginning on page 9 of this offering circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

i

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived Homes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived Homes platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which, including the impact of the COVID-19 coronavirus, are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the headings “Summary – Summary Risk Factors” and “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Series Properties – Previously Qualified Offerings” and “Use of Proceeds – Previously Qualified Offerings” for further details.

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Lierly	Single family home located at 4203 W Lierly Ln, Fayetteville, AR 72704	$10.00	$225,000.00	22,500	2/18/2021	5/4/2021	Closed
Arrived Homes Series Soapstone	Single family home located at 4672 W Soapstone Dr, Fayetteville, AR 72704	$10.00	$230,000.00	23,000	2/18/2021	5/4/2021	Closed
Arrived Homes Series Patrick	Single family home located at 4039 W Patrick St, Fayetteville, AR 72704	$10.00	$223,190.00	22,319	2/18/2021	5/4/2021	Closed
Arrived Homes Series Pecan	Single family home located at 4481 W Pecan St, Fayetteville, AR 72704	$10.00	$221,430.00	22,143	2/18/2021	5/4/2021	Closed
Arrived Homes Series Plumtree	Single family home located at 4455 W Chaparral Ln, Fayetteville, AR 72704	$10.00	$215,590.00	21,559	2/18/2021	5/7/2021	Closed
Arrived Homes Series Chaparral	Single family home located at 4309 W Chaparral Ln, Fayetteville, AR 72704	$10.00	$210,280.00	21,028	2/18/2021	5/7/2021	Closed
Arrived Homes Series Splash	Single family home located at 994 S Splash Dr, Fayetteville, AR 72701	$10.00	$111,910.00	11,191	9/20/2021	10/25/2021	Closed
Arrived Homes Series Salem	Single family home located at 659 N Salem Rd, Fayetteville, AR 72704	$10.00	$133,810.00	13,381	9/20/2021	10/25/2021	Closed
Arrived Homes Series Tuscan	Single family home located at 3474 Tuscan Rd, Fayetteville, AR 72704	$10.00	$165,520.00	16,552	9/20/2021	10/25/2021	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Malbec	Single family home located at 755 N Malbec Rd, Fayetteville, AR 72704	$10.00	$137,860.00	13,786	9/20/2021	10/25/2021	Closed
Arrived Homes Series Pinot	Single family home located at 763 N Malbec Rd, Fayetteville, AR 72704	$10.00	$139,230.00	13,923	9/20/2021	10/25/2021	Closed
Arrived Homes Series Mojave	Single family home located at 340 N Mojave, Farmington, AR, 72730	$10.00	$115,980.00	11,598	9/20/2021	10/25/2021	Closed
Arrived Homes Series Wentworth	Single family home located at 352 N Mojave, Farmington, AR, 72730	$10.00	$112,530.00	11,253	9/20/2021	10/25/2021	Closed
Arrived Homes Series Cupcake	Single family home located at 358 N Mojave, Farmington, AR, 72730	$10.00	$109,150.00	10,915	9/20/2021	10/25/2021	Closed
Arrived Homes Series Luna	Single family home located at 417 Hosea Ct, Lexington, SC, 29072	$10.00	$90,710.00	9,071	9/20/2021	10/25/2021	Closed
Arrived Homes Series Kingsley	Single family home located at 505 Kingsley View Rd, Blythewood, SC, 29016	$10.00	$126,850.00	12,685	9/20/2021	10/25/2021	Closed
Arrived Homes Series Shoreline	Single family home located at 606 Shoreline Blvd, Boiling Springs, SC, 29316	$10.00	$124,900.00	12,490	9/20/2021	10/25/2021	Closed
Arrived Homes Series Holloway	Single family home located at 601 W Czardas Way, Woodruff, SC, 29388	$10.00	$147,840.00	14,784	9/20/2021	10/25/2021	Closed
Arrived Homes Series Badminton	Single family home located at 414 Badminton Ct, Lexington, SC, 29072	$10.00	$110,240.00	11,024	9/20/2021	10/25/2021	Closed
Arrived Homes Series Eastfair	Single family home located at 461 Eastfair Dr, Columbia, SC, 29209	$10.00	$86,030.00	8,603	9/20/2021	10/25/2021	Closed
Arrived Homes Series Centennial	Single family home located at 726 Centennial St, Gastonia, NC, 28056	$10.00	$118,300.00	11,830	9/20/2021	10/25/2021	Closed
Arrived Homes Series Basil	Single family home located at 317 Morning Creek Dr, Easley, SC, 29640	$10.00	$95,640.00	9,564	9/20/2021	10/25/2021	Closed
Arrived Homes Series Lallie	Single family home located at 210 Ilderton St, Summerville, SC, 29483	$10.00	$169,740.00	16,974	9/20/2021	10/25/2021	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Spencer	Single family home located at 9621 Spencer Woods Rd, Ladson, SC, 29456	$10.00	$138,770.00	13,877	9/20/2021	10/25/2021	Closed
Arrived Homes Series Summerset	Single family home located at 2016 Culloden Dr, Summerville, SC, 29483	$10.00	$118,860.00	11,886	9/20/2021	10/25/2021	Closed
Arrived Homes Series Dewberry	Single family home located at 130 Bonhomme Cir, Lexington, SC, 29072	$10.00	$92,430.00	9,243	9/20/2021	10/25/2021	Closed
Arrived Homes Series Roseberry	Single family home located at 5013 Paddy Field Way, Ladson, SC 29456	$10.00	$146,420.00	14,642	9/20/2021	10/25/2021	Closed
Arrived Homes Series Windsor	Single family home located at 3910 Greico Rd, North Charleston, SC, 29420	$10.00	$157,210.00	15,721	9/20/2021	10/25/2021	Closed
Arrived Homes Series Amber	Single family home located at 7312 Amberly Hills Rd, Charlotte, NC 28215	$10.00	$146,380.00	14,638	12/20/2021	1/20/2022	Closed
Arrived Homes Series Bayside	Single family home located at 59 Bayside Ct, Columbia, SC 29229	$10.00	$123,050.00	12,305	12/20/2021	1/20/2022	Closed
Arrived Homes Series Coatbridge	Single family home located at 172 Coatbridge Dr, Blythewood, SC 29016	$10.00	$131,200.00	13,120	12/20/2021	1/20/2022	Closed
Arrived Homes Series Collinston	Single family home located at 1507 Collinston Dr, Gastonia, NC 28052	$10.00	$103,070.00	10,307	12/20/2021	1/20/2022	Closed
Arrived Homes Series Dawson	Single family home located at 313 Dawsons Park Dr, Lexington, SC 29072	$10.00	$109,940.00	10,994	12/20/2021	1/20/2022	Closed
Arrived Homes Series Elevation	Single family home located at 305 Elevation Ct, Inman, SC 29349	$10.00	$125,810.00	12,581	12/20/2021	1/20/2022	Closed
Arrived Homes Series Elm	Single family home located at 1231 Tolliver St, Columbia, SC 29201	$10.00	$82,130.00	8,213	12/20/2021	1/20/2022	Closed
Arrived Homes Series Forest	Single family home located at 407 Forest Hills Rd, Summerville, SC 29486	$10.00	$163,200.00	16,320	12/20/2021	1/20/2022	Closed
Arrived Homes Series Holland	Single family home located at 910 N Ransom St, Gastonia, NC 28052	$10.00	$103,360.00	10,336	12/20/2021	1/20/2022	Closed
Arrived Homes Series Jupiter	Single family home located at 930 Junius St, Gastonia, NC 28052	$10.00	$105,330.00	10,533	12/20/2021	1/20/2022	Closed

v

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Lennox	Single family home located at 1320 House St, Columbia, SC 29204	$10.00	$105,930.00	10,593	12/20/2021	1/20/2022	Closed
Arrived Homes Series Lily	Single family home located at 9799 Desert Lily Cir, Colorado Springs, CO 80925	$10.00	$243,760.00	24,376	12/20/2021	1/20/2022	Closed
Arrived Homes Series Limestone	Single family home located at 863 Bergenfield Ln, Chapin, SC 29036	$10.00	$138,480.00	13,848	12/20/2021	1/20/2022	Closed
Arrived Homes Series Meadow	Single family home located at 9235 Avery Meadows Dr, Charlotte, NC 28216	$10.00	$159,060.00	15,906	12/20/2021	1/20/2022	Closed
Arrived Homes Series Odessa	Single family home located at 4669 S Odessa St, Aurora, CO 80015	$10.00	$220,380.00	22,038	12/20/2021	1/20/2022	Closed
Arrived Homes Series Olive	Single family home located at 240 Tea Olive Ave, Lexington, SC 29073	$10.00	$137,320.00	13,732	12/20/2021	1/20/2022	Closed
Arrived Homes Series Ridge	Single family home located at 308 Oristo Ridge Way, West Columbia, SC 29170	$10.00	$105,300.00	10,530	12/20/2021	1/20/2022	Closed
Arrived Homes Series River	Single family home located at 232 Rivers Edge Cir, Simpsonville, SC 29680	$10.00	$127,650.00	12,765	12/20/2021	1/20/2022	Closed
Arrived Homes Series Saddlebred	Single family home located at 6213 Saddlebred Way, Colorado Springs, CO 80925	$10.00	$198,430.00	19,843	12/20/2021	1/20/2022	Closed
Arrived Homes Series Saturn	Single family home located at 923 Jupiter St, Gastonia, NC 28052	$10.00	$105,340.00	10,534	12/20/2021	1/20/2022	Closed
Arrived Homes Series Sugar	Single family home located at 300 Southern Sugar Ave, Moncks Corner, SC 29461	$10.00	$147,060.00	14,706	12/20/2021	1/20/2022	Closed
Arrived Homes Series Weldon	Single family home located at 914 N Ransom St, Gastonia, NC 28052	$10.00	$103,070.00	10,307	12/20/2021	1/20/2022	Closed
Arrived Homes Series Westchester	Single family home located at 488 Forest Creek Way, Elgin, SC 29045	$10.00	$182,130.00	18,213	12/20/2021	1/20/2022	Closed
Arrived Homes Series Bandelier	Single family home located at 6180 W Bandelier Ct, Tucson, AZ 85742	$10.00	$147,710.00	14,771	1/14/2022	3/1/2022	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Butter	Single family home located at 162 Lucky Day Dr, Summerville, SC 29486	$10.00	$161,070.00	16,107	1/14/2022	3/1/2022	Closed
Arrived Homes Series Davidson	Single family home located at 922 W Davidson St, Gastonia, NC 28052	$10.00	$92,540.00	9,254	1/14/2022	3/1/2022	Closed
Arrived Homes Series Diablo	Single family home located at 6566 S Diablo Dr, Tucson, AZ 85757	$10.00	$144,570.00	14,457	1/14/2022	3/1/2022	Closed
Arrived Homes Series Dolittle	Single family home located at 204 Doolittle Dr, Chapin, SC 29036	$10.00	$133,890.00	13,389	1/14/2022	3/1/2022	Closed
Arrived Homes Series Ensenada	Single family home located at 6293 N Ensenada Ct, Aurora, CO 80019	$10.00	$231,990.00	23,199	1/14/2022	3/1/2022	Closed
Arrived Homes Series Grant	Single family home located at 1770 Grant Ct, Braselton, GA 30517	$10.00	$163,100.00	16,310	1/14/2022		Open
Arrived Homes Series KerriAnn	Single family home located at 414 Kerriann Ln, Clayton, NC 27520	$10.00	$146,350.00	14,635	1/14/2022	3/1/2022	Closed
Arrived Homes Series Matchingham	Single family home located at 1077 Matchingham Dr, Columbia, SC 29223	$10.00	$95,230.00	9,523	1/14/2022	3/1/2022	Closed
Arrived Homes Series McLovin	Single family home located at 10711 Truckee Cir, Commerce City, CO 80022	$10.00	$219,990.00	21,999	1/14/2022	3/1/2022	Closed
Arrived Homes Series Murphy	Single family home located at 211 Doolittle Dr, Chapin, SC 29036	$10.00	$130,580.00	13,058	1/14/2022	3/1/2022	Closed
Arrived Homes Series Oly	Single family home located at 8880 E 106th Pl, Commerce City, CO 80640	$10.00	$219,110.00	21,911	1/14/2022	3/1/2022	Closed
Arrived Homes Series Ribbonwalk	Single family home located at 3512 Ribbonwalk Trl, Charlotte, NC 28269	$10.00	$139,030.00	13,903	1/14/2022	3/1/2022	Closed
Arrived Homes Series Rooney	Single family home located at 5309 S 18th Pl, Phoenix, AZ 85040	$10.00	$156,470.00	15,647	1/14/2022	3/1/2022	Closed
Arrived Homes Series Scepter	Single family home located at 216 E Scepter Ln, Vail, AZ 85641	$10.00	$117,770.00	11,777	1/14/2022	3/1/2022	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Sigma	Single family home located at 116 Canvasback Dr, Durham, NC 27704	$10.00	$163,960.00	16,396	1/14/2022	3/1/2022	Closed
Arrived Homes Series Vernon	Single family home located at 135 McMakin Dr, Lyman, SC 29365	$10.00	$116,290.00	11,629	1/14/2022	3/1/2022	Closed
Arrived Homes Series Delta	Single family home located at 5042 Rapahoe Trl, Atlanta, GA 30349	$10.00	$145,480.00	14,548	2/14/2022	3/30/22	Closed
Arrived Homes Series Emporia	Single family home located at 625 Emporia Loop, McDonough, GA 30253	$10.00	$181,450.00	18,145	2/14/2022	3/30/22	Closed
Arrived Homes Series Greenhill	Single family home located at 640 Frow Dr, Elgin, SC 29045	$10.00	$140,510.00	14,051	2/14/2022	3/30/22	Closed
Arrived Homes Series Kawana	Single family home located at 28041 Kawana Ct, Harvest, AL 35749	$10.00	$149,710.00	14,971	2/14/2022	3/31/22	Closed
Arrived Homes Series Lovejoy	Single family home located at 2658 Lovejoy Crossing Dr, Hampton, GA 30228	$10.00	$152,520.00	15,252	2/14/2022	3/31/22	Closed
Arrived Homes Series Saint	Single family home located at 7713 W Long Boat Way, Tucson, AZ 85757	$10.00	$147,910.00	14,791	2/14/2022	3/30/22	Closed
Arrived Homes Series Tuxford	Single family home located at 958 Tuxford Trl, Elgin, SC 29045	$10.00	$137,510.00	13,751	2/14/2022	3/30/22	Closed
Arrived Homes Series Wave	Single family home located at 7491 Waverly Loop, Fairburn, GA 30213	$10.00	$143,330.00	14,333	2/14/2022	3/30/22	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Avebury	Single family home located at 287 Avebury Rd, Meridianville, AL 35759	$10.00	$150,250.00	15,025	3/14/2022	4/6/22	Closed
Arrived Homes Series Chelsea	Single family home located at 274 Chelsea Park Dr, Chelsea, AL 35043	$10.00	$163,370.00	16,337	3/14/2022	4/6/22	Closed
Arrived Homes Series Hadden	Single family home located at 142 Hadden St, Duncan, SC 29334	$10.00	$110,930.00	11,093	3/14/2022	4/6/22	Closed
Arrived Homes Series Hollandaise	Single family home located at 741 Hollandale Rd, La Vergne, TN 37086	$10.00	$164,610.00	16,461	3/14/2022	4/6/22	Closed
Arrived Homes Series Otoro	Single family home located at 2970 Parkland Vw, Atlanta, GA 30331	$10.00	$204,190.00	20,419	3/14/2022	4/6/22	Closed
Arrived Homes Series Terracotta	Single family home located at 10954 E Oak Grove Pl, Tucson, AZ 85747	$10.00	$139,820.00	13,982	3/14/2022	4/6/22	Closed
Arrived Homes Series Bedford	Single family home located at 808 Derby Downs Ct, Elgin, SC 29045	$10.00	$123,170.00	12,317	3/31/22		Open
Arrived Homes Series Gardens	Single family home located at 2014 Inverness Pkwy, Tuscaloosa, AL 35405	$10.00	$116,370.00	11,637	3/31/22		Open
Arrived Homes Series Jack	Single family home located at 4434 Jack Faulk St, Murfreesboro, TN 37127	$10.00	$217,720.00	21,772	3/31/22		Open
Arrived Homes Series Louise	Single family home located at 2615 Lily Way, Northport, AL 35473	$10.00	$132,330.00	13,233	3/31/22		Open
Arrived Homes Series Peanut	Single family home located at 160 Roscommon Rd, Tuscaloosa, AL 35405	$10.00	$113,300.00	11,330	3/31/22		Open
Arrived Homes Series Tulip	Single family home located at 7339 Tulip Trestle Ct, Northport, AL 35473	$10.00	$166,400.00	16,640	3/31/22		Open
Arrived Homes Series 100	Single family home located at 2119 Herman Street, Nashville, TN 37208	$10.00	$705,800.00	70,580	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Grove	Single family home located at 109 Annie Lane, Pleasant Grove, AL 35127	$10.00	$105,100.00	10,510	[*/*/2022]		Not Yet Qualified

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Heritage	Single family home located at 432 The Gables Drive, McDonough, GA 30253	$10.00	$151,120.00	15,112	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Heron	Single family home located at 8334 Whitehaven Drive, North Charleston, SC 29420	$10.00	$154,840.00	15,484	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Kirkwood	Single family home located at 1064 Cindy Jo Court, Clarksville, TN 37040	$10.00	$138,060.00	13,806	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Lanier	Single family home located at 6464 Flowery Way, Flowery Branch, GA 30542	$10.00	$168,070.00	16,807	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Magnolia	Single family home located at 4741 Kings Highway, Douglasville, GA 30135	$10.00	$135,390.00	13,539	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Mammoth	Single family home located at 200 Vernon Walk, McDonough, GA 30252	$10.00	$148,860.00	14,886	[*/*/2022]		Not Yet Qualified
Arrived Homes Series McGregor	Single family home located at 674 Sly Fox Drive, Clarksville, TN 37040	$10.00	$353,730.00	35,373	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Point	Single family home located at 1129 Hilliard Lane, Clarksville, TN 37042	$10.00	$170,060.00	17,006	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Rosewood	Single family home located at 2633 Lily Way, Northport, AL 35473	$10.00	$145,400.00	14,540	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Roxy	Single family home located at 3736 Gray Fox Drive, Clarksville, TN 37040	$10.00	$143,630.00	14,363	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Stonebriar	Single family home located at 4342 Winchester Hills Drive, Birmingham, AL 35215	$10.00	$109,090.00	10,909	[*/*/2022]		Not Yet Qualified
Arrived Homes Series Wisteria	Single family home located at 9300 Cotton Fields Cr, Tuscaloosa, AL 35405	$10.00	$130,560.00	13,056	[*/*/2022]		Not Yet Qualified

x

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11325) that was filed with the Commission. We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by Arrived Homes, LLC with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The sections bulleted below of Post-Qualification Amendment No. 16.

●	The Series Properties Being Offered

●	Use of Proceeds to Issuer

●	Management’s Discussion and Analysis of Financial Condition and Results of Operation

●	Appendix A – The Series Properties – Previously Qualified Offerings

●	Appendix A – Use of Proceeds – Previously Qualified Offerings

●	Arrived Homes, LLC – Consolidated Financial Statements And Independent Auditor’s Report – December 31, 2020

●	4203 W Lierly Lane (Carve-Out Of Certain Operations Of Arrived Homes, LP, A Delaware Limited Partnership) - Financial Statements And Independent Auditor’s Report – December 31, 2020 And 2019

●	4672 W Soapstone Drive (Carve-Out Of Certain Operations Of Arrived Homes, LP, A Delaware Limited Partnership) - Financial Statements And Independent Auditor’s Report – December 31, 2020 And 2019

2.	The sections bulleted below of Post-Qualification Amendment No. 17.

●	The Series Properties Being Offered

●	Use of Proceeds to Issuer

3.	The sections bulleted below of Post-Qualification Amendment No. 18.

●	The Series Properties Being Offered

●	Use of Proceeds to Issuer

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

SUMMARY

This summary highlights some of the information in this offering circular.  It does not contain all of the information that you should consider before investing in our interests.  You should read carefully the detailed information set forth under “Risk Factors” and the other information included in this offering circular.  Except where the context suggests otherwise, the terms “Arrived,” “our company,” “we,” “us” and “our” refer to Arrived Homes, LLC, a Delaware series limited liability company, together with its consolidated series; references in this offering circular to the “manager” refer to Arrived Holdings, Inc., a Delaware corporation and the managing member of our company, and each of its series and their subsidiaries, if any. All references in this offering circular to “$” or “dollars” are to United States dollars.

Company Overview – Our Mission

Arrived Homes, LLC, a Delaware series limited liability company, was formed in July 2020 to permit public investment in specific single family rental homes. We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires directly or in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such series.

We are offering membership interests in each of the series of our company, which represent limited liability company interests in such series. All of the series of our company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

Our company’s core business is the identification, acquisition, marketing and management of individual single family homes for the benefit of our investors. Each series is intended to own a single property. These properties may be referred to herein, collectively, as the “properties” or each, individually, as a “property.”

The interests represent an investment solely in a particular series and, thus, indirectly in the property owned by that series. The interests do not represent an investment in our company or the manager.  We do not anticipate that any series will own anything other than the single property associated with such series.  We currently anticipate that the operations of our company, including the formation of additional series and the corresponding acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format.  Our company is not offering, and does not anticipate selling, interests in any of the offerings in any state where Dalmore, its soliciting agent and executing broker, is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital acting as escrow agent (the “Escrow Agent”) and will not be commingled with the operating account of the series, until, if and when there is a closing with respect to that investor and that series.  See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long-term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.

If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of real estate. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the real estate industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Arrived Platform for an average of five to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests. See “Risk Factors” below.

Securities Being Offered

Investors will acquire membership interests in a series of our company, each of which is intended to be a separate series of our company for purposes of accounting for assets and liabilities.  It is intended that owners of interests in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific property owned by that series.  For example, an owner of interests in Arrived Homes Series 100 will only have an interest in the assets, liabilities, profits and losses pertaining to Arrived Homes Series 100 and its related operations.  See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is one (1) interest in a series and the maximum investment is equal to 9.8% of the total interests being offered for such series, although such minimum and maximum thresholds may be waived by the manager in its sole discretion. See “⸺Restrictions on Ownership of our Interests” below.

The Manager

Our company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of our company, which we refer to herein as the “manager.” Pursuant to the terms of our company’s limited liability company operating agreement, which we refer to as the “operating agreement,” the manager will provide certain management and advisory services to our company and to each of its series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is an asset management company that operates a web-based investment platform, which we refer to as the Arrived Homes platform, used by our company for the offer and sale of interests in the series of our company.

Management Compensation

The manager will receive from a series an annual asset management fee equal to one percent (1%) of the capital contributions to that series, paid out of the series’ net operating rental income. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. The manager may also receive a portion of the property management fee and the property disposition fee as described below. The manager reserves the right to waive any fees or reimbursements it is due in its sole discretion. The items of compensation are summarized in “Management-Management Compensation.”

Property Manager

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement.

The services provided by the property manager will include:

●	creating the asset maintenance policies for the collection of rents;

●	investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including, but not limited to, consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement; and

●	developing standards for the care of the underlying properties.

See “Description of Business—Description of the Property Management Agreement.”

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title escrow and closing costs. It is expected that this disposition fee charged to a series will range from six percent (6%) to seven percent (7%) of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Operating Expenses

Each series of our company will be responsible for the costs and expenses attributable to the activities of our company related to such series including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a series property and preparing any reports and accounts of each series, including, but not limited to, audits of a series’ annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on our company or a series or any of the members;

●	any governmental fees imposed on the capital of our company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series, or relating to legal advice directly relating to our company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	any indemnification payments;

●	any costs, fees, or payments related to interest or financing expenses for a given series;

●	any potential HOA or association fees related to a given series;

●	the costs of any third parties engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.  See “Description of Business-Operating Expenses.”

The Arrived Homes Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

Transferability

The manager may refuse a transfer by an interest holder of its interest in a series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of a series, (d) a change of U.S. federal income tax treatment of our company and/or a series, or (e) our company, any series, the manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Restrictions on Ownership of our Interests

To assist each of the series in qualifying as a REIT, the operating agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or number of interests, whichever is more restrictive, of our outstanding equity capital, or 9.8% in value or number of interests, whichever is more restrictive, of our interests or any class or series of the outstanding interests.  The manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of interests.

The operating agreement also prohibits any investor from, among other things:

●	beneficially or constructively owning interests in a series that would result in our company being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause a series to fail to qualify as a REIT; and

●	transferring its interests if such transfer would result in the interests in a series being owned by fewer than 100 persons.

Distribution Rights

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. Our company expects the manager to make distributions on a semi-annual basis.  However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account or other segregated account to be distributed once the minimum distribution amount has been reached or exceeded. See “Description of the Securities Being Offered-Distribution Rights.”

Our Company Information

Our principal executive offices are located at 500 Yale Avenue North, Seattle, WA 98109.  Our telephone number is (814) 277-4833. We maintain a website at www.arrivedhomes.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Commission.

Summary Risk Factors

An investment in our interests involves various risks.  You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our interests.  If any of the following risks occur, the business, financial condition or results of operations of each of our series could be materially and adversely affected.  In that case, the value of your interests could decline, and you may lose some or all of your investment.

●	We do not have a significant operating history, and there is no guarantee that we will be successful in the operation of our company.

●	The COVID-19 coronavirus pandemic and other changes in general economic and demographic conditions may cause our business to fail.

●	We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

●	We and the manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

●	We depend on the manager for the success of each series and for access to the manager’s investment professionals and contractors. We may not find a suitable replacement for the manager if removed, or if key personnel leave the employment of the manager or otherwise become unavailable to us.

●	The termination of the manager is generally limited to cause and certain disposition events related to a property, which may make it difficult or costly to end our relationship with the manager in respect of a series and a property.

●	Potential conflicts of interest may arise among the manager and its affiliates, on the one hand, and our company and our investors, on the other hand.

●	We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect a series’ financial condition, results of operations and cash flow.

●	We may not be able to control a series’ operating costs, or the series’ expenses may remain constant or increase, even if income from a property decreases, causing a series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on our board of directors or the managing member of our company and have limited ability to influence decisions regarding the businesses of the series.

●	The interest holders will have limited voting rights and will be bound by a majority vote.

●	We have not established a minimum distribution payment level for any series and a series may be unable to generate sufficient cash flows from its operations to make distributions to holders of interests at any time in the future.

●	Failure of each series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●	The failure of a series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our interests.

OFFERING SUMMARY

Securities being offered:

We are offering the maximum number of interests of each with a status of “Open” in the “Series Offering Table” at a price per interest set forth therein. The offering is being conducted on a “best efforts,” no offering minimum basis.

Each series of interests is intended to be a separate series of our company for purposes of accounting for assets and liabilities. See “Description of the Securities Being Offered-Description of the Interests” for further details.  The series interests will be non-voting except with respect to certain matters set forth in our operating agreement.  The purchase of interests in a particular series is an investment only in that series and not an investment in our company as a whole.

Offering price per series interest:	As stated in the Series Offering Table above.

Minimum and maximum subscription:	The minimum subscription by an investor in any series is one (1) interest and the maximum subscription by any investor in interests of any series will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker:	We have entered into an agreement with Dalmore, which is acting as our soliciting agent and executing broker in connection with our series offerings. Dalmore is a broker-dealer registered with the Commission and which is or will be registered in each state where our series offerings will be made prior to the launch of each such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with our series offerings. Dalmore is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Transfer Agent:	We have entered into an agreement with Colonial Stock Transfer Company, Inc., a registered transfer agent, to perform transfer agent functions with respect to the interest of the Series.

Broker fees:	We will pay Dalmore a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the manager, its affiliates or the sellers of any of the series properties.

Restrictions on investment:

Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details.  The manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”   Furthermore, the manager anticipates only accepting subscriptions from prospective investors located in states where Dalmore is registered.

Generally, no sale may be made to you in any of our series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital, acting as the Escrow Agent, and will not be commingled with the operating account of any series, until, if and when there is a closing with respect to that series.

When the Escrow Agent has received instructions from the manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable series.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will occur on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Use of proceeds to issuer:	The proceeds received in the offering will be applied in the following order of priority of payment:

●	Brokerage Fee: A brokerage fee payable to Dalmore equal to 1% of the amount raised through an offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of series interests to the manager, its affiliates or the sellers of the properties;

●	Acquisition Cost of the Underlying Properties: Actual cost of the underlying property of a series paid to the property seller;

●	Offering Expenses: We will reimburse the manager for offering expenses actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering; and

●	Acquisition Expenses: In general, these expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development and acquisition of the property related to a series.

The manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its acquisition expenses which it will pay out of the proceeds of its offering and will reimburse the manager for such costs as well as for certain other costs. See “Use of Proceeds to Issuer,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:	Investing in the interests of a particular series involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our series interests.

RISK FACTORS

An investment in our series interests involves risks.  In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular.  The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our company, the ability of our company to make cash distributions to the holders of interests and the market price of our interests, which could cause you to lose all or some of your investment in our interests.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Structure, Operation and Performance of our Company

The current novel coronavirus, or COVID-19, pandemic or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our performance, financial condition, results of operations, cash flows and ability to pay distributions. Further, the pandemic has caused disruptions in the U.S. and global economies and financial markets and created widespread business continuity issues of an as yet unknown magnitude and duration.

The impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition and liquidity in a number of ways, including:

●	an inability to sell our series interests resulting in a lack of capital sufficient to acquire and operate our series properties;

●	a decrease in our series’ revenues as a result of the inability of tenants in our properties to pay their rent timely if at all and the geographic concentration of our series properties;

●	changes in residential preferences may make it less likely that home renters would want to live in the regions where our series properties are located;

●	an inability to enforce residents’ or tenants’ contractual rental obligations and/or limits on our ability to raise rents upon lease renewals due to restrictive measures imposed by local, regional or national governmental authorities;

●	the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of our series properties, leading to asset impairment charges and our inability to sell our series properties; and

●	the potential inability to maintain adequate staffing for the management and maintenance of our series properties due to shelter-in-place orders and/or the continued duration or expansion of the pandemic.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict.  Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, cash flows and financial condition could be material.

The COVID-19 pandemic has resulted in a general decline in real estate transactions and may adversely affect our growth prospects in the near term, and possibly for an extended period, depending upon the duration of the pandemic and its effects on the economy generally and the real estate market more particularly.

The COVID-19 crisis may adversely affect our new series offerings, primarily because equity and debt financing for real estate transactions is constrained. In addition, the crisis has made it more difficult to execute transactions as people work from home and are unable to visit properties, local governmental offices are closed and third parties providing survey, appraisal, insurance, environmental and similar services have more limited capacities. These conditions may adversely affect our ability to maintain our operations while they persist.

We have a limited operating history, which makes our future performance difficult to predict.

We have a limited operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our investors.   There can be no assurance that we will achieve our investment objectives.

An investment in a series offering constitutes only an investment in that series and not in our company or directly in any property.

An investor in an offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, or (iv) directly in a property associated with the series or any property owned by any other series.  This results in limited voting rights of the investor, which are solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of the manager for “cause.”  The manager thus retains significant control over the management of our company, each series and the series properties.  Furthermore, because the interests in a series do not constitute an investment in our company as a whole, holders of the interests in a series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in a property.

Each of our company’s series will hold an interest in a single property, a non-diversified investment.

We intend for each of our series, either directly or through its wholly-owned subsidiaries, to own and operate a single property.  Each series’ return on its investment will depend on the revenues generated by such property and the appreciation of the value of the property over time.  These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges).  The value of a property may decline substantially after a series purchases it.

Each of our series will own a single property and as a result of this non-diversified investment strategy, unanticipated capital expenditures could lead to a series’ inability to pay dividends or the loss of your investment entirely.

Each series’ dividend stream will depend on the revenues generated by such property and the appreciation of the value of the property over time.  Additionally, a series might not be able to fund an unexpected major capital expenditure and this could lead to a complete loss of your investment.

We have no historical financial operations and only recently commenced operations.

Our company was recently formed in July 2020. Our first six series were formed in the first quarter of 2021 and commenced operations upon the closing of the purchase of the properties by such series, which took place in the first and second quarters of 2021.

There can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.

Due to the start-up nature of our company, there can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.  In the event our company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further series interests and monetizing them to generate distributions for investors.  In addition, if our company is unable to raise funding for additional series, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional properties.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our single family home properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable single family homes to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive.  We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

Investments we make will be consistent with our intention for each series to qualify to be taxed as a REIT unless the manager determines that not qualifying as a REIT is in the best interests of a series.

We intend for each of the series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. REIT limitations restrict us from making investments that would cause less than 75% of the assets of a series to be comprised of assets other than real estate assets, cash and cash items (including receivables) and certain governmental securities, all as defined in the Internal Revenue Code. In addition, in order to maintain each of our series’ status as a REIT, we must meet certain income tests with respect to our gross income and certain additional tests with respect to our assets.

Subject to REIT limitations, a series may invest in the equity interests of other issuers in connection with acquisitions of indirect interests in real estate. Such an investment would normally be in the form of a general or limited partnership or membership interests in special purpose partnerships and limited liability companies that own one or more properties.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties.  Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our company, the manager will have little exposure to loss in the value of a series’ interests. Without this exposure, our investors may be at a greater risk of loss because the manager does not have as much to lose from a decrease in the value of our interests as do those managers who make more significant equity investments in their companies.

Any adverse changes in the manager’s financial health or our relationship with the manager or its affiliates could hinder our operating performance and the return on your investment.

The manager will utilize the manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the manager and its affiliates as well as the manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the manager’s financial condition or our relationship with the manager could hinder the manager’s ability to successfully manage our operations and our properties.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series as them.

Our company is structured as a Delaware series limited liability company that issues interests in a separate series for each property.  Each series will merely be a separate series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests in one series is segregated from the liability of investors holding interests in another series and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series interests as them.  Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by a particular series to its investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.

Risks Relating to the Offerings

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We would expect to elect to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.” While the operating agreement presently prohibits any transfer that would result in any series being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the manager has the ability to unilaterally amend the operating agreement to permit holdings that exceed those limits. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series.

Our company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  Our company and the manager have taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our company’s assets will consist of less than 40% investment securities under the Investment Company Act and the manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other series.

Possible changes in federal tax laws may materially adversely affect the value of your investment in our interests.

The Internal Revenue Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of our company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to Conflicts of Interest

We are dependent on the manager and its affiliates and their key personnel who provide services to us through the operating agreement, and we may not find a suitable replacement if the operating agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the manager’s executive team and other personnel and investors of the manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy.  Each of our executive officers also serves as an officer of the manager. The manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the manager. The executive officers and key personnel of the manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the manager will remain the manager or that we will continue to have access to the manager’s principals and professionals. If the operating agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the manager spends managing the business of our company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Arrived Holdings, Inc., as well as other manager-sponsored vehicles, and other companies unaffiliated with the manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the manager, the attention of the manager’s personnel and executive officers and the resources of the manager may also be required by other manager-sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the manager. In addition, these persons may have obligations to other entities, the fulfillment of which might not be in the best interests of us or any of our investors. Our officers and the manager’s personnel may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the various companies and our series.

The terms of the operating agreement make it difficult to end our relationship with the manager.

Under the terms of the operating agreement, holders of interests in each series of our company have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series of our company (excluding our manager) voting together, in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series of interests or our company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the manager under the operating agreement. These provisions make it difficult to end our company’s relationship with the manager, even if we believe the manager’s performance is not satisfactory.

The operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the manager.

The operating agreement provides that the manager, in exercising its rights in its capacity as the manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the manager and its affiliates.

Each of our executive officers is an executive officer of the manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our company’s transactions with the manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The operating agreement provides the manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	The manager or an affiliate of the manager may sell certain properties to various series. The manager will be setting the purchase price that a series will pay for such a property, which price may be higher than appraised values or comparable property prices;

●	the manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the manager or affiliates of the manager to perform services at prevailing market rates. Prevailing market rates are determined by the manager based on industry standards and expectations of what the manager would be able to negotiate with third party on an arm’s length basis; and

●	the manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the manager does not prevent the manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The manager’s liability is limited under the operating agreement, and we have agreed to indemnify the manager against certain liabilities.  As a result, we may experience poor performance or losses for which the manager would not be liable.

Pursuant to our company’s operating agreement, the manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the operating agreement, the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager will not be liable to us, any subsidiary of ours, our board of directors, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the operating agreement. Accordingly, we and our investors will only have recourse and be able to seek remedies against the manager to the extent it breaches its obligations pursuant to the operating agreement. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the manager’s duties, which have a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the manager.

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property.

Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. These factors may have a material adverse effect on the value that we can realize from our assets.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired properties, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the properties acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated home. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other properties, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our financial condition, results of operations and ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tenants, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow.  If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures.  This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property.  As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●	delay lease commencements;

●	decline to extend or renew leases upon expiration;

●	fail to make rental payments when due; or

●	declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate.  If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather, labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, and the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these individuals or entities, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow.

Even if a series qualifies as a REIT for U.S. federal income tax purposes, the series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, expired on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related series would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such regulations.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services and to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties.  In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations in which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA fees may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions.  Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.  Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations.  In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. The Internal Revenue Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of properties.  For example, our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code or dispose of our properties through a “taxable REIT subsidiary,” or TRS.  These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by the series.  While expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information.  A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to the Fair Housing Amendments Act of 1988 and the Rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access.  If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the properties we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal controls over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition and liquidity.

Effective internal controls over financial reporting are necessary for us to accurately report our financial results. There can be no guarantee that our internal controls will be effective in accomplishing all control objectives all of the time. As we grow our business, our internal controls will become more complex, and we may require significantly more resources to ensure our internal controls remain effective. Deficiencies, including any material weakness, in our internal control over financial reporting could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition and liquidity.

U.S. Federal Income Tax Risks

The failure of a series to qualify or remain qualified as a REIT would subject the series to U.S. federal income tax and potentially state and local tax and would adversely affect the series’ operations and the market price of the series’ interests.

We intend for each series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a series offering and intend to operate such series in a manner that would allow us to continue to qualify as a REIT. However, we may terminate a series’ REIT qualification, if the manager determines that not qualifying as a REIT is in the best interests of a series, or inadvertently. A series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a series must comply with certain highly technical and complex requirements. We cannot be certain that a series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a series fail to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the series may be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the series would no longer be required by the Internal Revenue Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the series current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

Even if a series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors.

Even if a series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A series may not make sufficient distributions to avoid excise taxes applicable to REITs. A series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the series.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that a series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of an investor’s investment in our interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Qualified dividend income payable to U.S. investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our interests. Tax rates could be changed in future legislation.

If a series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the series’ status as a REIT could be adversely affected.

In order to qualify as a REIT, a series must distribute annually to its investors at least 90% of the series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a series inadvertently paid a preferential dividend, the series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the series status as a REIT could be terminated for the year in which such determination is made if the series were unable to cure such failure. If, however, a series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of the manager to revoke the REIT qualification of a series without approval may subject a series to U.S. federal income tax and reduce distributions to our investors.

The operating agreement provides that the manager may revoke or otherwise terminate a series’ REIT election, without the approval of our investors, if it determines that it is no longer in a series’ best interest to continue to qualify as a REIT. While we intend for each series to elect and qualify to be taxed as a REIT, a series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the series’ interests.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect our company and our investors.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted.  The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect of the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on our company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect the taxation of an. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our interests.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the operating agreement provides the manager with the power, under certain circumstances, to revoke or otherwise terminate a series’ REIT election and cause such series to be taxed as a regular corporation, without the vote of our investors. The manager could only cause such changes in a series’ tax treatment if it determines in good faith that such changes are in the best interest of the series’ investors.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the operating agreement may inhibit market activity in our interests and restrict our business combination opportunities

The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a series’ REIT status, the operating agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a series or more than 9.8% (in value or number of interests, whichever is more restrictive) of our interests or any class or series of the outstanding interests unless the manager determines that it is no longer in a series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt entity has incurred (or deemed to have incurred) debt to purchase or hold our interests, or (c) a holder of our interests is a certain type of tax-exempt entity, dividends on, and gains recognized on the sale of, our interests by such tax-exempt entity may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Risks Related to Ownership of our Interests

There is currently no public trading market for our securities.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the series properties or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share prices, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Dalmore must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Investors’ limited voting rights restrict their ability to affect the operations of the company or a series.

Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors.  The investors only have limited voting rights in respect of the series in which they are invested. Investors will therefore be subject to any amendments the manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of our company and the applicable series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our manager can only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests. Investors would therefore not be able to remove the manager merely because they did not agree, for example, with how the manager was operating a series property.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that a series is expected to incur in acquiring a property.  These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

Funds from purchasers accompanying subscriptions for the interests will not accrue interest while in escrow.

The funds paid by an investor for interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an investor in the applicable series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the offering. No subscriptions will be accepted, and no interests will be sold unless valid subscriptions for the offering are received and accepted prior to the termination of the applicable offering. If we terminate an offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed investor.

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against our company or the manager pursuant to the operating agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the operating agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the operating agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the operating agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

DILUTION

Dilution means a reduction in value, control or earnings of the interests an investor owns. There will be no dilution to any investors associated with our series offerings. However, from time to time, additional interests in a series offered hereby may be issued in order to raise capital to cover such series’ ongoing Operating Expenses, which may result in dilution of the interests of the then-current investors. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

DESCRIPTION OF BUSINESS

Company Overview – Our Mission

Arrived Homes, LLC, a Delaware series limited liability company, was formed in July 2020 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived Homes platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business will be the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by Arrived Holdings, Inc., a Delaware corporation. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived Homes platform, used by our company for the offer and sale of interests in the series of our company.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties Being Offered” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the operating agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate. The differences in these acquisition methods are described below:

1.	Acquisition of a Series Property from an Unaffiliated Third-Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will be provided by some combination of mortgage proceeds and cash payment. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note issued to the manager.  The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series.   If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note, (i) the available net proceeds of the offering will be used to pay down the promissory note to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

2.	Acquisition of a Series Property from the Manager or an Affiliate of the Manager

If the entity selling the property to series is the manager or an affiliate of the manager who had previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs).  The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series in the Northwest Arkansas market with Blue Canopy. However, we reserve the right to change property managers at any time. The following is a summary of the material terms of the proposed property management agreement with Blue Canopy Realty for each series:

●	12 month term with optional annual renewals;

●	Early cancellation fee of $500;

●	Property management fee of 7% of monthly rents collected; and

●	A fee of 25% of the first month’s rent, waived if the tenant is sourced by Blue Canopy Realty or Arrived. This fee will cover any expected additional cost if there is a tenant agent involved in the rental sourcing.

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to one percent (1%) of the actual capital contributions to that series. This fee will be paid out of the net operating rental income of a series.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (HOA) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property
Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property
Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager
Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties
Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Homes Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

THE SERIES PROPERTIES BEING OFFERED

Arrived Homes Series 100

Summary Overview

Arrived Homes Series 100 is being established to allow investors who acquire Arrived Homes Series 100 interests in the Arrived Homes Series 100 offering to own an interest in the single family home located at 2119 Herman Street, Nashville, TN 37208, the Arrived Homes Series 100 property.

Arrived Homes Series 100 expects to complete the acquisition of the Arrived Homes Series 100 property, in accordance with one of the acquisition methods discussed above, on or about April 29, 2022. The Arrived Homes Series 100 property will be held by Arrived TN 100, LLC, an Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Homes Series 100. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

2119 Herman Street is a single-family home in Nashville, TN. The 100 is a great three bedroom and three bathroom home. The open floor plan features a beautiful updated kitchen, a new concrete patio overlooking the private fenced in yard and a first floor office or bonus room that could serve as a fourth bedroom. The North Nashville property has a super convenient location and is just minutes from Sylvan Heights, Germantown, West Nashville and downtown. The crown moldings, hardwood floors and stainless steel appliances complete the home.

Property Name	The 100
Address	2119 Herman Street, Nashville, TN 37208
Year Built	2020
Bedrooms	3
Baths	3
Square Footage	1,766

Property History

The Arrived Homes Series 100 property was built in 2020. The Arrived Homes Series 100 property expects to incur approximately $6,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series 100 property, the Arrived Homes Series 100 property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series 100 Property

Arrived Homes Series 100 expects to complete the acquisition of the Arrived Homes Series 100 property on or about April 29, 2022 at a purchase price of $615,000.

We expect that the acquisition of the Arrived Homes Series 100 property will be funded entirely by cash being advanced by the Manager. In exchange for advancing the cash, Arrived Homes Series 100 will issue a promissory note to the Manager, which will have a term of 18 months and will bear interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series 100 property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $6,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series 100.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series 100 property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series 100 will pay the property manager an annual fee for managing the Arrived Homes Series 100 property.

Property Operations and Hold Period

The Arrived Homes Series 100 property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $3,295 per month, or $39,540 per year, which is consistent with other single family homes in the same area of Nashville, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,200 to $1,390 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series 100 property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series 100 property for five to seven years during which time, we will operate the Arrived Homes Series 100 property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series 100 interest holders. The determination as to when the Arrived Homes Series 100 property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series 100 property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series 100 offering is raised our annual asset management fee would total $7,058.

Arrived Homes Series Grove

Summary Overview

Arrived Homes Series Grove is being established to allow investors who acquire Arrived Homes Series Grove interests in the Arrived Homes Series Grove offering to own an interest in the single family home located at 109 Annie Lane, Pleasant Grove, AL 35127, the Arrived Homes Series Grove property.

Arrived Homes Series Grove completed the acquisition of the Arrived Homes Series Grove property on March 28, 2022. The acquisition of the Arrived Homes Series Grove property was funded through an initial mortgage in the amount of $157,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Grove property is being held directly by Arrived Homes Series Grove. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

109 Annie Lane is a single-family home in Pleasant Grove, AL. The Grove is a lovely three bedroom and two bathroom home. The features include a low maintenance yard, clean home, large garage, ventless fireplace and plenty of rooms with spacious sizes. There is a quiet, screened in porch in the back and privacy fencing in the backyard. There is a huge baster bathroom with a garden style tub. The large kitchen has a bay window dinette area. This is an all brick siding home in a great school system.

Property Name	The Grove
Address	109 Annie Lane, Pleasant Grove, AL 35127
Year Built	2001
Bedrooms	3
Baths	2
Square Footage	2,050

Property History

The Arrived Homes Series Grove property was built in 2001. The Arrived Homes Series Grove property expects to incur approximately $8,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Grove property, the Arrived Homes Series Grove property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Grove Property

Arrived Homes Series Grove completed the acquisition of the Arrived Homes Series Grove property on March 28, 2022 at a purchase price of $225,000.

The acquisition of the Arrived Homes Series Grove property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $157,500 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Grove has issued a promissory note to the Manager in an amount of $84,300, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Grove property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Grove.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Grove property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Grove will pay the property manager an annual fee for managing the Arrived Homes Series Grove property.

Property Operations and Hold Period

The Arrived Homes Series Grove property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Pleasant Grove, AL.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $590 to $780 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Grove property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Grove property for five to seven years during which time, we will operate the Arrived Homes Series Grove property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Grove interest holders. The determination as to when the Arrived Homes Series Grove property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Grove property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Grove offering is raised our annual asset management fee would total $1,051.

Arrived Homes Series Heritage

Summary Overview

Arrived Homes Series Heritage is being established to allow investors who acquire Arrived Homes Series Heritage interests in the Arrived Homes Series Heritage offering to own an interest in the single family home located at 432 The Gables Drive, McDonough, GA 30253, the Arrived Homes Series Heritage property.

Arrived Homes Series Heritage completed the acquisition of the Arrived Homes Series Heritage property on April 12, 2022. The acquisition of the Arrived Homes Series Heritage property was funded through an initial mortgage in the amount of $179,800 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Heritage property is being held directly by Arrived Homes Series Heritage. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

432 The Gables Drive is a single-family home in McDonough, GA. The Heritage is an awesome three bedroom two bathroom home in the desirable Summer Lake Subdivision. There is a bright and open family room with a fireplace and gas logs. The formal dining room has plenty of space to entertain guests. The large kitchen with a big island also has a breakfast area and breakfast bar, stainless steel appliances, a built-in microwave and a garbage disposal. The large master bedroom has a walk-in closet and the master bathroom features a garden tub and a separate tiled shower.

Property Name	The Heritage
Address	432 The Gables Drive, McDonough, GA 30253
Year Built	2005
Bedrooms	3
Baths	3
Square Footage	1,986

Property History

The Arrived Homes Series Heritage property was built in 2005. The Arrived Homes Series Heritage property expects to incur approximately $6,500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Heritage property, the Arrived Homes Series Heritage property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Heritage Property

Arrived Homes Series Heritage completed the acquisition of the Arrived Homes Series Heritage property on April 12, 2022 at a purchase price of $290,000.

The acquisition of the Arrived Homes Series Heritage property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $179,800 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Heritage has issued a promissory note to the Manager in an amount of $109,400, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Heritage property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $6,500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Heritage.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Heritage property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Heritage will pay the property manager an annual fee for managing the Arrived Homes Series Heritage property.

Property Operations and Hold Period

The Arrived Homes Series Heritage property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,795 per month, or $21,540 per year, which is consistent with other single family homes in the same area of McDonough, GA.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $680 to $870 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Heritage property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Heritage property for five to seven years during which time, we will operate the Arrived Homes Series Heritage property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Heritage interest holders. The determination as to when the Arrived Homes Series Heritage property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Heritage property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Heritage offering is raised our annual asset management fee would total $1,511.

Arrived Homes Series Heron

Summary Overview

Arrived Homes Series Heron is being established to allow investors who acquire Arrived Homes Series Heron interests in the Arrived Homes Series Heron offering to own an interest in the single family home located at 8334 Whitehaven Drive, North Charleston, SC 29420, the Arrived Homes Series Heron property.

Arrived Homes Series Heron expects to complete the acquisition of the Arrived Homes Series Heron property, in accordance with one of the acquisition methods discussed above, on or about April 21, 2022. The Arrived Homes Series Heron property will be held directly by Arrived Homes Series Heron. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

8334 Whitehaven Drive is a single-family home in North Charleston, SC. The Heron is a ranch style four bedroom and three bathroom home located just minutes from a major highway. The one car garage has been converted into a den and the driveway was widened to now easily fit three cars. The previous back porch has been converted into a spacious pool room which also has its own separate A/C unit. The home has an updated kitchen, bathrooms and more. The fenced in backyard backs up to a wooded lot.

Property Name	The Heron
Address	8334 Whitehaven Drive, North Charleston, SC 29420
Year Built	1989
Bedrooms	4
Baths	3
Square Footage	1,863

Property History

The Arrived Homes Series Heron property was built in 1989. The Arrived Homes Series Heron property expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Heron property, the Arrived Homes Series Heron property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Heron Property

Arrived Homes Series Heron expects to complete the acquisition of the Arrived Homes Series Heron property on or about April 21, 2022 at a purchase price of $287,000.

We expect that the acquisition of the Arrived Homes Series Heron property will be funded through an initial mortgage, which will accrue interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $177,940 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Heron will issue a promissory note to the Manager in an amount of $107,500, which will have a term of 18 months and will bear interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Heron property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Heron.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Heron property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Heron will pay the property manager an annual fee for managing the Arrived Homes Series Heron property.

Property Operations and Hold Period

The Arrived Homes Series Heron property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,795 per month, or $21,540 per year, which is consistent with other single family homes in the same area of North Charleston, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $710 to $900 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Heron property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Heron property for five to seven years during which time, we will operate the Arrived Homes Series Heron property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Heron interest holders. The determination as to when the Arrived Homes Series Heron property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Heron property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Heron offering is raised assuming an anticipated operating leverage at 62% of the purchase price of the Series Heron property, our annual asset management fee would total $1,548.

Arrived Homes Series Kirkwood

Summary Overview

Arrived Homes Series Kirkwood is being established to allow investors who acquire Arrived Homes Series Kirkwood interests in the Arrived Homes Series Kirkwood offering to own an interest in the single family home located at 1064 Cindy Jo Court, Clarksville, TN 37040, the Arrived Homes Series Kirkwood property.

Arrived Homes Series Kirkwood completed the acquisition of the Arrived Homes Series Kirkwood property on April 14, 2022. The acquisition of the Arrived Homes Series Kirkwood property was funded through an initial mortgage in the amount of $161,200 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Kirkwood property is being held by Arrived TN Kirkwood, LLC, an Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Homes Series Kirkwood. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

1064 Cindy Jo Court is a single-family home in Clarksville, TN. The Kirkwood is a beautiful ranch home in Arbour Greene South. The home is located close to I-24, shopping, dining, Fort Campbell and more. The house has large vaulted ceilings, a new carpet, an updated kitchen with plenty of cabinet space, a nice laundry room, large mudroom and a two car garage. The backyard is fully fenced and perfect for entertaining.

Property Name	The Kirkwood
Address	1064 Cindy Jo Court, Clarksville, TN 37040
Year Built	2009
Bedrooms	3
Baths	2
Square Footage	1,358

Property History

The Arrived Homes Series Kirkwood property was built in 2009. The Arrived Homes Series Kirkwood property expects to incur approximately $5,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Kirkwood property, the Arrived Homes Series Kirkwood property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Kirkwood Property

Arrived Homes Series Kirkwood completed the acquisition of the Arrived Homes Series Kirkwood property on April 14, 2022 at a purchase price of $260,000.

The acquisition of the Arrived Homes Series Kirkwood property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $161,200 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Kirkwood has issued a promissory note to the Manager in an amount of $97,400, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Kirkwood property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $5,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Kirkwood.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Kirkwood property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Kirkwood will pay the property manager an annual fee for managing the Arrived Homes Series Kirkwood property.

Property Operations and Hold Period

The Arrived Homes Series Kirkwood property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Clarksville, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $510 to $700 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Kirkwood property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Kirkwood property for five to seven years during which time, we will operate the Arrived Homes Series Kirkwood property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Kirkwood interest holders. The determination as to when the Arrived Homes Series Kirkwood property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Kirkwood property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Kirkwood offering is raised our annual asset management fee would total $1,381.

Arrived Homes Series Lanier

Summary Overview

Arrived Homes Series Lanier is being established to allow investors who acquire Arrived Homes Series Lanier interests in the Arrived Homes Series Lanier offering to own an interest in the single family home located at 6464 Flowery Way, Flowery Branch, GA 30542, the Arrived Homes Series Lanier property.

Arrived Homes Series Lanier completed the acquisition of the Arrived Homes Series Lanier property on April 7, 2022. The acquisition of the Arrived Homes Series Lanier property was funded through an initial mortgage in the amount of $263,900 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Lanier property is being held directly by Arrived Homes Series Lanier. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

6464 Flowery Way is a single-family home in Flowery Branch, GA. The Lanier is a welcoming one-story home with three bathrooms and two bedrooms. The home offers granite countertops and a two car garage. The home has a partially covered back porch and a privacy fence in the backyard perfect for entertaining guests.

Property Name	The Lanier
Address	6464 Flowery Way, Flowery Branch, GA 30542
Year Built	2002
Bedrooms	3
Baths	2
Square Footage	2,284

Property History

The Arrived Homes Series Lanier property was built in 2002. The Arrived Homes Series Lanier property expects to incur approximately $12,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Lanier property, the Arrived Homes Series Lanier property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Lanier Property

Arrived Homes Series Lanier completed the acquisition of the Arrived Homes Series Lanier property on April 7, 2022 at a purchase price of $377,000.

The acquisition of the Arrived Homes Series Lanier property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $263,900 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Lanier has issued a promissory note to the Manager in an amount of $141,800, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Lanier property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $12,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Lanier.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Lanier property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Lanier will pay the property manager an annual fee for managing the Arrived Homes Series Lanier property.

Property Operations and Hold Period

The Arrived Homes Series Lanier property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,095 per month, or $25,140 per year, which is consistent with other single family homes in the same area of Flowery Branch, GA.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $770 to $960 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Lanier property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Lanier property for five to seven years during which time, we will operate the Arrived Homes Series Lanier property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Lanier interest holders. The determination as to when the Arrived Homes Series Lanier property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Lanier property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Lanier offering is raised our annual asset management fee would total $1,681.

Arrived Homes Series Magnolia

Summary Overview

Arrived Homes Series Magnolia is being established to allow investors who acquire Arrived Homes Series Magnolia interests in the Arrived Homes Series Magnolia offering to own an interest in the single family home located at 4741 Kings Highway, Douglasville, GA 30135, the Arrived Homes Series Magnolia property.

Arrived Homes Series Magnolia expects to complete the acquisition of the Arrived Homes Series Magnolia property, in accordance with one of the acquisition methods discussed above, on or about April 26, 2022. The Arrived Homes Series Magnolia property will be held directly by Arrived Homes Series Magnolia. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

4741 Kings Highway is a single-family home in Douglasville, GA. The Magnolia is a four-sided brick ranch home on a basement. The home has three bedrooms and two bathrooms and features an open space concept with a partial finished basement. The primary bedroom is spacious and has a walk in closet. The property is fully fenced on a large lot with a huge connected deck for outdoor entertainment.

Property Name	The Magnolia
Address	4741 Kings Highway, Douglasville, GA 30135
Year Built	1971
Bedrooms	3
Baths	2
Square Footage	1,650

Property History

The Arrived Homes Series Magnolia property was built in 1971. The Arrived Homes Series Magnolia property expects to incur approximately $8,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Magnolia property, the Arrived Homes Series Magnolia property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Magnolia Property

Arrived Homes Series Magnolia expects to complete the acquisition of the Arrived Homes Series Magnolia property on or about April 26, 2022 at a purchase price of $250,000.

We expect that the acquisition of the Arrived Homes Series Magnolia property will be funded through an initial mortgage, which will accrue interest at a rate of 5.625%, interest only, for the first 7 years, in the amount of $155,000 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Magnolia will issue a promissory note to the Manager in an amount of $93,600, which will have a term of 18 months and will bear interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Magnolia property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Magnolia.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Magnolia property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Magnolia will pay the property manager an annual fee for managing the Arrived Homes Series Magnolia property.

Property Operations and Hold Period

The Arrived Homes Series Magnolia property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,595 per month, or $19,140 per year, which is consistent with other single family homes in the same area of Douglasville, GA.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $530 to $720 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Magnolia property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Magnolia property for five to seven years during which time, we will operate the Arrived Homes Series Magnolia property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Magnolia interest holders. The determination as to when the Arrived Homes Series Magnolia property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Magnolia property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Magnolia offering is raised assuming an anticipated operating leverage at 62% of the purchase price of the Series Magnolia property, our annual asset management fee would total $1,354.

Arrived Homes Series Mammoth

Summary Overview

Arrived Homes Series Mammoth is being established to allow investors who acquire Arrived Homes Series Mammoth interests in the Arrived Homes Series Mammoth offering to own an interest in the single family home located at 200 Vernon Walk, McDonough, GA 30252, the Arrived Homes Series Mammoth property.

Arrived Homes Series Mammoth completed the acquisition of the Arrived Homes Series Mammoth property on March 29, 2022. The acquisition of the Arrived Homes Series Mammoth property was funded through an initial mortgage in the amount of $238,000 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Mammoth property is being held directly by Arrived Homes Series Mammoth. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

200 Vernon Walk is a single-family home in McDonough, GA. The mammoth is a lovely two-story home with three bedrooms and two bathrooms. The home features a two car garage and a spacious backyard area. The property is located in The Lakes neighborhood, which is a well-established community in the McDonough area.

Property Name	The Mammoth
Address	200 Vernon Walk, McDonough, GA 30252
Year Built	2004
Bedrooms	3
Baths	2
Square Footage	2,423

Property History

The Arrived Homes Series Mammoth property was built in 2004. The Arrived Homes Series Mammoth property expects to incur approximately $8,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Mammoth property, the Arrived Homes Series Mammoth property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Mammoth Property

Arrived Homes Series Mammoth completed the acquisition of the Arrived Homes Series Mammoth property on March 29, 2022 at a purchase price of $340,000.

The acquisition of the Arrived Homes Series Mammoth property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $238,000 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Mammoth has issued a promissory note to the Manager in an amount of $127,300, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Mammoth property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Mammoth.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Mammoth property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Mammoth will pay the property manager an annual fee for managing the Arrived Homes Series Mammoth property.

Property Operations and Hold Period

The Arrived Homes Series Mammoth property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of McDonough, GA.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $680 to $870 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Mammoth property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Mammoth property for five to seven years during which time, we will operate the Arrived Homes Series Mammoth property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Mammoth interest holders. The determination as to when the Arrived Homes Series Mammoth property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Mammoth property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Mammoth offering is raised our annual asset management fee would total $1,489.

Arrived Homes Series McGregor

Summary Overview

Arrived Homes Series McGregor is being established to allow investors who acquire Arrived Homes Series McGregor interests in the Arrived Homes Series McGregor offering to own an interest in the single family home located at 674 Sly Fox Drive, Clarksville, TN 37040, the Arrived Homes Series McGregor property.

Arrived Homes Series McGregor completed the acquisition of the Arrived Homes Series McGregor property on April 14, 2022. The acquisition of the Arrived Homes Series McGregor property was funded through an initial mortgage in the amount of $0 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series McGregor property is being held by Arrived TN McGregor, LLC, an Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Homes Series McGregor. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

674 Sly Fox Drive is a single-family home in Clarksville, TN. The McGregor is a spacious four bedroom and three bathroom home located on a large corner lot. The home has some great features including gorgeous hardwood floors, a fireplace, an open concept floor plan, stainless steel appliances in the eat in kitchen and an entire storage room in the two car garage. The spacious master bedroom includes an ensuite bathroom with double vanities. The basement features a bonus room and a fourth bedroom with a full bathroom and a laundry room. The back deck overlooks the huge fenced in yard.

Property Name	The McGregor
Address	674 Sly Fox Drive, Clarksville, TN 37040
Year Built	2012
Bedrooms	4
Baths	3
Square Footage	2,011

Property History

The Arrived Homes Series McGregor property was built in 2012. The Arrived Homes Series McGregor property expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series McGregor property, the Arrived Homes Series McGregor property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series McGregor Property

Arrived Homes Series McGregor completed the acquisition of the Arrived Homes Series McGregor property on April 14, 2022 at a purchase price of $300,000.

The acquisition of the Arrived Homes Series McGregor property was funded entirely by cash being advanced by the Manager. In exchange for advancing the cash, Arrived Homes Series McGregor has issued a promissory note to the Manager in an amount of $322,300, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series McGregor property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series McGregor.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series McGregor property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series McGregor will pay the property manager an annual fee for managing the Arrived Homes Series McGregor property.

Property Operations and Hold Period

The Arrived Homes Series McGregor property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,795 per month, or $21,540 per year, which is consistent with other single family homes in the same area of Clarksville, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $640 to $830 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series McGregor property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series McGregor property for five to seven years during which time, we will operate the Arrived Homes Series McGregor property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series McGregor interest holders. The determination as to when the Arrived Homes Series McGregor property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series McGregor property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series McGregor offering is raised our annual asset management fee would total $3,537.

Arrived Homes Series Point

Summary Overview

Arrived Homes Series Point is being established to allow investors who acquire Arrived Homes Series Point interests in the Arrived Homes Series Point offering to own an interest in the single family home located at 1129 Hilliard Lane, Clarksville, TN 37042, the Arrived Homes Series Point property.

Arrived Homes Series Point completed the acquisition of the Arrived Homes Series Point property on April 5, 2022. The acquisition of the Arrived Homes Series Point property was funded through an initial mortgage in the amount of $267,750 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Point property is being held by Arrived TN Point, LLC, an Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Homes Series Point. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

1129 Hilliard Lane is a single-family home in Clarksville, TN. The Point is a charming four bedroom and three bathroom home. The kitchen is equipped with updated countertops, tile backsplash, ample cabinets, a breakfast bar and stainless steel appliances. The amazing floor plan and cozy fireplace make entertaining easy in this home. The primary bathroom features a separate tub and shower, dual sinks and a walk-in closet. In the back of the home there is a fenced in backyard with a covered deck and lush grass.

Property Name	The Point
Address	1129 Hilliard Lane, Clarksville, TN 37042
Year Built	2018
Bedrooms	4
Baths	3
Square Footage	2,571

Property History

The Arrived Homes Series Point property was built in 2018. The Arrived Homes Series Point property expects to incur approximately $7,500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Point property, the Arrived Homes Series Point property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Point Property

Arrived Homes Series Point completed the acquisition of the Arrived Homes Series Point property on April 5, 2022 at a purchase price of $382,500.

The acquisition of the Arrived Homes Series Point property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $267,750 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Point has issued a promissory note to the Manager in an amount of $143,200, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Point property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $7,500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Point.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Point property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Point will pay the property manager an annual fee for managing the Arrived Homes Series Point property.

Property Operations and Hold Period

The Arrived Homes Series Point property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the same area of Clarksville, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $810 to $1,000 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Point property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Point property for five to seven years during which time, we will operate the Arrived Homes Series Point property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Point interest holders. The determination as to when the Arrived Homes Series Point property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Point property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Point offering is raised our annual asset management fee would total $1,701.

Arrived Homes Series Rosewood

Summary Overview

Arrived Homes Series Rosewood is being established to allow investors who acquire Arrived Homes Series Rosewood interests in the Arrived Homes Series Rosewood offering to own an interest in the single family home located at 2633 Lily Way, Northport, AL 35473, the Arrived Homes Series Rosewood property.

Arrived Homes Series Rosewood completed the acquisition of the Arrived Homes Series Rosewood property on April 15, 2022. The acquisition of the Arrived Homes Series Rosewood property was funded through an initial mortgage in the amount of $167,400 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Rosewood property is being held directly by Arrived Homes Series Rosewood. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

2633 Lily Way is a single-family home in Northport, AL. The Rosewood is a four bedroom and two bathroom home with an open floor plan. The master bedroom has a large bathroom with a separate shower and tub, double vanity and a walk-in closet. There is a very large yard with a great entertainment area, a storage building and a wooden privacy fence. There is beautiful flooring and carpet in the bedrooms.

Property Name	The Rosewood
Address	2633 Lily Way, Northport, AL 35473
Year Built	2016
Bedrooms	4
Baths	2
Square Footage	1,828

Property History

The Arrived Homes Series Rosewood property was built in 2016. The Arrived Homes Series Rosewood property expects to incur approximately $7,500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Rosewood property, the Arrived Homes Series Rosewood property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Rosewood Property

Arrived Homes Series Rosewood completed the acquisition of the Arrived Homes Series Rosewood property on April 15, 2022 at a purchase price of $270,000.

The acquisition of the Arrived Homes Series Rosewood property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $167,400 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Rosewood has issued a promissory note to the Manager in an amount of $101,100, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Rosewood property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $7,500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Rosewood.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Rosewood property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Rosewood will pay the property manager an annual fee for managing the Arrived Homes Series Rosewood property.

Property Operations and Hold Period

The Arrived Homes Series Rosewood property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,795 per month, or $21,540 per year, which is consistent with other single family homes in the same area of Northport, AL.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $650 to $840 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Rosewood property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Rosewood property for five to seven years during which time, we will operate the Arrived Homes Series Rosewood property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Rosewood interest holders. The determination as to when the Arrived Homes Series Rosewood property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Rosewood property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Rosewood offering is raised our annual asset management fee would total $1,454.

Arrived Homes Series Roxy

Summary Overview

Arrived Homes Series Roxy is being established to allow investors who acquire Arrived Homes Series Roxy interests in the Arrived Homes Series Roxy offering to own an interest in the single family home located at 3736 Gray Fox Drive, Clarksville, TN 37040, the Arrived Homes Series Roxy property.

Arrived Homes Series Roxy completed the acquisition of the Arrived Homes Series Roxy property on April 7, 2022. The acquisition of the Arrived Homes Series Roxy property was funded through an initial mortgage in the amount of $227,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Roxy property is being held by Arrived TN Roxy, LLC, an Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Homes Series Roxy. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

3736 Gray Fox Drive is a single-family home in Clarksville, TN. The Roxy is a beautiful split level four bedroom and three bathroom home. There are high ceilings and plenty of natural lighting in the open concept living space. The kitchen offers granite countertops and stainless steel appliances. There is direct access to a large covered porch. There are three large bedrooms and upstairs laundry. The master bedroom has an ensuite bathroom with a separate garden tub, large shower, double vanities, walk in closet and a water closet. The den room offers full walk out to a spacious patio area and a a private fenced backyard.

Property Name	The Roxy
Address	3736 Gray Fox Drive, Clarksville, TN 37040
Year Built	2013
Bedrooms	4
Baths	3
Square Footage	2,025

Property History

The Arrived Homes Series Roxy property was built in 2013. The Arrived Homes Series Roxy property expects to incur approximately $5,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Roxy property, the Arrived Homes Series Roxy property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Roxy Property

Arrived Homes Series Roxy completed the acquisition of the Arrived Homes Series Roxy property on April 7, 2022 at a purchase price of $325,000.

The acquisition of the Arrived Homes Series Roxy property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $227,500 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Roxy has issued a promissory note to the Manager in an amount of $128,700, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Roxy property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $5,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Roxy.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Roxy property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Roxy will pay the property manager an annual fee for managing the Arrived Homes Series Roxy property.

Property Operations and Hold Period

The Arrived Homes Series Roxy property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Clarksville, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $680 to $870 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Roxy property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Roxy property for five to seven years during which time, we will operate the Arrived Homes Series Roxy property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Roxy interest holders. The determination as to when the Arrived Homes Series Roxy property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Roxy property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Roxy offering is raised our annual asset management fee would total $1,436.

Arrived Homes Series Stonebriar

Summary Overview

Arrived Homes Series Stonebriar is being established to allow investors who acquire Arrived Homes Series Stonebriar interests in the Arrived Homes Series Stonebriar offering to own an interest in the single family home located at 4342 Winchester Hills Drive, Birmingham, AL 35215, the Arrived Homes Series Stonebriar property.

Arrived Homes Series Stonebriar completed the acquisition of the Arrived Homes Series Stonebriar property on April 15, 2022. The acquisition of the Arrived Homes Series Stonebriar property was funded through an initial mortgage in the amount of $125,240 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Stonebriar property is being held directly by Arrived Homes Series Stonebriar. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

4342 Winchester Hills Drive is a single-family home in Birmingham, AL. The Stonebriar are a charming three bedroom and two bathroom home in Winchester Hills. There is an eat in kitchen with plenty of cabinet space and a separate pantry. The open living area is complete with a fireplace. There are heated recess lights above the shower. The backyard is completely fenced in and has a detached storage building.

Property Name	The Stonebriar
Address	4342 Winchester Hills Drive, Birmingham, AL 35215
Year Built	2010
Bedrooms	3
Baths	2
Square Footage	1,162

Property History

The Arrived Homes Series Stonebriar property was built in 2010. The Arrived Homes Series Stonebriar property expects to incur approximately $5,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Stonebriar property, the Arrived Homes Series Stonebriar property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Stonebriar Property

Arrived Homes Series Stonebriar completed the acquisition of the Arrived Homes Series Stonebriar property on April 15, 2022 at a purchase price of $202,000.

The acquisition of the Arrived Homes Series Stonebriar property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $125,240 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Stonebriar has issued a promissory note to the Manager in an amount of $82,700, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Stonebriar property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $5,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Stonebriar.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Stonebriar property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Stonebriar will pay the property manager an annual fee for managing the Arrived Homes Series Stonebriar property.

Property Operations and Hold Period

The Arrived Homes Series Stonebriar property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,295 per month, or $15,540 per year, which is consistent with other single family homes in the same area of Birmingham, AL.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $410 to $600 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Stonebriar property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Stonebriar property for five to seven years during which time, we will operate the Arrived Homes Series Stonebriar property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Stonebriar interest holders. The determination as to when the Arrived Homes Series Stonebriar property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Stonebriar property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Stonebriar offering is raised our annual asset management fee would total $1,091.

Arrived Homes Series Wisteria

Summary Overview

Arrived Homes Series Wisteria is being established to allow investors who acquire Arrived Homes Series Wisteria interests in the Arrived Homes Series Wisteria offering to own an interest in the single family home located at 9300 Cotton Fields Cr, Tuscaloosa, AL 35405, the Arrived Homes Series Wisteria property.

Arrived Homes Series Wisteria completed the acquisition of the Arrived Homes Series Wisteria property on March 28, 2022. The acquisition of the Arrived Homes Series Wisteria property was funded through an initial mortgage in the amount of $207,470 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Wisteria property is being held directly by Arrived Homes Series Wisteria. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

9300 Cotton Fields Circle is a single-family home in Tuscaloosa, AL. The Wisteria is a gorgeous four bedroom and three bathroom home. There is a nice open floor plan with an extra kitchen island, plenty of cabinets and a walk in pantry. There is a huge open living space and formal dining room for at home entertainment. The large master bedroom included a spacious master bathroom and walk in closet. There is also a separate shower and garden tub.

Property Name	The Wisteria
Address	9300 Cotton Fields Cr, Tuscaloosa, AL 35405
Year Built	2022
Bedrooms	4
Baths	3
Square Footage	2,623

Property History

The Arrived Homes Series Wisteria property was built in 2022. The Arrived Homes Series Wisteria property expects to incur approximately $4,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Wisteria property, the Arrived Homes Series Wisteria property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Wisteria Property

Arrived Homes Series Wisteria completed the acquisition of the Arrived Homes Series Wisteria property on March 28, 2022 at a purchase price of $296,395.

The acquisition of the Arrived Homes Series Wisteria property was funded through an initial mortgage, which accrues interest at a rate of 4.750%, interest only, for the first 7 years, in the amount of $207,470 with the remainder of the purchase price being advanced by the Manager. In exchange for securing the loan, Arrived Homes Series Wisteria has issued a promissory note to the Manager in an amount of $111,000, which has a term of 18 months and bears interest at the minimum AFR in effect as of the date of issuance of the promissory note.

Property Components & Capital Expenditures

The Arrived Homes Series Wisteria property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $4,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Wisteria.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Wisteria property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Wisteria will pay the property manager an annual fee for managing the Arrived Homes Series Wisteria property.

Property Operations and Hold Period

The Arrived Homes Series Wisteria property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,095 per month, or $25,140 per year, which is consistent with other single family homes in the same area of Tuscaloosa, AL.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $790 to $980 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Wisteria property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Wisteria property for five to seven years during which time, we will operate the Arrived Homes Series Wisteria property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Wisteria interest holders. The determination as to when the Arrived Homes Series Wisteria property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best nterests of shareholders to sell the Arrived Homes Series Wisteria property earlier than five years or to hold the property for more than seven years.

Asset Management Fee

We estimate that if the maximum amount of the Arrived Homes Series Wisteria offering is raised our annual asset management fee would total $1,306.

USE OF PROCEEDS TO ISSUER

Arrived Homes Series 100

The total cost to acquire and improve the Series 100 Property, including applicable fees, expenses and reserves is $705,800.

We estimate that the gross proceeds of the offering of Arrived Homes Series 100 interests will be approximately $705,800, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$615,000	87.14%
Property Improvements (2)	$6,000	0.85%
Operating & Capital Reserves	$23,060	3.27%
Brokerage Fee	$7,058	1.00%
Acquisition Expenses (3)	$8,580	1.22%
Offering Expenses(4)	$14,116	2.00%
Sourcing Fee	$31,980	4.53%
Total Fees & Expenses	$61,734	8.75%
Total Proceeds	$705,800	100.00%

(1)	Arrived Homes Series 100 will acquire the Arrived Homes Series 100 property for $615,000 in accordance with one of the acquisition methods discussed above.

(2)	The manager plans for the Arrived Homes Series 100 property to incur approximately $6,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series 100 property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series 100 offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series 100 offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series 100, which will be offering its series interests pursuant to this offering circular, expects to complete the acquisition of, and payment for the Series 100 Property using cash advanced by the Manager. In exchange for the cash advanced by the manager, the series will issue a promissory note to the manager in the amount of $660,800, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Grove

The total cost to acquire and improve the Series Grove Property, including applicable fees, expenses and reserves is $262,600.

We estimate that the gross proceeds of the offering of Arrived Homes Series Grove interests will be approximately $105,100, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$67,500	64.22%
Property Improvements (2)	$8,000	7.61%
Operating & Capital Reserves	$8,430	8.02%
Brokerage Fee	$1,051	1.00%
Acquisition Expenses (3)	$5,830	5.55%
Offering Expenses(4)	$2,102	2.00%
Sourcing Fee	$12,180	11.59%
Total Fees & Expenses	$21,163	20.14%
Total Proceeds	$105,100	100.00%

(1)	Arrived Homes Series Grove acquired the Arrived Homes Series Grove property for $225,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $157,500 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Grove property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Grove property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Grove offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Grove offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Grove, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Grove Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $84,300, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Heritage

The total cost to acquire and improve the Series Heritage Property, including applicable fees, expenses and reserves is $330,920.

We estimate that the gross proceeds of the offering of Arrived Homes Series Heritage interests will be approximately $151,120, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$110,200	72.92%
Property Improvements (2)	$6,500	4.30%
Operating & Capital Reserves	$10,870	7.19%
Brokerage Fee	$1,511	1.00%
Acquisition Expenses (3)	$3,540	2.34%
Offering Expenses(4)	$3,022	2.00%
Sourcing Fee	$15,470	10.24%
Total Fees & Expenses	$23,544	15.58%
Total Proceeds	$151,120	100.00%

(1)	Arrived Homes Series Heritage acquired the Arrived Homes Series Heritage property for $290,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $179,800 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Heritage property to incur approximately $6,500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Heritage property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Heritage offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Heritage offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Heritage, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Heritage Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $109,400, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Heron

The total cost to acquire and improve the Series Heron Property, including applicable fees, expenses and reserves is $332,780.

We estimate that the gross proceeds of the offering of Arrived Homes Series Heron interests will be approximately $154,840, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$109,060	70.43%
Property Improvements (2)	$10,000	6.46%
Operating & Capital Reserves	$10,760	6.95%
Brokerage Fee	$1,548	1.00%
Acquisition Expenses (3)	$5,000	3.23%
Offering Expenses(4)	$3,097	2.00%
Sourcing Fee	$15,370	9.93%
Total Fees & Expenses	$25,015	16.16%
Total Proceeds	$154,840	100.00%

(1)	Arrived Homes Series Heron will acquire the Arrived Homes Series Heron property for $287,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $177,940 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Heron property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Heron property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Heron offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Heron offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Heron, which will be offering its series interests pursuant to this offering circular, expects to complete the acquisition of, and payment for the Series Heron Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property will be secured on behalf of the series by the Manager and will accrue interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series will issue a promissory note to the manager in the amount of $107,500, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Kirkwood

The total cost to acquire and improve the Series Kirkwood Property, including applicable fees, expenses and reserves is $299,260.

We estimate that the gross proceeds of the offering of Arrived Homes Series Kirkwood interests will be approximately $138,060, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$98,800	71.56%
Property Improvements (2)	$5,000	3.62%
Operating & Capital Reserves	$9,750	7.06%
Brokerage Fee	$1,381	1.00%
Acquisition Expenses (3)	$6,670	4.83%
Offering Expenses(4)	$2,761	2.00%
Sourcing Fee	$13,690	9.92%
Total Fees & Expenses	$24,502	17.75%
Total Proceeds	$138,060	100.00%

(1)	Arrived Homes Series Kirkwood acquired the Arrived Homes Series Kirkwood property for $260,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $161,200 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Kirkwood property to incur approximately $5,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Kirkwood property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Kirkwood offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Kirkwood offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Kirkwood, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Kirkwood Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $97,400, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Lanier

The total cost to acquire and improve the Series Lanier Property, including applicable fees, expenses and reserves is $431,970.

We estimate that the gross proceeds of the offering of Arrived Homes Series Lanier interests will be approximately $168,070, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$113,100	67.29%
Property Improvements (2)	$12,000	7.14%
Operating & Capital Reserves	$14,130	8.41%
Brokerage Fee	$1,681	1.00%
Acquisition Expenses (3)	$4,000	2.38%
Offering Expenses(4)	$3,361	2.00%
Sourcing Fee	$19,790	11.77%
Total Fees & Expenses	$28,832	17.15%
Total Proceeds	$168,070	100.00%

(1)	Arrived Homes Series Lanier acquired the Arrived Homes Series Lanier property for $377,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $263,900 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Lanier property to incur approximately $12,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Lanier property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Lanier offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Lanier offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Lanier, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Lanier Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $141,800, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Magnolia

The total cost to acquire and improve the Series Magnolia Property, including applicable fees, expenses and reserves is $290,390.

We estimate that the gross proceeds of the offering of Arrived Homes Series Magnolia interests will be approximately $135,390, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$95,000	70.17%
Property Improvements (2)	$8,000	5.91%
Operating & Capital Reserves	$9,370	6.92%
Brokerage Fee	$1,354	1.00%
Acquisition Expenses (3)	$5,520	4.08%
Offering Expenses(4)	$2,708	2.00%
Sourcing Fee	$13,430	9.92%
Total Fees & Expenses	$23,012	17.00%
Total Proceeds	$135,390	100.00%

(1)	Arrived Homes Series Magnolia will acquire the Arrived Homes Series Magnolia property for $250,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $155,000 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Magnolia property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Magnolia property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Magnolia offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Magnolia offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Magnolia, which will be offering its series interests pursuant to this offering circular, expects to complete the acquisition of, and payment for the Series Magnolia Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property will be secured on behalf of the series by the Manager and will accrue interest at a fixed annual rate of 5.625% for the first 7 years. In exchange for the loan, the series will issue a promissory note to the manager in the amount of $93,600, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Mammoth

The total cost to acquire and improve the Series Mammoth Property, including applicable fees, expenses and reserves is $386,860.

We estimate that the gross proceeds of the offering of Arrived Homes Series Mammoth interests will be approximately $148,860, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$102,000	68.52%
Property Improvements (2)	$8,000	5.37%
Operating & Capital Reserves	$12,750	8.57%
Brokerage Fee	$1,489	1.00%
Acquisition Expenses (3)	$3,810	2.56%
Offering Expenses(4)	$2,977	2.00%
Sourcing Fee	$17,830	11.98%
Total Fees & Expenses	$26,106	17.54%
Total Proceeds	$148,860	100.00%

(1)	Arrived Homes Series Mammoth acquired the Arrived Homes Series Mammoth property for $340,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $238,000 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Mammoth property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Mammoth property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Mammoth offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Mammoth offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Mammoth, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Mammoth Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $127,300, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series McGregor

The total cost to acquire and improve the Series McGregor Property, including applicable fees, expenses and reserves is $353,730.

We estimate that the gross proceeds of the offering of Arrived Homes Series McGregor interests will be approximately $353,730, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$300,000	84.81%
Property Improvements (2)	$10,000	2.83%
Operating & Capital Reserves	$11,250	3.18%
Brokerage Fee	$3,537	1.00%
Acquisition Expenses (3)	$5,920	1.67%
Offering Expenses(4)	$7,075	2.00%
Sourcing Fee	$15,940	4.51%
Total Fees & Expenses	$32,472	9.18%
Total Proceeds	$353,730	100.00%

(1)	Arrived Homes Series McGregor acquired the Arrived Homes Series McGregor property for $300,000 in accordance with one of the acquisition methods discussed above.

(2)	The manager plans for the Arrived Homes Series McGregor property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series McGregor property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series McGregor offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series McGregor offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series McGregor, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series McGregor Property using cash advanced by the Manager. In exchange for the cash advanced by the manager, the series has issued a promissory note to the manager in the amount of $322,300, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Point

The total cost to acquire and improve the Series Point Property, including applicable fees, expenses and reserves is $437,810.

We estimate that the gross proceeds of the offering of Arrived Homes Series Point interests will be approximately $170,060, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$114,750	67.48%
Property Improvements (2)	$7,500	4.41%
Operating & Capital Reserves	$14,340	8.43%
Brokerage Fee	$1,701	1.00%
Acquisition Expenses (3)	$8,220	4.83%
Offering Expenses(4)	$3,401	2.00%
Sourcing Fee	$20,140	11.84%
Total Fees & Expenses	$33,462	19.68%
Total Proceeds	$170,060	100.00%

(1)	Arrived Homes Series Point acquired the Arrived Homes Series Point property for $382,500 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $267,750 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Point property to incur approximately $7,500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Point property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Point offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Point offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Point, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Point Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $143,200, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Rosewood

The total cost to acquire and improve the Series Rosewood Property, including applicable fees, expenses and reserves is $312,800.

We estimate that the gross proceeds of the offering of Arrived Homes Series Rosewood interests will be approximately $145,400, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$102,600	70.56%
Property Improvements (2)	$7,500	5.16%
Operating & Capital Reserves	$10,120	6.96%
Brokerage Fee	$1,454	1.00%
Acquisition Expenses (3)	$6,210	4.27%
Offering Expenses(4)	$2,908	2.00%
Sourcing Fee	$14,600	10.04%
Total Fees & Expenses	$25,172	17.31%
Total Proceeds	$145,400	100.00%

(1)	Arrived Homes Series Rosewood acquired the Arrived Homes Series Rosewood property for $270,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $167,400 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Rosewood property to incur approximately $7,500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Rosewood property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Rosewood offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Rosewood offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Rosewood, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Rosewood Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $101,100, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Roxy

The total cost to acquire and improve the Series Roxy Property, including applicable fees, expenses and reserves is $371,130.

We estimate that the gross proceeds of the offering of Arrived Homes Series Roxy interests will be approximately $143,630, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$97,500	67.88%
Property Improvements (2)	$5,000	3.48%
Operating & Capital Reserves	$12,180	8.48%
Brokerage Fee	$1,436	1.00%
Acquisition Expenses (3)	$7,490	5.21%
Offering Expenses(4)	$2,873	2.00%
Sourcing Fee	$17,150	11.94%
Total Fees & Expenses	$28,949	20.16%
Total Proceeds	$143,630	100.00%

(1)	Arrived Homes Series Roxy acquired the Arrived Homes Series Roxy property for $325,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $227,500 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Roxy property to incur approximately $5,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Roxy property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Roxy offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Roxy offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Roxy, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Roxy Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $128,700, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Stonebriar

The total cost to acquire and improve the Series Stonebriar Property, including applicable fees, expenses and reserves is $234,330.

We estimate that the gross proceeds of the offering of Arrived Homes Series Stonebriar interests will be approximately $109,090, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$76,760	70.36%
Property Improvements (2)	$5,000	4.58%
Operating & Capital Reserves	$7,570	6.94%
Brokerage Fee	$1,091	1.00%
Acquisition Expenses (3)	$5,630	5.16%
Offering Expenses(4)	$2,182	2.00%
Sourcing Fee	$10,850	9.95%
Total Fees & Expenses	$19,753	18.11%
Total Proceeds	$109,090	100.00%

(1)	Arrived Homes Series Stonebriar acquired the Arrived Homes Series Stonebriar property for $202,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $125,240 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Stonebriar property to incur approximately $5,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Stonebriar property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Stonebriar offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Stonebriar offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Stonebriar, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Stonebriar Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $82,700, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Wisteria

The total cost to acquire and improve the Series Wisteria Property, including applicable fees, expenses and reserves is $338,030.

We estimate that the gross proceeds of the offering of Arrived Homes Series Wisteria interests will be approximately $130,560, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$88,925	68.11%
Property Improvements (2)	$4,000	3.06%
Operating & Capital Reserves	$11,110	8.51%
Brokerage Fee	$1,306	1.00%
Acquisition Expenses (3)	$6,430	4.92%
Offering Expenses(4)	$2,611	2.00%
Sourcing Fee	$16,180	12.39%
Total Fees & Expenses	$26,527	20.32%
Total Proceeds	$130,560	100.00%

(1)	Arrived Homes Series Wisteria acquired the Arrived Homes Series Wisteria property for $296,395 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $207,470 with the remainder being provided as a cash advance by the manager.

(2)	The manager plans for the Arrived Homes Series Wisteria property to incur approximately $4,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Wisteria property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Wisteria offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Wisteria offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Homes Series Wisteria, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Series Wisteria Property through a combination of a mortgage on the series property and a loan from the Manager. The mortgage for the series property was secured on behalf of the series by the Manager and accrues interest at a fixed annual rate of 4.750% for the first 7 years. In exchange for the loan, the series has issued a promissory note to the manager in the amount of $111,000, bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of completion of acquisition of the series property.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

MANAGEMENT

General

The manager of our company is Arrived Holdings, Inc., a Delaware corporation. The manager has established a Board of Directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 500 Yale Avenue North, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	33	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Joel Mezistrano	50	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	35	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	40	Chief Operating Officer	Chief Operating Officer

(1)	The current executive officers and directors, whose terms in office began upon the organization of our company on July 13, 2020, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Joel Mezistrano, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings, Inc. since December 1, 2019 and as the Chief Financial Officer of our company since its inception. Mr. Mezistrano has been investing in residential real estate for over 25 years. He graduated from the Massachusetts Institute of Technology with degrees in Mathematics and Computer Science. He started his career at Accenture and then moved to hold executive roles at several high-growth venture backed startups in industries such as Banking, Insurance, and E-Commerce. For the last 10 years, Mr. Mezistrano has been a Principal and CFO at American Classic Homes which has annual revenues in excess of $100 million and operates several investment funds utilizing institutional capital, family offices, and high-net worth individuals. Joel is also a Principal and CFO at SeaLevel Properties which has a $250 million portfolio of apartments and mixed-use projects in the Seattle area.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has serviced as the Chief Operating Officer since July 2020. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Our manager has not-sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description
Operating Stage:
Asset Management Fee	Each series will pay the manager an annual asset management fee equal to one percent (1%) of the capital contributions to that series. This fee will be paid out of the net operating rental income of the series. To the extent leverage is utilized to acquire a series property, the asset management fee will be calculated on the actual amount of the capital contributions to the series, which would be less than the maximum offering amount of that series.

Property Management Fee	To the extent that a property manager is paid a fee less than the eight percent (8%) charged to a series, the manager will receive the difference as income. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis.

Reimbursement of Expenses	We will reimburse the manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of two percent (2%) of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. This does not include the manager’s overhead, employee costs borne by the manager, utilities or technology costs.

Property Disposition Fee	To the extent that the actual property disposition fees are less than the amount charged to a series, the manager will receive the difference as income. We expect to charge each series a market rate disposition fee in the range of six percent (6%) to seven percent (7%) of a property sale price, our estimation of what actual disposition fees should total. Actual disposition fees, which cover property sale expenses such as brokerage commissions, and title, escrow and closing costs, are determined by local customary real estate market practices and applicable laws.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services and construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Reimbursement of Expenses

Because the manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the series, and of our company as applicable, other than those specifically required to be borne by the manager under the operating agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our company or any series or subsidiary thereof;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of a property;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of propertiers, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the manager (except as described below) which are reasonably necessary for the performance by the manager of its duties and functions under the operating agreement.

However, to the extent the manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, our company will reimburse the manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The operating agreement provides that the manager will serve as the manager for an indefinite term, but that the manager only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests, by an affirmative vote of two-thirds of our company’s members. Additionally, the manager may choose to withdraw as the manager, under certain circumstances.

The manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the manager remains liable for any such affiliate’s performance.

The manager may withdraw as the manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the manager, the manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the manager, no additional compensation will be paid to the manager in the event of the removal of the manager.

Manager Affiliates

Our manager controls two affiliated entities:

Arrived Services, LLC – Arrived Services, LLC, or Arrived Services, was formed on May 29, 2019 as a Delaware limited liability company with Arrived Holdings, Inc. as its sole member and manager. Arrived Services serves as the sole general partner of Arrived Homes, LP and, as such, manages the lease agreements, rent collection, and tenant communications for the residential rental properties owned by Arrived Homes, LP. Additionally, Arrived Services manages a rental listing program accessible on the Arrived Homes platform at arrivedhomes.com website, whereby owners of residential rental properties are able to publish listings of available rental homes on the arrivedhomes.com website. Following the qualification of this offering circular by the Commission, Arrived Services may continue to operate the rental listing service on a sub-directory or unique url of the arrivedhomes.com website, at the discretion of the manager.

Arrived Homes, LP – Arrived Homes, LP was formed on May 29, 2019 as a Delaware limited partnership with Arrived Services, LLC as its sole general partner and manager of its business. Arrived Homes, LP was established to invest in real estate properties. It owned the two properties that were sold to Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Holdings, Inc. is 500 Yale Avenue North, Seattle, WA 98109.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since our formation in July 2020, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Arrived Homes Series Lierly LLC completed the acquisition of the Arrived Homes Series Lierly LLC property for a purchase price of $215,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Lierly LLC purchased the Arrived Homes Series Lierly LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $212,500 for the property. To pay the $215,000 Arrived Homes Series Lierly LLC property purchase price, Arrived Homes Series Lierly LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Lierly LLC property, in the amount of $215,000.

Arrived Homes Series Soapstone LLC completed the acquisition of the Arrived Homes Series Soapstone LLC property for a purchase price of $220,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Soapstone LLC purchased the Arrived Homes Series Soapstone LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $217,500 for the property. To pay the $220,000 Arrived Homes Series Soapstone LLC property purchase price, Arrived Homes Series Soapstone LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Soapstone LLC property, in the amount of $220,000.

Arrived Homes Series Patrick LLC completed the acquisition of the Arrived Homes Series Patrick LLC property for a purchase price of $210,205 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Patrick LLC purchased the Arrived Homes Series Patrick LLC property from the manager, who originally paid $191,000 for the property. To pay the $210,205 Arrived Homes Series Patrick LLC property purchase price, Arrived Homes Series Patrick LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick LLC property, in the amount of $210,205.

Arrived Homes Series Pecan LLC completed the acquisition of the Arrived Homes Series Pecan LLC property for a purchase price of $208,495 on January 1, 2021, prior to the start of its offering. Arrived Homes Series Pecan LLC purchased the Arrived Homes Series Pecan LLC property from the manager, who originally paid $198,500 for the property. To pay the $208,495 Arrived Homes Series Pecan LLC property purchase price, Arrived Homes Series Pecan LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Pecan LLC property, in the amount of $208,495.

Arrived Homes Series Plumtree LLC completed the acquisition of the Arrived Homes Series Plumtree LLC property for a purchase price of $202,950 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Plumtree LLC purchased the Arrived Homes Series Plumtree LLC property from the manager, who originally paid $190,000 for the property. To pay the $202,950 Arrived Homes Series Plumtree LLC property purchase price, Arrived Homes Series Plumtree LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Plumtree LLC property, in the amount of $202,950.

Arrived Homes Series Chaparral LLC completed the acquisition of the Arrived Homes Series Chaparral LLC property for a purchase price of $197,965 on January 14, 2021, prior to the start of its offering. Arrived Homes Series Chaparral LLC purchased the Arrived Homes Series Chaparral LLC property from the manager, who originally paid $184,900 for the property. To pay the $197,965 Arrived Homes Series Chaparral LLC property purchase price, Arrived Homes Series Chaparral LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Chaparral LLC property, in the amount of $197,965.

Arrived Homes Series Splash LLC completed the acquisition of the Arrived Homes Series Splash LLC property for a purchase price of $215,000 on April 30, 2021, prior to the start of its offering. Arrived Homes Series Splash LLC purchased the Arrived Homes Series Splash LLC property from the manager, who originally paid $215,000 for the property. To pay the $215,000 Arrived Homes Series Splash LLC property purchase price, Arrived Homes Series Splash LLC issued a promissory note to the manager in the amount of $92,500 and secured a mortgage loan for the remaining $122,500 from Arvest Bank.

Arrived Homes Series Tuscan LLC completed the acquisition of the Arrived Homes Series Tuscan LLC property for a purchase price of $320,898 on May 12, 2021, prior to the start of its offering. Arrived Homes Series Tuscan LLC purchased the Arrived Homes Series Tuscan LLC property from the manager, who originally paid $320,898 for the property. To pay the $320,898 Arrived Homes Series Tuscan LLC property purchase price, Arrived Homes Series Tuscan LLC issued a promissory note to the manager in the amount of $139,418 and secured a mortgage loan for the remaining $181,480 from Arvest Bank.

Arrived Homes Series Kingsley LLC completed the acquisition of the Arrived Homes Series Kingsley LLC property from an unaffiliated seller for a purchase price of $315,000 on June 1, 2021, prior to the start of its offering. To pay the $315,000 Arrived Homes Series Kingsley LLC property purchase price, Arrived Homes Series Kingsley LLC borrowed $100,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $100,000 and secured a mortgage loan for the remaining $215,000 from Certain Lending, Inc.

Arrived Homes Series Eastfair LLC completed the acquisition of the Arrived Homes Series Eastfair LLC property from an unaffiliated seller for a purchase price of $215,000 on June 4, 2021, prior to the start of its offering. To pay the $215,000 Arrived Homes Series Eastfair LLC property purchase price, Arrived Homes Series Eastfair LLC borrowed $65,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $65,000 and secured a mortgage loan for the remaining $150,000 from Certain Lending, Inc.

Arrived Homes Series Centennial LLC completed the acquisition of the Arrived Homes Series Centennial LLC property from an unaffiliated seller for a purchase price of $285,000 on June 7, 2021, prior to the start of its offering. To pay the $285,000 Arrived Homes Series Centennial LLC property purchase price, Arrived Homes Series Centennial LLC borrowed $115,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $115,000 and secured a mortgage loan for the remaining $190,000 from Certain Lending, Inc.

With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business – Acquisition Mechanics.” As such, the manager is expected to receive interest income from loans to the multiple series.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our operating agreement, the series designations, and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those document which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the operating agreement.

Description of the Interests

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of our company is an investment only in that particular series and not an investment in our company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of our company and not in a separate legal entity. Our company has not issued, and does not intend to issue, any class of any series interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with any offering.

Subject to the provisions of the operating agreement, the manager can cause our company to establish one or more series of our company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the operating agreement and in the series designation, as applicable. Upon approval of any series designation by the manager, the series designation is attached to the operating agreement as an exhibit. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Title to the properties will be held by the applicable series of our company or through a Delaware limited liability company which will be a wholly-owned subsidiary of the applicable series. We intend that each series will own a single property. We do not anticipate that any of the series will acquire any properties other than their respective property. New series will be formed and will issue their own interests for future properties. An investor who invests in an offering of a series will not have any indirect interest in any property of any other series unless the investor also participates in a separate series offering associated with that other property.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects the manager to maintain separate, distinct records, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the property associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. Our company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant property will be held by, or for the benefit of, the relevant series.

All of the series interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the manager, the holders of such series interests will not be liable to our company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

The series described in this offering circular will use the proceeds of the respective offerings to repay any promissory notes issued to the manager or loans taken out or payments made by the manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each offering (please see the “Use of Proceeds to Issuer” sections for each offering for further details). An investor in an offering will acquire an ownership interest in the series interests related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, (iv) the Arrived Homes platform or (v) the property associated with the series or any property owned by any other series.

Further Issuance of Interests

Only the series interests, which are not annotated as closed, are being offered and sold pursuant to this offering circular. The operating agreement provides that our company may issue interests of each series to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests of applicable series being offered hereunder as may be required from time to time in order to pay any operating expenses related to the applicable property.

Distribution Rights

The manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the operating agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to such series. The manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Our company expects the manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the manager or any of its affiliates.

No series will distribute a property in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The interests are not redeemable.

Registration Rights

There are no registration rights in respect of the interests.

Voting Rights

The manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the manager and a designee of the manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in our company or a series except with respect to:

(i) the removal of the manager;

(ii) the dissolution of our company upon the for-cause removal of the manager, and

(iii) an amendment to the operating agreement that would:

a. enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b. reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;

c. change the situations in which our company and any series can be dissolved or terminated;

d. change the term of our company (other than the circumstances provided in the operating agreement); or

e. give any person the right to dissolve our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable. The removal of the manager as manager of our company and all series must be approved by a Super Majority Vote, that is, an affirmative vote of holders of interests of all series representing at least two thirds of the total votes that may be cast by all outstanding interests, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in any series of our company present in person or represented by proxy.

The consent of the holders of a majority of the interests of a series is required for any amendment to the operating agreement that would adversely change the rights of the interest holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the manager, in its sole discretion, determines will require the approval of the holders of the interests of a series voting as a separate class.

The manager or its affiliates (if they hold series interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by the manager and no amendment to the operating agreement may be made without the prior approval of the manager that would decrease the rights of the manager or increase the obligations of the manager thereunder.

The manager has broad authority to take action with respect to our company and any series. See “Management” for more information. Except as set forth above, the manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, the manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that the manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the manager deems necessary or appropriate to enable the manager to exercise its authority under the Agreement.

In each case, the manager may make such amendments to the operating agreement provided the manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series as compared to other series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the manager deems to be in the best interests of our company and the interest holders;

●	are necessary or appropriate for any action taken by the manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this offering circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of property of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of the manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of the manager. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of the manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the manager (or a liquidator selected by the manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the operating agreement)), and thereafter, (iii) to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the manager, any of its affiliates and sellers of the properties and which distribution within a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The interests of each series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests without the consent of the manager. The manager may withhold consent in its sole discretion, including when the manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the series, (d) a change of US federal income tax treatment of our company or the series, or (e) our company, the series or the manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by our company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers, via the Arrived Homes platform or otherwise.

Additionally, unless and until the interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to the operating agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Restrictions of Transfers related to REIT Qualification

In order for us to qualify as a REIT under the Internal Revenue Code, interests of each series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of the operating agreement provide that, after the completion of an offering of a series interest and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a series interests; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding interests or total capital stock of a series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity) could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our manager may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to our manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a series interests is in excess of such decreased limits until such person’s percentage ownership of the series interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. Our manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, our manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

The operating agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring a series interests if such transfer would result in a series interests being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a series’ interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a series interests will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a series interests will not apply if our manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our interests is no longer required in order for us to qualify as a REIT.

If any transfer of a series interests would result in the series interests being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such interests. In addition, if any purported transfer of a series interests or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our interests or otherwise be in the best interest of our investors.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to the manager a power of attorney to, among other things, execute and file documents required for our company’s qualification, continuance or dissolution. The power of attorney also grants the manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series will be managed under the direction of the manager. The manager has the power to appoint the officers and such officers have the authority to exercise the powers and perform the duties specified in the operating agreement or as may be specified by the manager.

Our company may decide to enter into separate indemnification agreements with the directors and officers of our company or the manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction; Waiver of Jury Trial; Federal Securities Law Exceptions

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against our company or the manager pursuant to the operating agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our interests--Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase interests in the series offerings directly from our company as well as to purchasers who may buy series interests in the secondary market, as they, as well, will become series members whose rights vis a vis the interests will be governed according to the terms of the operating agreement

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “our company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2021. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their ownership of our interests.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2021 and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our interests do not prevent us from satisfying condition (2). We believe that the interests sold in our series offerings will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in a series offering and the timing of subscriptions, we may need to conduct an additional offering of a series’ interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the operating agreement provides restrictions regarding the ownership and transfer of our interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a) the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every of the class of interests with respect to which we make a distribution the same as every other of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our interests.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our interests.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our interests. In cases where a non-U.S. investor’s investment in our interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our interests and gain from the sale of our interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our interests will not be a USRPI if we are “domestically-controlled,” (ii) our interests will not be a USRPI with respect to a selling non-U.S investor. if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our interests constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our interests is a USRPI, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our interests is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our interests constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Interests

If gain on the sale of our interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a series’ interests and such series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our interests is held directly (or indirectly through one or more partnerships) by a “qualified,” our interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified. For these purposes, an “applicable investor” is a person (other than a qualified) who generally holds an interest in the qualified and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. Subject to the FIRPTA look-through rule, (i) if our interests are a USRPI, gain from a liquidating distribution with respect our interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified or qualified foreign pension fund, as described above, and (ii) if our interests are not a USRPI, gain from a liquidating distribution with respect to our interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our interests if our interests is regularly traded on an established securities market, to a qualified or to a qualified foreign pension fund, distributions in redemption of our interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2) the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3) the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4) there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred).

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with our series offerings, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the operating agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of interests our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, the manager and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests of interests are acquired or held by a plan with respect to which we, the manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the manager, Arrived Holdings, Inc., which also owns and operates a web-based and mobile accessible investment platform we refer to as the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the potential investments and sign legal documents electronically. Neither the manager nor any other affiliated entity involved in the offer and sale of the interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

The sale of the interests in our series offerings is being facilitated by Dalmore Group, LLC., or Dalmore, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the interests will occur.

Transfer agent functions with respect to the membership interests of each series are performed by Colonial Stock Transfer Company, Inc. (the “Transfer Agent”), a registered transfer agent, pursuant to a service agreement for transfer agent services, dated November 30, 2020 (the “Transfer Agent Agreement”).

We are offering the membership interests of each of the series of our company with a status of “Open” in the “Series Offering Table” beginning on page iii of this offering circular. Each offering is being conducted on a “best efforts,” no offering minimum basis. The initial offering price for the interests of each series was determined by the manager.

Each of the offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these offerings, see “– Investor Suitability Standards” below. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Dalmore is registered.

Our series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “- How to Subscribe” below for further details. A copy of the form of subscription agreement for each series is filed as Exhibit 4.1 to the offering statement of which this offering circular forms a part.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In August 2020, the Commission adopted amendments to the accredited investor definition in Rule 501(a), which became effective in October 2020. These amendments effected the following changes to the definition of accredited investor:

●	add a new category to the definition that permits natural persons to qualify as accredited investors based on certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the Commission may designate from time to time by order. In conjunction with the adoption of the amendments, the Commission designated by order holders in good standing of the Series 7, Series 65, and Series 82 licenses as qualifying natural persons. This approach provides the Commission with flexibility to reevaluate or add certifications, designations, or credentials in the future. Members of the public may wish to propose for the Commission’s consideration additional certifications, designations or credentials that satisfy the attributes set out in the new rule;

●	include as accredited investors, with respect to investments in a private fund, natural persons who are “knowledgeable employees” of the fund;

●	clarify that limited liability companies with $5 million in assets may be accredited investors and add Commission- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs) to the list of entities that may qualify;

●	add a new category for any entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

●	add “family offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act; and

●	add the term “spousal equivalent” to the accredited investor definition, so that spousal equivalents may pool their finances for the purpose of qualifying as accredited investors.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager and Dalmore, in its capacity as broker of record for these offerings, will be permitted to make a determination that the subscribers of interests in each offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor in a series is one (1) interest and the maximum subscription by any investor will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker

We have engaged Dalmore Group, LLC., or Dalmore, a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our offerings, but not for underwriting or placement agent services:

●	review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the company whether or not to accept the investor;

●	review each investor’s subscription agreement to confirm such investors participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	not provide any investment advice or any investment recommendations to any investor;

●	keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement between the company and Dalmore (e.g., as needed for AML and background checks); and

●	coordinate with third party providers to ensure adequate review and compliance.

Dalmore will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. Dalmore will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with Dalmore will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation who will be appointed as escrow agent for each offering pursuant to an escrow agreement among the Broker, the Escrow Agent, and our company, on behalf of each series. A copy of the escrow agreements for each series is filed as Exhibit 8.1 to the offering statement of which this offering circular forms a part.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the offering expenses described in “—Fees and Expenses” below. The manager has agreed to pay the escrow fees and the series will reimburse the manager for offering expenses actually incurred, including escrow fees and for certain other expenses, in an amount up to 2% of gross offering proceeds of the series offering. See “Management Compensation—Reimbursement of Expenses.”

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for our company, including:

●	maintaining a record of ownership of interests for each series, including contact information of all registered holders of interests;

●	maintaining a record of the transfer, issuance and cancellation of any and all interests; and

●	coordinating with the broker-dealer authorized by the Company to execute a purchase or sale of interests to ensure that all purchases and sales are promptly reported to the company and recorded in the register of interests for each series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act. A copy of the Transfer Agent Agreement containing all relevant details of the arrangement is attached as Exhibit 6.93 to the offering statement of which this offering circular forms a part.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to each series in connection with each offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our manager, its affiliates or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such series, except if otherwise stated for a particular series. The brokerage fee will be payable from the proceeds of such offering.

In addition to the 1% brokerage fee, Arrived Holdings, Inc., our manager, has agreed to pay Dalmore a one-time $20,000 consulting fee, $10,000 of which will be due and payable immediately after FINRA issues a letter indicating that it does not object to Dalmore’s fees and we receive qualification of our offering statement by the Commission. The remaining $10,000 will be due and payable to Dalmore 30 days after the issuance of the FINRA No Objection Letter to Dalmore and qualification of the offering statement by the Commission. We will also make a one-time advance payment of $5,000 to Dalmore for out of pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings. These fees will be paid by our manager, subject to possible reimbursement from the relevant series. The aggregate commission to be paid to Dalmore, which will be inclusive of all fees to be received in connection with each post-qualification amendment to the offering statement to qualify additional series offerings, will have a maximum value of no more than 7% of the total offering proceeds. Dalmore will ensure that the maximum commission amount will not exceed this 7% cap.

In addition to the fees we will pay Dalmore, the manager will pay North Capital Investment Technology, Inc., the parent company of the Escrow Agent, a monthly licensing and service fee of $750 for technology tools to facilitate the offering of securities on the Arrived Homes platform. This fee is capped at $6,000 for each series offering. The manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500.

Offering Expenses

Each series will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series. Each series offering will reimburse the manager up to 2% of gross offering proceeds for offering expenses actually incurred by the manager on our behalf. Offering expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in “Operating Expenses”).

Acquisition Expenses

Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the property related to such series incurred prior to the closing, including real estate brokerage and sales fees and commissions (but excluding the Dalmore brokerage fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the property was acquired using debt prior to completion of an offering), and photography and videography expenses in order to prepare the profile for the property on the Arrived Homes platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering and we will reimburse the manager for any such fees, costs and expenses advanced by the manager.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission’s website at www.sec.gov or in the legal section for the applicable property on the Arrived Homes platform. The contents of the Arrived Homes platform (other than the offering statement and the Appendices and Exhibits thereto and this offering circular) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in a series which has not had a final closing.

The subscription process for each offering is a separate process. Any potential investor wishing to acquire any series interests must:

1. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2. Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Arrived Homes platform application and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant series interests you have applied to subscribe for (as set out on the front page of your subscription agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the manager and, if accepted, such further time until you are issued with series interests for which you subscribed.

4. The manager and Dalmore will review the subscription documentation completed and signed by you upon completion and signature. You may be asked to provide additional information, and such additional information will be reviewed and considered by the manager and Dalmore upon receipt. The manager or Dalmore will contact you directly if required. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 15-day period.

5. Once the review is complete, the manager will promptly inform you whether or not your application to subscribe for the series interests is approved or denied, and if approved, the number or series interests you are entitled to subscribe for. The manager will only accept or reject a subscription in part if required to do so to comply with regulatory requirements or where the manager reasonably believes that such acceptance or rejection is required to for a particular series to qualify as a REIT. Otherwise, the manager will accept or reject an investment in its entirety. If your subscription is rejected, in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription in a particular series is approved, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the series interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such series interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of our company, or the operating agreement, as it may be amended from time to time. Our company, the manager and Dalmore will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the manager and Dalmore to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the series’ operating account, until if and when there is a closing for a particular offering with respect to that. When the Escrow Agent has received instructions from the manager or Dalmore that an offering will close, and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the manager.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Bevilacqua PLLC.

ACCOUNTING MATTERS

Our consolidated financial statements as of December 31, 2020 and for the period then ended included in this offering circular have been audited by Artesian CPA, LLC, an independent certified public accounting firm, as stated in its report appearing herein. Additionally, our consolidated and series level financial statements as of December 31, 2021 and for the period then ended included in this offering circular have been audited by Morison Cogen LLP, an independent certified public accounting firm, as stated in its report appearing herein.

WHERE TO FIND ADDITIONAL INFORMATION

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests are entitled to review copies of any other agreements relating to any series described in this offering circular and offering circular supplements, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The manager will answer inquiries from potential investors in offerings concerning any of the series, our company, the manager and other matters relating to the offer and sale of the series interests under this offering circular. Our company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent our company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Arrived Homes, LLC

500 Yale Avenue North,

Seattle, WA 98109

E-Mail: contact@arrivedhomes.com

Tel: (814) 277-4833

Attention: Arrived Holdings, Inc.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Financial Statements – june 30, 2021 and December 31, 2020	F-2

ARRIVED HOMES, LLC AND ITS SERIES CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS DECEMBER 31, 2021	F-43

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Arrived Homes, LLC. (the “Company” or “Arrived Homes”), and all subsequent Series, after giving effect to the business combination between Arrived Homes, LLC and all subsequent Series, and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of Arrived Homes, LLC and all subsequent Series as of December 31, 2021, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on January 1, 2021. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2021 and year ended December 31, 2020 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 1, 2020.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Arrived Homes, LLC and all subsequent Series and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

ARRIVED HOMES, LLC

UNAUDITED COMBINED PRO FORMA BALANCE SHEET

DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan	Pinot

ASSETS
Current assets:
Cash	$13,754	$6,540	$15,054	$13,709	$6,496	$10,913	$16,203	$14,131
Accounts receivable
Prepaid expenses	331	1,834	396	2,090	2,109	369	353	1,663
Due from related party	-	6,230	-	-	6,605	-	-	-
Total current assets	14,085	14,604	15,450	15,799	15,210	11,282	16,556	15,794
Property and equipment, net	192,311	227,192	209,462	315,986	242,676	205,661	203,960	319,030
Deposits held by property management companies	1,450	1,595	1,750	2,195	1,596	1,500	873	2,195
Total assets	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389	$337,019

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,883	$1,360	$3,541	$1,199	$1,537	$2,973	$3,134	$1,248
Due to related party	1,886	-	2,857	3,127	-	3,428	4,270	3,160
Total current liabilities	3,769	1,360	6,398	4,326	1,537	6,401	7,404	4,408
Tenant deposits	1,450	1,595	1,750	2,195	1,596	1,500	1,600	2,195
Mortgage payable, net	102,876	149,345	129,359	204,632	159,845	107,696	112,245	206,741
Total liabilities	108,095	152,300	137,507	211,153	162,978	115,597	121,249	213,344

Members’ equity (deficit):
Members’ capital	98,188	91,779	88,886	123,585	98,151	106,158	100,602	124,639
Retained earnings (accumulated deficit)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)	(964)
Total members’ equity (deficit)	99,751	91,091	89,155	122,827	96,504	102,846	100,140	123,675
Total liabilities and members’ equity (deficit)	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389	$337,019

	Series	Series	Series	Series	Series	Series	Series	Series
	Plumtree	Salem	Soapstone	Splash	Tuscan	Wentworth	Bandelier	Diablo

ASSETS
Current assets:
Cash	$18,569	$13,926	$12,913	$12,537	$15,689	$6,607	$-	$-
Accounts receivable
Prepaid expenses	358	1,796	415	439	613	2,843	2,702	1,926
Due from related party	-	-	-	-	-	5,092	-	-
Total current assets	18,927	15,722	13,328	12,976	16,302	14,542	2,702	1,926
Property and equipment, net	197,009	315,949	214,333	213,550	318,765	234,858	350,433	299,193
Deposits held by property management companies	1,450	4,421	1,600	1,450	2,195	3,215	-	-
Total assets	$217,386	$336,092	$229,261	$227,976	$337,262	$252,615	$353,135	$301,119

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,054	$1,246	$3,623	$2,426	$2,818	$1,403	$3,639	$436
Due to related party	1,508	3,050	2,967	2,605	2,231	-	107,139	95,092
Total current liabilities	4,562	4,296	6,590	5,031	5,049	1,403	110,778	95,528
Tenant deposits	1,450	3,930	1,600	1,450	2,195	1,595	-	-
Mortgage payable, net	109,643	208,521	126,515	121,823	180,658	154,889	242,357	205,591
Total liabilities	115,655	216,747	134,705	128,304	187,902	157,887	353,135	301,119

Members’ equity (deficit):
Members’ capital	101,731	119,718	94,319	100,559	150,001	95,085	4,516	-
Retained earnings (accumulated deficit)	-	(373)	237	(887)	(641)	(357)	(4,516)	-
Total members’ equity (deficit)	101,731	119,345	94,556	99,672	149,360	94,728	-	-
Total liabilities and members’ equity (deficit)	$217,386	$336,092	$229,261	$227,976	$337,262	$252,615	$353,135	$301,119

	Series	Series	Series	Series	Series	Series	Series	Series
	Rooney	Scepter	Ensenada	Lily	Mclovin	Odessa	Oly	Saddlebred

ASSETS
Current assets:
Cash	$101	$-	$-	$-	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	2,134	2,329	6,722	5,063	7,532	5,525	5,746	4,487
Due from related party	-	-	-	-	-	-	-	-
Total current assets	2,235	2,329	6,722	5,063	7,532	5,525	5,746	4,487
Property and equipment, net	371,243	271,490	559,992	534,897	526,794	533,345	527,604	472,947
Deposits held by property management companies	-	-	-	-	-	-	-	-
Total assets	$373,478	$273,819	$566,714	$539,960	$534,326	$538,870	$533,350	$477,434

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$359	$357	$3,500	$4,186	$6,462	$5,223	$4,956	$3,495
Due to related party	116,797	86,617	174,883	230,475	163,870	165,595	163,696	147,851
Total current liabilities	117,156	86,974	178,383	234,661	170,332	170,818	168,652	151,346
Tenant deposits	-	-	-	-	-	-	-	-
Mortgage payable, net	256,322	186,845	388,331	308,439	363,994	370,971	364,698	329,283
Total liabilities	373,478	273,819	566,714	543,100	534,326	541,789	533,350	480,629

Members’ equity (deficit):
Members’ capital	5,004	4,003	7,063	5,715	-	6,512	-	5,476
Retained earnings (accumulated deficit)	(5,004)	(4,003)	(7,063)	(8,855)	-	(9,431)	-	(8,671)
Total members’ equity (deficit)	-	-	-	(3,140)	-	(2,919)	-	(3,195)
Total liabilities and members’ equity (deficit)	$373,478	$273,819	$566,714	$539,960	$534,326	$538,870	$533,350	$477,434

	Series	Series	Series	Series	Series	Series	Series	Series
	Grant	Amber	Centennial	Collinston	Davidson	Holland	Jupiter	KerriAnn

ASSETS
Current assets:
Cash	$-	$122	$9,856	$-	$-	$1,110	$-	$209
Accounts receivable
Prepaid expenses	2,201	2,600	3,320	657	1,321	1,516	3,018	2,433
Due from related party	-	-	1,595	-	-	-	-	-
Total current assets	2,201	2,722	14,771	657	1,321	2,626	3,018	2,642
Property and equipment, net	372,834	305,580	282,758	215,103	214,858	214,423	214,419	341,151
Deposits held by property management companies	-	-	1,895	-	-	-	-	-
Total assets	$375,035	$308,302	$299,424	$215,760	$216,179	$217,049	$217,437	$343,793

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$453	$524	$4,908	$1,117	$801	$1,054	$1,718	$543
Due to related party	118,260	112,665	-	81,658	70,380	72,774	79,581	116,213
Total current liabilities	118,713	113,189	4,908	82,775	71,181	73,828	81,299	116,756
Tenant deposits	-	-	1,895	-	-	-	-	-
Mortgage payable, net	256,322	198,593	187,402	134,741	145,158	145,163	137,967	235,377
Total liabilities	375,035	311,782	194,205	217,516	216,339	218,991	219,266	352,133

Members’ equity (deficit):
Members’ capital	5,067	-	110,601	-	-	-	-	4,919
Retained earnings (accumulated deficit)	(5,067)	(3,480)	(5,382)	(1,756)	(160)	(1,942)	(1,829)	(13,259)
Total members’ equity (deficit)	-	(3,480)	105,219	(1,756)	(160)	(1,942)	(1,829)	(8,340)
Total liabilities and members’ equity (deficit)	$375,035	$308,302	$299,424	$215,760	$216,179	$217,049	$217,437	$343,793

	Series	Series	Series	Series	Series	Series	Series	Series
	Meadow	Ribbonwalk	Saturn	Sigma	Weldon	Badminton	Basil	Bayside

ASSETS
Current assets:
Cash	$-	$-	$77	$-	$-	$10,370	$7,938	$3,337
Accounts receivable
Prepaid expenses	2,723	3,522	2,176	1,172	2,803	2,241	1,385	3,463
Due from related party	-	-	-	-	-	-	-	-
Total current assets	2,723	3,522	2,253	1,172	2,803	12,611	9,323	6,800
Property and equipment, net	320,343	320,275	221,804	389,239	214,173	253,020	200,978	254,675
Deposits held by property management companies	-	-	-	-	-	2,993	1,495	2,935
Total assets	$323,066	$323,797	$224,057	$390,411	$216,976	$268,624	$211,796	$264,410

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$454	$538	$1,517	$355	$1,390	$3,658	$2,914	$2,374
Due to related party	116,883	104,796	86,529	123,327	82,844	88	262	96,372
Total current liabilities	117,337	105,334	88,046	123,682	84,234	3,746	3,176	98,746
Tenant deposits	-	-	-	-	-	2,993	1,495	2,619
Mortgage payable, net	212,558	221,584	137,972	266,729	134,741	171,756	129,599	163,383
Total liabilities	329,895	326,918	226,018	390,411	218,975	178,495	134,270	264,748

Members’ equity (deficit):
Members’ capital	4,033	4,402	4,071	-	-	95,481	80,080	-
Retained earnings (accumulated deficit)	(10,862)	(7,523)	(6,032)	-	(1,999)	(5,352)	(2,554)	(338)
Total members’ equity (deficit)	(6,829)	(3,121)	(1,961)	-	(1,999)	90,129	77,526	(338)
Total liabilities and members’ equity (deficit)	$323,066	$323,797	$224,057	$390,411	$216,976	$268,624	$211,796	$264,410

	Series	Series	Series	Series	Series	Series	Series	Series
	Butter	Coatbridge	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm

ASSETS
Current assets:
Cash	$-	$1,460	$4,852	$5,617	$-	$10,835	$776	$477
Accounts receivable		1,336		820			520
Prepaid expenses	3,525	3,039	2,502	1,276	2,734	2,917	5,779	1,394
Due from related party	-	-	-	1,305	-	-	-	-
Total current assets	3,525	5,835	7,354	9,018	2,734	13,752	7,075	1,871
Property and equipment, net	379,693	269,537	224,952	188,587	307,573	213,369	263,908	164,892
Deposits held by property management companies	525	3,993	1,695	1,495	25	3,590	4,624	3,504
Total assets	$383,743	$279,365	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$640	$2,431	$1,522	$2,614	$602	$3,525	$4,529	$747
Due to related party	123,388	103,495	88,229	-	104,453	1,202	98,470	61,478
Total current liabilities	124,028	105,926	89,751	2,614	105,055	4,727	102,999	62,225
Tenant deposits	-	2,993	1,695	1,495	-	3,590	3,990	3,190
Mortgage payable, net	259,715	173,037	144,074	119,301	205,277	147,794	170,242	105,713
Total liabilities	383,743	281,956	235,520	123,410	310,332	156,111	277,231	171,128

Members’ equity (deficit):
Members’ capital	-	-	-	81,658	-	74,674	4,496	-
Retained earnings (accumulated deficit)	-	(2,591)	(1,519)	(5,968)	-	(74)	(6,120)	(861)
Total members’ equity (deficit)	-	(2,591)	(1,519)	75,690	-	74,600	(1,624)	(861)
Total liabilities and members’ equity (deficit)	$383,743	$279,365	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267

	Series	Series	Series	Series	Series	Series	Series	Series
	Forest	Holloway	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham

ASSETS
Current assets:
Cash	$-	$11,032	$12,813	$14,420	$4,431	$-	$9,299	$86
Accounts receivable
Prepaid expenses	3,389	3,891	3,170	2,209	2,028	3,228	891	3,085
Due from related party	-	-	41	-	-	-	981	-
Total current assets	3,389	14,923	16,024	16,629	6,459	3,228	11,171	3,171
Property and equipment, net	347,941	337,278	312,535	368,110	215,051	291,746	213,369	211,492
Deposits held by property management companies	3,119	3,752	2,869	2,495	1,695	-	1,750	3,195
Total assets	$354,449	$355,953	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,261	$2,767	$4,860	$1,538	$1,655	$1,031	$3,532	$858
Due to related party	132,410	1,901	-	3,042	84,097	96,002	-	70,679
Total current liabilities	135,671	4,668	4,860	4,580	85,752	97,033	3,532	71,537
Tenant deposits	3,119	3,119	2,869	2,495	1,695	-	1,750	1,795
Mortgage payable, net	225,085	218,098	212,156	237,406	137,639	200,746	147,794	144,526
Total liabilities	363,875	225,885	219,885	244,481	225,086	297,779	153,076	217,858

Members’ equity (deficit):
Members’ capital	7,441	141,748	116,305	147,498	-	-	77,705	-
Retained earnings (accumulated deficit)	(16,867)	(11,680)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-
Total members’ equity (deficit)	(9,426)	130,068	111,543	142,753	(1,881)	(2,805)	73,214	-
Total liabilities and members’ equity (deficit)	$354,449	$355,953	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858

	Series	Series	Series	Series	Series	Series	Series	Series
	Murphy	Olive	Ridge	River	Roseberry	Shoreline	Spencer	Sugar

ASSETS
Current assets:
Cash	$-	$-	$677	$2,390	$2,749	$8,882	$10,725	$3,105
Accounts receivable
Prepaid expenses	2,693	1,905	2,459	2,596	4,555	2,778	2,566	2,790
Due from related party	-	-	-	-	-	1,428	802	-
Total current assets	2,693	1,905	3,136	4,986	7,304	13,088	14,093	5,895
Property and equipment, net	297,632	229,985	216,043	264,587	326,445	307,540	298,528	309,169
Deposits held by property management companies	25	3,758	5,933	2,993	3,443	2,295	2,744	3,590
Total assets	$300,350	$235,648	$225,112	$272,566	$337,192	$322,923	$315,365	$318,654

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$602	$3,195	$1,438	$1,858	$3,217	$3,487	$3,912	$1,753
Due to related party	94,776	109,410	83,371	99,650	5,136	-	-	117,434
Total current liabilities	95,378	112,605	84,809	101,508	8,353	3,487	3,912	119,187
Tenant deposits	-	1,895	2,543	2,993	3,443	2,295	2,744	3,590
Mortgage payable, net	204,972	124,123	138,282	170,242	208,948	209,087	192,353	198,781
Total liabilities	300,350	238,623	225,634	274,743	220,744	214,869	199,009	321,558

Members’ equity (deficit):
Members’ capital	-	6,103	-	-	125,794	117,393	120,965	5,490
Retained earnings (accumulated deficit)	-	(9,078)	(522)	(2,177)	(9,346)	(9,339)	(4,609)	(8,394)
Total members’ equity (deficit)	-	(2,975)	(522)	(2,177)	116,448	108,054	116,356	(2,904)
Total liabilities and members’ equity (deficit)	$300,350	$235,648	$225,112	$272,566	$337,192	$322,923	$315,365	$318,654

	Series	Series	Series	Series	Series	Series	Series	Series
	Summerset	Vernon	Westchester	Windsor	Delta	Kawana	Saint	Lovejoy

ASSETS
Current assets:
Cash	$8,216	$-	$1,483	$12,404	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	2,265	1,333	4,448	3,574	-	-	-	-
Due from related party	-	-	-	-	-	-	-	-
Total current assets	10,481	1,333	5,931	15,978	-	-	-	-
Property and equipment, net	253,020	263,370	338,885	347,992	340,000	275,000	320,480	293,000
Deposits held by property management companies	2,644	-	3,397	3,893	-	-	-	-
Total assets	$266,145	$264,703	$348,213	$367,863	$340,000	$275,000	$320,480	$293,000

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,479	$602	$3,138	$4,203	$-	$-	$-	$-
Due to related party	535	84,372	146,041	471	145,721	117,863	148,691	125,578
Total current liabilities	3,014	84,974	149,179	4,674	145,721	117,863	148,691	125,578
Tenant deposits	2,119	-	3,119	3,893	-	-	-	-
Mortgage payable, net	163,389	179,729	196,207	224,525	238,000	192,500	211,992	205,100
Total liabilities	168,522	264,703	348,505	233,092	383,721	310,363	360,682	330,678

Members’ equity (deficit):
Members’ capital	104,683	-	5,640	140,239	-	-	-	-
Retained earnings (accumulated deficit)	(7,060)	-	(5,932)	(5,468)	(43,721)	(35,363)	(40,202)	(37,678)
Total members’ equity (deficit)	97,623	-	(292)	134,771	(43,721)	(35,363)	(40,202)	(37,678)
Total liabilities and members’ equity (deficit)	$266,145	$264,703	$348,213	$367,863	$340,000	$275,000	$320,480	$293,000

	Series	Series	Series	Series	Series	Series	Series	Series
	Emporia	Wave	Tuxford	Greenhill	Chelsea	Hadden	Hollandaise	Terracotta

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	-	-	-	-	-	-	-	-
Due from related party	-	-	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-	-	-
Property and equipment, net	350,000	335,000	262,000	328,858	307,845	221,947	368,736	320,398
Deposits held by property management companies	-	-	-	-	-	-	-	-
Total assets	$350,000	$335,000	$262,000	$328,858	$307,845	$221,947	$368,736	$320,398

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$-	$-	$-	$-	$-	$-	$-	$-
Due to related party	150,007	143,578	112,291	144,355	131,930	104,581	156,322	137,776
Total current liabilities	150,007	143,578	112,291	144,355	131,930	104,581	156,322	137,776
Tenant deposits	-	-	-	-	-	-	-	-
Mortgage payable, net	245,000	234,500	183,400	227,784	215,492	143,500	255,500	222,600
Total liabilities	395,007	378,078	295,691	372,139	347,422	248,081	411,822	360,376

Members’ equity (deficit):
Members’ capital	-	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	(45,007)	(43,078)	(33,691)	(43,281)	(39,577)	(26,134)	(43,086)	(39,978)
Total members’ equity (deficit)	(45,007)	(43,078)	(33,691)	(43,281)	(39,577)	(26,134)	(43,086)	(39,978)
Total liabilities and members’ equity (deficit)	$350,000	$335,000	$262,000	$328,858	$307,845	$221,947	$368,736	$320,398

	Series	Series	Series	Series	Series	Series	Series	Series
	Averbury	Otoro	Tulip	Jack	Bedford	Louise	Gardens	Peanut

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	-	-	-	-	-	-	-	-
Due from related party	-	-	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-	-	-
Property and equipment, net	290,000	392,000	317,000	413,755	280,000	275,000	219,900	215,000
Deposits held by property management companies	-	-	-	-	-	-	-	-
Total assets	$290,000	$392,000	$317,000	$413,755	$280,000	$275,000	$219,900	$215,000

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$-	$-	$-	$-	$-	$-	$-	$-
Due to related party	124,283	170,277	142,281	183,423	125,696	130,961	114,458	98,392
Total current liabilities	124,283	170,277	142,281	183,423	125,696	130,961	114,458	98,392
Tenant deposits	-	-	-	-	-	-	-	-
Mortgage payable, net	203,000	274,400	221,900	289,629	196,000	182,000	136,500	147,000
Total liabilities	327,283	444,677	364,181	473,051	321,696	312,961	250,958	245,392

Members’ equity (deficit):
Members’ capital	-	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	(37,283)	(52,677)	(47,181)	(59,296)	(41,696)	(37,961)	(31,058)	(30,392)
Total members’ equity (deficit)	(37,283)	(52,677)	(47,181)	(59,296)	(41,696)	(37,961)	(31,058)	(30,392)
Total liabilities and members’ equity (deficit)	$290,000	$392,000	$317,000	$413,755	$280,000	$275,000	$219,900	$215,000

	Series	Series	Series	Series	Series	Series	Series	Series
	Mammoth	Magnolia	Roxy	Lanier	Heritage	Heron	Stonebriar	Kirkwood

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-	$-	$-
Accounts receivable
Prepaid expenses	-	-	-	-	-	-	-	-
Due from related party	-	-	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-	-	-
Property and equipment, net	340,000	250,000	325,000	377,000	290,000	287,000	202,000	260,000
Deposits held by property management companies	-	-	-	-	-	-	-	-
Total assets	$340,000	$250,000	$325,000	$377,000	$290,000	$287,000	$202,000	$260,000

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$-	$-	$-	$-	$-	$-	$-	$-
Due to related party	127,266	93,578	128,651	141,715	109,400	107,427	82,611	97,321
Total current liabilities	127,266	93,578	128,651	141,715	109,400	107,427	82,611	97,321
Tenant deposits	-	-	-	-	-	-	-	-
Mortgage payable, net	238,000	175,000	220,500	263,900	203,000	200,900	134,400	182,000
Total liabilities	365,266	268,578	349,151	405,615	312,400	308,327	217,011	279,321

Members’ equity (deficit):
Members’ capital	-	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	(25,266)	(18,578)	(24,151)	(28,615)	(22,400)	(21,327)	(15,011)	(19,321)
Total members’ equity (deficit)	(25,266)	(18,578)	(24,151)	(28,615)	(22,400)	(21,327)	(15,011)	(19,321)
Total liabilities and members’ equity (deficit)	$340,000	$250,000	$325,000	$377,000	$290,000	$287,000	$202,000	$260,000

	Series	Series	Series	Series	Series	Series	Pro Forma
	100	Rosewood	McGregor	Grove	Wisteria	Point	Combined

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$-	$336,890
Accounts receivable							2,676
Prepaid expenses	-	-	-	-	-	-	175,345
Due from related party	-	-	-	-	-	-	24,079
Total current assets	-	-	-	-	-	-	538,990
Property and equipment, net	615,000	270,000	300,000	225,000	296,395	382,500	30,503,356
Deposits held by property management companies	-	-	-	-	-	-	109,844
Total assets	$615,000	$270,000	$300,000	$225,000	$296,395	$382,500	$31,152,190

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$-	$-	$-	$-	$-	$-	$154,372
Due to related party	660,701	101,064	322,293	84,220	110,944	143,174	9,474,607
Total current liabilities	660,701	101,064	322,293	84,220	110,944	143,174	9,628,979
Tenant deposits	-	-	-	-	-	-	97,532
Mortgage payable, net	-	189,000	-	157,500	207,477	267,750	19,695,128
Total liabilities	660,701	290,064	322,293	241,720	318,420	410,924	29,421,639

Members’ equity (deficit):
Members’ capital	-	-	-	-	-	-	3,118,176
Retained earnings (accumulated deficit)	(45,701)	(20,064)	(22,293)	(16,720)	(22,025)	(28,424)	(1,387,625)
Total members’ equity (deficit)	(45,701)	(20,064)	(22,293)	(16,720)	(22,025)	(28,424)	1,730,551
Total liabilities and members’ equity (deficit)	$615,000	$270,000	$300,000	$225,000	$296,395	$382,500	$31,152,190

ARRIVED HOMES, LLC

UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan	Pinot	Plumtree	Salem

Rental income	$13,050	$4,382	$14,796	$8,980	$3,653	$9,000	$13,900	$8,915	$13,025	$9,536
Total revenue	13,050	4,382	14,796	8,980	3,653	9,000	13,900	8,915	13,025	9,536

Operating expenses:
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294	2,953	4,151	2,925
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	654	265	792	326	246	653	712	412	698	408
Management fees	1,830	642	1,754	-	678	1,572	1,894	-	1,745	-
Repair and maintenance	313	381	855	2,000	381	256	1,712	2,000	715	2,000
Property taxes	562	457	1,733	193	483	1,370	1,476	193	1,422	193
Other operating expenses	750	794	816	1,034	795	749	750	1,025	750	1,061
Total operating expenses	8,158	4,049	10,348	6,478	4,206	8,929	10,838	6,583	9,481	6,587

Loss from operations	4,892	333	4,448	2,502	(553)	71	3,062	2,332	3,544	2,949

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(3,329)	(1,021)	(4,179)	(3,260)	(1,094)	(3,383)	(3,524)	(3,296)	(3,544)	(3,322)

Net income (loss) before income taxes	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)	(964)	-	(373)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Soapstone	Splash	Tuscan	Wentworth	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily

Rental income	$14,400	$5,890	$9,130	$5,110	$-	$-	$-	$-	$-	$-
Total revenue	14,400	5,890	9,130	5,110	-	-	-	-	-	-

Operating expenses:
Depreciation	4,500	1,985	2,960	1,563	1,390	-	1,474	1,079	2,222	3,460
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	894	293	408	247	244	-	256	182	372	523
Management fees	1,982	-	-	630	-	-	-	-	-	-
Repair and maintenance	143	2,000	2,000	381	-	-	-	-	-	-
Property taxes	1,802	336	1,044	710	546	-	349	357	529	930
Other operating expenses	751	467	849	807	608	-	708	745	671	865
Total operating expenses	10,072	5,081	7,261	4,338	2,788	-	2,787	2,363	3,794	5,778

Loss from operations	4,328	809	1,869	772	(2,788)	-	(2,787)	(2,363)	(3,794)	(5,778)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(4,091)	(1,696)	(2,510)	(1,129)	(1,728)	-	(2,217)	(1,640)	(3,269)	(3,077)

Net income (loss) before income taxes	237	(887)	(641)	(357)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Mclovin	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston	Davidson	Holland

Rental income	$-	$695	$-	$-	$-	$-	$9,169	$-	$-	$-
Total revenue	-	695	-	-	-	-	9,169	-	-	-

Operating expenses:
Depreciation	-	3,666	-	3,659	1,484	701	3,917	484	-	485
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	-	552	-	496	248	106	493	60	-	77
Management fees	-	-	-	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	1,311	285	250	160	205
Property taxes	-	1,150	-	757	595	166	1,391	40	-	9
Other operating expenses	-	1,060	-	475	969	500	2,951	476	-	686
Total operating expenses	-	6,428	-	5,387	3,296	2,784	9,037	1,310	160	1,462

Loss from operations	-	(5,733)	-	(5,387)	(3,296)	(2,784)	132	(1,310)	(160)	(1,462)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	-	(3,698)	-	(3,284)	(1,771)	(696)	(5,514)	(446)	-	(480)

Net income (loss) before income taxes	-	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)	(160)	(1,942)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn	Sigma	Weldon	Badminton	Basil	Bayside

Rental income	$-	$-	$-	$-	$-	$-	$-	$9,782	$5,880	$2,095
Total revenue	-	-	-	-	-	-	-	9,782	5,880	2,095

Operating expenses:
Depreciation	484	1,562	2,205	1,465	1,988	-	484	3,505	1,856	587
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	77	228	337	215	306	-	77	558	275	87
Management fees	-	-	-	-	-	-	-	1,147	789	168
Repair and maintenance	250	8,430	4,705	3,213	537	-	260	1,840	1,353	263
Property taxes	-	580	507	454	333	-	133	634	238	165
Other operating expenses	474	907	914	619	675	-	599	2,901	1,871	517
Total operating expenses	1,285	11,707	8,668	5,966	3,839	-	1,553	10,585	6,382	1,787

Loss from operations	(1,285)	(11,707)	(8,668)	(5,966)	(3,839)	-	(1,553)	(803)	(502)	308

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(544)	(1,552)	(2,194)	(1,557)	(2,193)	-	(446)	(4,549)	(2,052)	(646)

Net income (loss) before income taxes	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)	-	(1,999)	(5,352)	(2,554)	(338)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Butter	Coatbridge	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest	Holloway

Rental income	$-	$1,995	$1,695	$7,604	$-	$7,180	$6,717	$1,595	$4,824	$11,831
Total revenue	-	1,995	1,695	7,604	-	7,180	6,717	1,595	4,824	11,831

Operating expenses:
Depreciation	-	622	519	2,613	-	1,971	3,047	383	4,823	4,672
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	-	69	95	443	-	231	358	51	382	751
Management fees	-	132	136	332	-	861	456	128	338	699
Repair and maintenance	-	2,365	1,275	4,488	-	310	1,327	1,322	7,911	7,314
Property taxes	-	178	94	414	-	503	1,743	-	566	1,177
Other operating expenses	-	537	525	2,365	-	1,040	2,553	568	3,246	2,993
Total operating expenses	-	3,903	2,644	10,655	-	4,916	9,484	2,452	17,266	17,606

Loss from operations	-	(1,908)	(949)	(3,051)	-	2,264	(2,767)	(857)	(12,442)	(5,775)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	-	(683)	(570)	(2,917)	-	(2,338)	(3,353)	(4)	(4,425)	(5,905)

Net income (loss) before income taxes	-	(2,591)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)	(11,680)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham	Murphy	Olive	Ridge	River

Rental income	$12,660	$13,441	$1,695	$-	$9,315	$-	$-	$3,664	$1,695	$1,995
Total revenue	12,660	13,441	1,695	-	9,315	-	-	3,664	1,695	1,995

Operating expenses:
Depreciation	4,290	5,115	496	670	2,956	-	-	2,654	499	610
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	585	799	55	110	489	-	-	238	74	90
Management fees	167	1,640	136	-	139	-	-	293	-	160
Repair and maintenance	1,422	1,100	1,775	717	2,729	-	-	3,590	500	1,997
Property taxes	1,357	105	94	137	702	-	-	377	90	133
Other operating expenses	3,229	3,153	475	509	2,653	-	-	3,126	507	512
Total operating expenses	11,050	11,912	3,031	2,143	9,668	-	-	10,278	1,670	3,502

Loss from operations	1,610	1,529	(1,336)	(2,143)	(353)	-	-	(6,614)	25	(1,507)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(6,372)	(6,274)	(545)	(662)	(4,138)	-	-	(2,464)	(547)	(670)

Net income (loss) before income taxes	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-	-	(9,078)	(522)	(2,177)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Roseberry	Shoreline	Spencer	Sugar	Summerset	Vernon	Westchester	Windsor	Delta	Kawana

Rental income	$7,956	$9,550	$10,267	$7,238	$8,679	$-	$6,922	$10,799	$-	$-
Total revenue	7,956	9,550	10,267	7,238	8,679	-	6,922	10,799	-	-

Operating expenses:
Depreciation	3,009	4,260	4,157	3,566	3,505	-	3,906	4,008	9,290	7,514
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	-	-	-	-	-	-	-	-
Insurance	336	675	639	367	551	-	357	524	1,180	955
Management fees	392	1,179	-	579	1,083	-	554	1,353	-	-
Repair and maintenance	6,620	3,349	1,800	2,397	3,219	-	267	945	-	-
Property taxes	877	611	929	647	717	-	1,163	1,194	2,168	1,753
Other operating expenses	2,785	3,285	2,423	4,147	2,335	-	2,728	3,544	-	-
Total operating expenses	14,019	13,359	9,948	11,703	11,410	-	8,975	11,568	12,638	10,222

Loss from operations	(6,063)	(3,809)	319	(4,465)	(2,731)	-	(2,053)	(769)	(12,638)	(10,222)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(3,283)	(5,530)	(4,928)	(3,929)	(4,329)	-	(3,879)	(4,699)	(9,223)	(7,459)

Net income (loss) before income taxes	(9,346)	(9,339)	(4,609)	(8,394)	(7,060)	-	(5,932)	(5,468)	(21,861)	(17,681)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Saint	Lovejoy	Emporia	Wave	Tuxford	Greenhill	Chelsea	Hadden	Hollandaise	Terracotta

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	7,607	8,006	9,564	9,154	7,159	9,017	8,396	6,072	9,858	7,428
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	306	-	-	-	-	600	-	-	-	-
Insurance	1,272	1,017	1,215	1,163	910	1,311	1,073	918	1,457	1,299
Management fees	-	-	-	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Property taxes	2,702	1,868	2,231	2,136	1,670	1,886	1,969	517	1,711	2,637
Other operating expenses	-	-	-	-	-	-	-	-	-	-
Total operating expenses	11,886	10,891	13,010	12,452	9,739	12,814	11,438	7,506	13,026	11,363

Loss from operations	(11,886)	(10,891)	(13,010)	(12,452)	(9,739)	(12,814)	(11,438)	(7,506)	(13,026)	(11,363)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(8,215)	(7,948)	(9,494)	(9,087)	(7,107)	(8,827)	(8,350)	(5,561)	(8,517)	(8,626)

Net income (loss) before income taxes	(20,101)	(18,839)	(22,504)	(21,539)	(16,846)	(21,640)	(19,788)	(13,067)	(21,543)	(19,989)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Averbury	Otoro	Tulip	Jack	Bedford	Louise	Gardens	Peanut	Mammoth	Magnolia

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	7,909	10,691	8,646	11,285	7,637	7,500	5,997	5,864	9,273	6,818
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	-	350	400	320	-	235	225	-	-
Insurance	1,011	2,507	2,027	2,646	1,791	1,759	1,406	750	1,185	872
Management fees	-	-	-	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Property taxes	1,855	2,507	2,027	2,646	1,791	1,759	1,406	1,375	2,174	1,599
Other operating expenses	-	-	-	-	-	-	-	-	-	-
Total operating expenses	10,775	15,705	13,050	16,977	11,538	11,018	9,045	8,213	12,633	9,289

Loss from operations	(10,775)	(15,705)	(13,050)	(16,977)	(11,538)	(11,018)	(9,045)	(8,213)	(12,633)	(9,289)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(7,866)	(10,633)	(10,540)	(12,671)	(9,310)	(7,963)	(6,484)	(6,983)	(11,305)	(8,313)

Net income (loss) before income taxes	(18,641)	(26,338)	(23,591)	(29,648)	(20,848)	(18,980)	(15,529)	(15,196)	(23,938)	(17,601)

	Series	Series	Series	Series	Series	Series	Series
	Roxy	Lanier	Heritage	Heron	Stonebriar	Kirkwood	100

Rental income	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-

Operating expenses:
Depreciation	8,864	10,282	7,909	7,827	5,509	7,091	16,773
Placement Fee	-	-	-	-	-	-	-
HOA	-	300	425	-	-	-	-
Insurance	1,133	1,314	1,011	1,001	704	906	2,144
Management fees	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	-	-
Property taxes	2,079	2,411	1,855	1,836	1,292	1,663	3,933
Other operating expenses	-	-	-	-	-	-	-
Total operating expenses	12,076	14,308	11,200	10,664	7,505	9,660	22,851

Loss from operations	(12,076)	(14,308)	(11,200)	(10,664)	(7,505)	(9,660)	(22,851)

Other income (expense), net
Other income	-	-	-	-	-	-	-
Interest expense	(10,474)	(12,535)	(9,643)	(9,543)	(6,384)	(8,645)	-

Net income (loss) before income taxes	(22,549)	(26,843)	(20,843)	(20,206)	(13,889)	(18,305)	(22,851)

	Series	Series	Series	Series	Series	Pro Forma
	Rosewood	McGregor	Grove	Wisteria	Point	Combined

Rental income	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-

Operating expenses:
Depreciation	7,364	8,182	6,137	8,084	10,432	429,812
Placement Fee	-	-	-	-	-	-
HOA	-	-	-	-	-	3,161
Insurance	941	1,046	784	1,033	1,334	64,123
Management fees	-	-	-	-	-	25,588
Repair and maintenance	-	-	-	-	-	96,938
Property taxes	1,727	1,919	1,439	1,896	2,446	102,526
Other operating expenses	-	-	-	-	-	80,827
Total operating expenses	10,032	11,147	8,360	11,013	14,212	802,975

Loss from operations	(10,032)	(11,147)	(8,360)	(11,013)	(14,212)	(802,975)

Other income (expense), net
Other income	-	-	-	-	-	-
Interest expense	(8,978)	-	(7,481)	(9,855)	(12,718)	(442,109)

Net income (loss) before income taxes	(19,009)	(11,147)	(15,841)	(20,868)	(26,930)	(1,245,084)

ARRIVED HOMES, LLC

UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Malbec	Pinot	Salem	Tuscan

Rental income	$9,600	$8,850	$8,700	$9,000	$8,650	$8,700	$5,490	$4,940	$3,844	$5,051
Total revenue	9,600	8,850	8,700	9,000	8,650	8,700	5,490	4,940	3,844	5,051

Operating expenses:
Depreciation	3,000	2,932	2,863	2,886	2,768	2,700	2,388	2,412	2,388	2,368
Placement Fee	-	-	-	-	-	-	700	700	700	700
HOA	-	-	-	-	-	-	411	411	411	411
Insurance	653	502	458	363	418	402	-	344	340	-
Repair and maintenance	-	-	-	363	-	266	-	-	-	-
Management fees	1,268	1,181	1,231	1,289	1,009	1,220	351	351	222	316
Property taxes	1,202	1,155	984	913	948	375	-	292	-	-
Total operating expenses	6,122	5,769	5,535	5,815	5,142	4,962	3,850	4,509	4,062	3,795

Loss from operations	3,478	3,081	3,165	3,185	3,508	3,738	1,640	431	(219)	1,256
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(2,718)	(2,776)	(2,341)	(2,247)	(2,355)	(2,211)	(54)	(54)	(55)	(1,880)
Total other income (expense), net	(2,718)	(2,776)	(2,341)	(2,247)	(2,355)	(2,211)	(54)	(54)	(55)	(1,880)

Net income (loss)	$760	$304	$824	$938	$1,154	$1,527	$1,586	$377	$(273)	$(624)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Splash	Centennial	Dewberry	Summerset	Lallie	Basil	Badminton	Luna	Eastfair	Kingsley

Rental income	$3,014	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	3,014	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	1,985	7,834	5,225	7,010	10,231	5,569	7,010	5,912	5,912	8,580
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	162	645	340	183	472	-	270	300	415	485
Insurance	-	842	871	669	1,392	601	689	566	423	1,222
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	232	-	-	-	-	-	-	-	-	-
Property taxes	-	2,666	825	1,552	211	714	1,444	1,407	1,509	2,393
Total operating expenses	2,379	11,987	7,261	9,414	12,306	6,884	9,414	8,185	8,259	12,681

Loss from operations	635	(11,987)	(7,261)	(9,414)	(12,306)	(6,884)	(9,414)	(8,185)	(8,259)	(12,681)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(1,880)	(8,787)	(5,607)	(7,666)	(11,123)	(6,088)	(8,057)	(6,937)	(6,937)	(9,944)
Total other income (expense), net	(1,880)	(8,787)	(5,607)	(7,666)	(11,123)	(6,088)	(8,057)	(6,937)	(6,937)	(9,944)

Net income (loss)	$(1,244)	$(20,774)	$(12,868)	$(17,080)	$(23,430)	$(12,971)	$(17,470)	$(15,123)	$(15,196)	$(22,624)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Holloway	Shoreline	Spencer	Meadow	Coatbridge	Cupcake	Mojave	Wentworth	Windsor	Roseberry

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	9,344	8,520	8,313	8,820	7,464	6,088	6,516	6,300	9,618	9,026
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	450	600	320	275	465	100	100	100	561	248
Insurance	877	869	791	1,347	829	337	348	915	1,186	1,009
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-
Property taxes	2,351	1,416	1,859	318	2,125	1,829	1,932	2,001	1,591	1,544
Total operating expenses	13,022	11,405	11,283	10,759	10,883	8,355	8,896	9,316	12,957	11,827

Loss from operations	(13,022)	(11,405)	(11,283)	(10,759)	(10,883)	(8,355)	(8,896)	(9,316)	(12,957)	(11,827)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(10,221)	(9,800)	(9,019)	(8,327)	(8,117)	(5,505)	(5,894)	(6,136)	(3,169)	(9,457)
Total other income (expense), net	(10,221)	(9,800)	(9,019)	(8,327)	(8,117)	(5,505)	(5,894)	(6,136)	(3,169)	(9,457)

Net income (loss)	$(23,243)	$(21,205)	$(20,302)	$(19,087)	$(18,999)	$(13,860)	$(14,790)	$(15,452)	$(16,125)	$(21,283)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Saddlebred	Odessa	Collinston	Lily	Saturn	Sugar	Lennox	Olive	Dawson	Ridge

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	14,638	14,664	5,811	13,839	5,968	8,559	5,925	6,369	6,232	5,983
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	-	1,552	-	260	-	678	-	150	600	260
Insurance	1,985	2,209	723	2,094	919	1,100	665	713	1,145	884
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-
Property taxes	3,007	4,627	80	3,489	1,003	1,554	1,128	886	1,123	760
Total operating expenses	19,630	23,053	6,615	19,682	7,890	11,891	7,718	8,117	9,100	7,887

Loss from operations	(19,630)	(23,053)	(6,615)	(19,682)	(7,890)	(11,891)	(7,718)	(8,117)	(9,100)	(7,887)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(12,884)	(14,512)	(6,313)	(12,071)	(6,463)	(9,319)	(6,463)	(5,832)	(6,764)	(6,494)
Total other income (expense), net	(12,884)	(14,512)	(6,313)	(12,071)	(6,463)	(9,319)	(6,463)	(5,832)	(6,764)	(6,494)

Net income (loss)	$(32,515)	$(37,565)	$(12,928)	$(31,752)	$(14,353)	$(21,210)	$(14,181)	$(13,949)	$(15,864)	$(14,381)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Bayside	Elm	River	Amber	Westchester	Forest	Limestone	Jupiter	Weldon	Holland

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	7,053	4,600	7,323	8,416	9,374	9,658	8,046	5,811	5,811	5,818
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	495	-	450	300	275	170	415	-	-	-
Insurance	1,046	614	1,079	1,276	1,071	1,145	1,315	919	919	919
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-
Property taxes	1,988	289	1,588	1,991	2,784	1,359	1,632	2,217	1,597	106
Total operating expenses	10,582	5,503	10,440	11,983	13,505	12,332	11,407	8,947	8,328	6,844

Loss from operations	(10,582)	(5,503)	(10,440)	(11,983)	(13,505)	(12,332)	(11,407)	(8,947)	(8,328)	(6,844)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(7,666)	(4,960)	(7,967)	(7,782)	(9,199)	(10,522)	(7,304)	(6,463)	(6,313)	(6,313)
Total other income (expense), net	(7,666)	(4,960)	(7,967)	(7,782)	(9,199)	(10,522)	(7,304)	(6,463)	(6,313)	(6,313)

Net income (loss)	$(18,248)	$(10,463)	$(18,407)	$(19,765)	$(22,704)	$(22,854)	$(18,711)	$(15,410)	$(14,641)	$(13,157)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Elevation	Bandelier	Rooney	Scepter	Ensenada	Oly	McLovin	Grant	Davidson	KerriAnn

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	7,297	13,839	8,826	12,995	13,314	12,493	12,282	8,884	5,800	9,353
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	275	360	1,056	640	360	-	438	695	-	420
Insurance	1,074	1,463	1,536	1,093	1,335	2,091	2,104	1,490	799	813
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-
Property taxes	4,199	3,275	2,092	2,139	3,176	4,500	6,506	3,570	126	3,482
Total operating expenses	12,845	18,937	13,510	16,867	18,185	19,084	21,330	14,639	6,725	14,069

Loss from operations	(12,845)	(18,937)	(13,510)	(16,867)	(18,185)	(19,084)	(21,330)	(14,639)	(6,725)	(14,069)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(7,967)	(9,491)	(10,036)	(7,324)	(15,190)	(14,268)	(14,241)	(10,035)	(5,696)	(9,222)
Total other income (expense), net	(7,967)	(9,491)	(10,036)	(7,324)	(15,190)	(14,268)	(14,241)	(10,035)	(5,696)	(9,222)

Net income (loss)	$(20,811)	$(28,428)	$(23,546)	$(24,191)	$(33,375)	$(33,352)	$(35,570)	$(24,674)	$(12,421)	$(23,291)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Ribbonwalk	Sigma	Butter	Doolittle	Matchingham	Murphy	Vernon	Diablo	Delta	Kawana

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	8,773	8,773	10,379	8,443	5,807	8,171	7,198	7,081	9,290	7,514
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	450	480	756	485	485	485	340	360	-	-
Insurance	791	842	1,013	1,234	644	1,203	920	1,203	1,180	955
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-
Property taxes	2,725	2,666	2,603	1,680	1,746	1,680	1,776	2,872	2,168	1,753
Total operating expenses	12,739	12,761	14,751	11,842	8,682	11,539	10,234	11,516	12,638	10,222

Loss from operations	(12,739)	(12,761)	(14,751)	(11,842)	(8,682)	(11,539)	(10,234)	(11,516)	(12,638)	(10,222)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(8,680)	(8,787)	(10,169)	(8,044)	(5,672)	(8,032)	(7,046)	(8,056)	(9,223)	(7,459)
Total other income (expense), net	(8,680)	(8,787)	(10,169)	(8,044)	(5,672)	(8,032)	(7,046)	(8,056)	(9,223)	(7,459)

Net income (loss)	$(21,419)	$(21,548)	$(24,920)	$(19,885)	$(14,354)	$(19,571)	$(17,280)	$(19,572)	$(21,861)	$(17,681)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Saint	Lovejoy	Emporia	Wave	Tuxford	Greenhill	Chelsea	Hadden	Hollandaise	Terracotta

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	7,607	8,006	9,564	9,154	7,159	9,017	8,396	6,072	9,858	7,428
Placement Fee	-	-	-	-	-	-	-	-	-	-
HOA	306	-	-	-	-	600	-	-	-	-
Insurance	1,272	1,017	1,215	1,163	910	1,311	1,073	918	1,457	1,299
Repair and maintenance	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-
Property taxes	2,702	1,868	2,231	2,136	1,670	1,886	1,969	517	1,711	2,637
Total operating expenses	11,886	10,891	13,010	12,452	9,739	12,814	11,438	7,506	13,026	11,363

Loss from operations	(11,886)	(10,891)	(13,010)	(12,452)	(9,739)	(12,814)	(11,438)	(7,506)	(13,026)	(11,363)
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(8,215)	(7,948)	(9,494)	(9,087)	(7,107)	(8,827)	(8,350)	(5,561)	(8,517)	(8,626)
Total other income (expense), net	(8,215)	(7,948)	(9,494)	(9,087)	(7,107)	(8,827)	(8,350)	(5,561)	(8,517)	(8,626)

Net income (loss)	$(20,101)	$(18,839)	$(22,504)	$(21,539)	$(16,846)	$(21,640)	$(19,788)	$(13,067)	$(21,543)	$(19,989)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Averbury	Otoro	Tulip	Jack	Bedford	Louise	Gardens	Peanut	Mammoth	Magnolia	Roxy	Lanier

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-	-	-	-	-	-

Operating expenses:
Depreciation	7,909	10,691	8,646	11,285	7,637	7,500	5,997	5,864	9,273	6,818	8,864	10,282
Placement Fee	-	-	-	-	-	-	-	-	-	-	-	-
HOA	-	-	350	400	320	-	235	225	-	-	-	300
Insurance	1,011	2,507	2,027	2,646	1,791	1,759	1,406	750	1,185	872	1,133	1,314
Repair and maintenance	-	-	-	-	-	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-	-	-	-	-	-
Property taxes	1,855	2,507	2,027	2,646	1,791	1,759	1,406	1,375	2,174	1,599	2,079	2,411
Total operating expenses	10,775	15,705	13,050	16,977	11,538	11,018	9,045	8,213	12,633	9,289	12,076	14,308

Loss from operations	(10,775)	(15,705)	(13,050)	(16,977)	(11,538)	(11,018)	(9,045)	(8,213)	(12,633)	(9,289)	(12,076)	(14,308)
Other income	-	-	-	-	-	-	-	-	-	-	-	-
Interest expense	(7,866)	(10,633)	(10,540)	(12,671)	(9,310)	(7,963)	(6,484)	(6,983)	11,305	8,313	10,474	12,535
Total other income (expense), net	(7,866)	(10,633)	(10,540)	(12,671)	(9,310)	(7,963)	(6,484)	(6,983)	11,305	8,313	10,474	12,535

Net income (loss)	$(18,641)	$(26,338)	$(23,591)	$(29,648)	$(20,848)	$(18,980)	$(15,529)	$(15,196)	$(1,328)	$(976)	$(1,602)	$(1,772)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series	Pro Forma
	Heritage	Heron	Stonebriar	Kirkwood	100	Rosewood	McGregor	Grove	Wisteria	Point	Combined

Rental income	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$75,839
Total revenue	-	-	-	-	-	-	-	-	-	-	75,839

Operating expenses:
Depreciation	7,909	7,827	5,509	7,091	16,773	7,364	8,182	6,137	8,084	10,432	786,724
Placement Fee	-	-	-	-	-	-	-	-	-	-	2,800
HOA	425	-	-	-	-	-	-	-	-	-	24,987
Insurance	1,011	1,001	704	906	2,144	941	1,046	784	1,033	1,334	106,730
Repair and maintenance	-	-	-	-	-	-	-	-	-	-	629
Management fees	-	-	-	-	-	-	-	-	-	-	8,670
Property taxes	1,855	1,836	1,292	1,663	3,933	1,727	1,919	1,439	1,896	2,446	186,457
Total operating expenses	11,200	10,664	7,505	9,660	22,851	10,032	11,147	8,360	11,013	14,212	1,116,998

Loss from operations	(11,200)	(10,664)	(7,505)	(9,660)	(22,851)	(10,032)	(11,147)	(8,360)	(11,013)	(14,212)	(1,041,159)
Other income	-	-	-	-	-	-	-	-	-	-	-
Interest expense	9,643	9,543	6,384	8,645	-	8,978	-	7,481	9,855	12,718	(549,911)
Total other income (expense), net	9,643	9,543	6,384	8,645	-	8,978	-	7,481	9,855	12,718	(549,911)

Net income (loss)	$(1,558)	$(1,121)	$(1,121)	$(1,015)	$(22,851)	$(1,054)	$(11,147)	$(879)	$(1,158)	$(1,494)	$(1,591,070)

1.	Description of Transaction

Arrived Homes Series Meadow (the “Series Meadow”) was established on August 27, 2021 to acquire an interest in the single-family home located at 9235 Avery Meadows Drive, Charlotte, NC, the Arrived Homes Series Meadow property. Arrived Homes Series Meadow acquired the property on September 28, 2021. Arrived Homes Series Meadow issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Meadow property and intends to repay the promissory note from funds raised in the Arrived Homes Series Meadow offering.

Arrived Homes Series Saddlebred (the “Series Saddlebred”) was established on September 16, 2021 to acquire an interest in the single-family home located at 6213 Saddlebred Way, Colorado Springs, CO, the Arrived Homes Series Saddlebred property. Arrived Homes Series Saddlebred acquired the property on October 01, 2021. Arrived Homes Series Saddlebred issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Saddlebred property and intends to repay the promissory note from funds raised in the Arrived Homes Series Saddlebred offering.

Arrived Homes Series Odessa (the “Series Odessa”) was established on September 02, 2021 to acquire an interest in the single-family home located at 4669 South Odessa Street, Aurora, CO, the Arrived Homes Series Odessa property. Arrived Homes Series Odessa acquired the property on September 30, 2021. Arrived Homes Series Odessa issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Odessa property and intends to repay the promissory note from funds raised in the Arrived Homes Series Odessa offering.

Arrived Homes Series Collinston (the “Series Collinston”) was established on August 11, 2021 to acquire an interest in the single-family home located at 1507 Collinston Drive, Gastonia, NC, the Arrived Homes Series Collinston property. Arrived Homes Series Collinston acquired the property on September 17, 2021. Arrived Homes Series Collinston issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Collinston property and intends to repay the promissory note from funds raised in the Arrived Homes Series Collinston offering.

Arrived Homes Series Lily (the “Series Lily”) was established on September 02, 2021 to acquire an interest in the single-family home located at 9799 Desert Lily Circle, Colorado Springs, CO, the Arrived Homes Series Lily property. Arrived Homes Series Lily acquired the property on October 01, 2021. Arrived Homes Series Lily issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Lily property and intends to repay the promissory note from funds raised in the Arrived Homes Series Lily offering.

Arrived Homes Series Saturn (the “Series Saturn”) was established on August 11, 2021 to acquire an interest in the single-family home located at 923 Jupiter Street, Gastonia, NC, the Arrived Homes Series Saturn property. Arrived Homes Series Saturn acquired the property on August 31, 2021. Arrived Homes Series Saturn issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Saturn property and intends to repay the promissory note from funds raised in the Arrived Homes Series Saturn offering.

Arrived Homes Series Sugar (the “Series Sugar”) was established on June 15, 2021 to acquire an interest in the single-family home located at 300 Southern Sugar Avenue, Moncks Corner, SC, the Arrived Homes Series Sugar property. Arrived Homes Series Sugar acquired the property on July 07, 2021. Arrived Homes Series Sugar issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Sugar property and intends to repay the promissory note from funds raised in the Arrived Homes Series Sugar offering.

Arrived Homes Series Coatbridge (the “Series Coatbridge”) was established on June 15, 2021 to acquire an interest in the single-family home located at 172 Coatbridge Drive, Blythewood, SC, the Arrived Homes Series Coatbridge property. Arrived Homes Series Coatbridge acquired the property on July 01, 2021. Arrived Homes Series Coatbridge issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Coatbridge property and intends to repay the promissory note from funds raised in the Arrived Homes Series Coatbridge offering.

Arrived Homes Series Olive (the “Series Olive”) was established on June 15, 2021 to acquire an interest in the single-family home located at 240 Tea Olive Avenue, Lexington, SC, the Arrived Homes Series Olive property. Arrived Homes Series Olive acquired the property on July 27, 2021. Arrived Homes Series Olive issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Olive property and intends to repay the promissory note from funds raised in the Arrived Homes Series Olive offering.

Arrived Homes Series Dawson (the “Series Dawson”) was established on June 15, 2021 to acquire an interest in the single-family home located at 313 Dawsons Park Drive, Lexington, SC, the Arrived Homes Series Dawson property. Arrived Homes Series Dawson acquired the property on July 06, 2021. Arrived Homes Series Dawson issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Dawson property and intends to repay the promissory note from funds raised in the Arrived Homes Series Dawson offering.

Arrived Homes Series Ridge (the “Series Ridge”) was established on June 15, 2021 to acquire an interest in the single-family home located at 308 Oristo Ridge Way, West Columbia, SC, the Arrived Homes Series Ridge property. Arrived Homes Series Ridge acquired the property on July 09, 2021. Arrived Homes Series Ridge issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Ridge property and intends to repay the promissory note from funds raised in the Arrived Homes Series Ridge offering.

Arrived Homes Series Bayside (the “Series Bayside”) was established on June 15, 2021 to acquire an interest in the single-family home located at 59 Bayside Court, Columbia, SC, the Arrived Homes Series Bayside property. Arrived Homes Series Bayside acquired the property on July 16, 2021. Arrived Homes Series Bayside issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Bayside property and intends to repay the promissory note from funds raised in the Arrived Homes Series Bayside offering.

Arrived Homes Series Elm (the “Series Elm”) was established on June 15, 2021 to acquire an interest in the single-family home located at 1231 Tolliver Street, Columbia, SC, the Arrived Homes Series Elm property. Arrived Homes Series Elm acquired the property on August 16, 2021. Arrived Homes Series Elm issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Elm property and intends to repay the promissory note from funds raised in the Arrived Homes Series Elm offering.

Arrived Homes Series River (the “Series River”) was established on June 15, 2021 to acquire an interest in the single-family home located at 232 Rivers Edge Circle, Simpsonville, SC, the Arrived Homes Series River property. Arrived Homes Series River acquired the property on July 30, 2021. Arrived Homes Series River issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series River property and intends to repay the promissory note from funds raised in the Arrived Homes Series River offering.

Arrived Homes Series Amber (the “Series Amber”) was established on September 03, 2021 to acquire an interest in the single-family home located at 7312 Amberly Hills Road, Charlotte, NC, the Arrived Homes Series Amber property. Arrived Homes Series Amber acquired the property on September 30, 2021. Arrived Homes Series Amber issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Amber property and intends to repay the promissory note from funds raised in the Arrived Homes Series Amber offering.

Arrived Homes Series Westchester (the “Series Westchester”) was established on June 28, 2021 to acquire an interest in the single-family home located at 488 Forest Creek Way, Elgin, SC, the Arrived Homes Series Westchester property. Arrived Homes Series Westchester acquired the property on July 15, 2021. Arrived Homes Series Westchester issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Westchester property and intends to repay the promissory note from funds raised in the Arrived Homes Series Westchester offering.

Arrived Homes Series Forest (the “Series Forest”) was established on June 28, 2021 to acquire an interest in the single-family home located at 407 Forest Hills Road, Summerville, SC, the Arrived Homes Series Forest property. Arrived Homes Series Forest acquired the property on July 26, 2021. Arrived Homes Series Forest issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Forest property and intends to repay the promissory note from funds raised in the Arrived Homes Series Forest offering.

Arrived Homes Series Limestone (the “Series Limestone”) was established on July 21, 2021 to acquire an interest in the single-family home located at 863 Bergenfield Lane, Chapin, SC, the Arrived Homes Series Limestone property. Arrived Homes Series Limestone acquired the property on September 23, 2021. Arrived Homes Series Limestone issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Limestone property and intends to repay the promissory note from funds raised in the Arrived Homes Series Limestone offering.

Arrived Homes Series Jupiter (the “Series Jupiter”) was established on July 21, 2021 to acquire an interest in the single-family home located at 930 Junius Street, Gastonia, NC, the Arrived Homes Series Jupiter property. Arrived Homes Series Jupiter acquired the property on September 14, 2021. Arrived Homes Series Jupiter issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Jupiter property and intends to repay the promissory note from funds raised in the Arrived Homes Series Jupiter offering.

Arrived Homes Series Weldon (the “Series Weldon”) was established on July 23, 2021 to acquire an interest in the single-family home located at 914 North Ransom Street, Gastonia, NC, the Arrived Homes Series Weldon property. Arrived Homes Series Weldon acquired the property on September 17, 2021. Arrived Homes Series Weldon issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Weldon property and intends to repay the promissory note from funds raised in the Arrived Homes Series Weldon offering.

Arrived Homes Series Holland (the “Series Holland”) was established on July 22, 2021 to acquire an interest in the single-family home located at 910 North Ransom Street, Gastonia, NC, the Arrived Homes Series Holland property. Arrived Homes Series Holland acquired the property on September 29, 2021. Arrived Homes Series Holland issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Holland property and intends to repay the promissory note from funds raised in the Arrived Homes Series Holland offering.

Arrived Homes Series Elevation (the “Series Elevation”) was established on July 07, 2021 to acquire an interest in the single-family home located at 305 Elevation Court, Inman, SC, the Arrived Homes Series Elevation property. Arrived Homes Series Elevation acquired the property on July 21, 2021. Arrived Homes Series Elevation issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Elevation property and intends to repay the promissory note from funds raised in the Arrived Homes Series Elevation offering.

Arrived Homes Series Lennox (the “Series Lennox”) was established on June 15, 2021 to acquire an interest in the single family home located at 1320 House St, Columbia, SC 29204, the Arrived Homes Series Lennox property. Arrived Homes Series Lennox acquired the property on July 01, 2021. Arrived Homes Series Lennox issued a promissory note to the manager, Arrived Holdings, Inc., in payment of the purchase price of Arrived Homes Series Lennox property and intends to repay the promissory note from funds raised in the Arrived Homes Series Lennox offering.

All subsequent Series are intended to complete their acquisitions per the Acquisition Mechanics as described in our Offering Circular and incorporated further below.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

There are two primary mechanisms by which each series may acquire its property:

1.	The Series Acquires the Property from a 3rd Party Seller

An affiliate of the Company shall assign its interest in a specific residential Purchase & Sale contract to the series.  The contract will be with a 3rd party property seller for a purchase price, in accordance with the terms and conditions of a specific offer to purchase real estate agreement, or purchase agreement, by and between the series and the property seller, a copy of which will be filed as an exhibit to the offering statement amendment of which the offering circular amendment will be a part.

The series will form a wholly owned subsidiary in the state where the property is located to close on the property.   The funds to close will be provided by mortgage proceeds, if any, with the balance from an affiliate company through a promissory note.  The gross proceeds of the offering, net of sales commissions, if any, and a mortgage, if not already in place at the time of the initial property purchase, will be used to pay the promissory note.  The series will also pay the Manager a sourcing fee as defined in the offering use of proceeds.   If by the termination date of the offering the series does not raise sufficient funds in the offering to pay the property seller the full amount of the affiliate promissory note, assuming the Threshold Percentage (as defined below) has been reached, a closing will take place and (i) the available funds will be used to pay the promissory note (ii) to the extent that the gross proceeds of the offering, net of sales commissions, if any, are less than the amount owed under the promissory note, the difference will be delivered to the Manager in the form of interests in the series valued at the same price as offered to investors in the series offering. If by the termination date of the offering, the aggregate gross dollar amount of series interests sold in the offering does not equal at least the percentage of the purchase price specified in the relevant offering circular amendment, or the Threshold Percentage, the Offering will terminate without a closing the Escrow Agent will return all subscription funds to the prospective investors, without interest and net of any outgoing wire or other transfer fees.

2.	The Series Acquires the Property from manager or an affiliate of manager

If the property seller is the manager or an affiliate of the manager that had previously purchased the property from a 3rd party seller, the series will purchase the property or a 100% interest in the LLC that owns the property from the manager or affiliate of the manager.  The purchase price will equal the price the affiliate actually paid for the property (inclusive of closing costs).  The series will also pay the manager a sourcing fee as defined in the offering use of proceeds.  The series will purchase the property through the issuance to the property seller of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accruing interest at a to-be-determine annual interest rate, with net proceeds from the series offering. Prior to the repayment of the note, the property seller will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering statement amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The balance sheets as of December 31, 2021 and statements of operations for the year ended December 31, 2021 and year ended December 31, 2021 of the Series noted above, and all subsequent Series, as presented in the unaudited pro forma financial statements above, represent the historical amounts of each of the Series properties.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma combined statement.

3.	Consideration Transferred

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Meadow issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Meadow property, in the amount of $120,320, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Saddlebred issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Saddlebred property, in the amount of $142,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Odessa issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Odessa property, in the amount of $160,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Collinston issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Collinston property, in the amount of $73,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Lennox issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Lennox property, in the amount of $75,250, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Olive issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Olive property, in the amount of $103,960, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Ridge issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Ridge property, in the amount of $75,600, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Amber issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Amber property, in the amount of $106,750, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Westchester issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Westchester property, in the amount of $141,100, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Forest issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Forest property, in the amount of $122,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Limestone issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Limestone property, in the amount of $101,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Jupiter issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Jupiter property, in the amount of $75,250, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Weldon issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Weldon property, in the amount of $73,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Holland issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Holland property, in the amount of $73,500, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Elevation issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Elevation property, in the amount of $91,120, the property purchase price.

The promissory notes have a maturity date of 18 months from the date of issuance and do not bear any interest, or where required by law, at the minimum federal level. The promissory notes shall be repaid through the closings of Arrived Homes Series Meadow LLC, Arrived Homes Series Saddlebred LLC, Arrived Homes Series Odessa LLC, Arrived Homes Series Collinston LLC, Arrived Homes Series Lily LLC, Arrived Homes Series Saturn LLC, Arrived Homes Series Sugar LLC, Arrived Homes Series Coatbridge LLC, Arrived Homes Series Lennox LLC, Arrived Homes Series Olive LLC, Arrived Homes Series Dawson LLC, Arrived Homes Series Ridge LLC, Arrived Homes Series Bayside LLC, Arrived Homes Series Elm LLC, Arrived Homes Series River LLC, Arrived Homes Series Amber LLC, and Arrived Homes Series Westchester LLC offerings.

Prior to the repayment of this note, the owner affiliate or our manager will retain all rental income derived from Arrived Homes Series Meadow LLC, Arrived Homes Series Saddlebred LLC, Arrived Homes Series Odessa LLC, Arrived Homes Series Collinston LLC, Arrived Homes Series Lily LLC, Arrived Homes Series Saturn LLC, Arrived Homes Series Sugar LLC, Arrived Homes Series Coatbridge LLC, Arrived Homes Series Lennox LLC, Arrived Homes Series Olive LLC, Arrived Homes Series Dawson LLC, Arrived Homes Series Ridge LLC, Arrived Homes Series Bayside LLC, Arrived Homes Series Elm LLC, Arrived Homes Series River LLC, Arrived Homes Series Amber LLC, and Arrived Homes Series Westchester LLC, net of concessions, taxes, insurance, HOA dues and costs of repair, unless otherwise waived.

For subsequent Series property acquisitions, it is intended that they will follow the Acquisition Mechanics outlined in our Offering Circular and incorporate in the Description of Transactions above.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2021

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID #00536)	F-45

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET	F-46

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)	F-53

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)	F-60

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS	F-67

NOTES TO CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-74 to F-91

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Members and Members of
Arrived Homes, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of Arrived Homes, LLC and its Series (the Company) as of December 31, 2021, and the related consolidated and consolidating statements of comprehensive income (loss), changes in members’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2021.

Blue Bell, Pennsylvania

April 25, 2022

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan	Pinot	Plumtree	Salem

ASSETS
Current assets:
Cash	$13,754	$6,540	$15,054	$13,709	$6,496	$10,913	$16,203	$14,131	$18,569	$13,926
Accounts receivable
Prepaid expenses	331	1,834	396	2,090	2,109	369	353	1,663	358	1,796
Due from related party	-	6,230	-	-	6,605	-	-	-	-	-
Total current assets	14,085	14,604	15,450	15,799	15,210	11,282	16,556	15,794	18,927	15,722
Property and equipment, net	192,311	227,192	209,462	315,986	242,676	205,661	203,960	319,030	197,009	315,949
Deposits held by property management companies	1,450	1,595	1,750	2,195	1,596	1,500	873	2,195	1,450	4,421
Total assets	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389	$337,019	$217,386	$336,092

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,883	$1,360	$3,541	$1,199	$1,537	$2,973	$3,134	$1,248	$3,054	$1,246
Due to related party	1,886	-	2,857	3,127	-	3,428	4,270	3,160	1,508	3,050
Total current liabilities	3,769	1,360	6,398	4,326	1,537	6,401	7,404	4,408	4,562	4,296
Tenant deposits	1,450	1,595	1,750	2,195	1,596	1,500	1,600	2,195	1,450	3,930
Mortgage payable, net	102,876	149,345	129,359	204,632	159,845	107,696	112,245	206,741	109,643	208,521
Total liabilities	108,095	152,300	137,507	211,153	162,978	115,597	121,249	213,344	115,655	216,747

Members’ equity (deficit):
Members’ capital	98,188	91,779	88,886	123,585	98,151	106,158	100,602	124,639	101,731	119,718
Retained earnings (accumulated deficit)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)	(964)	-	(373)
Total members’ equity (deficit)	99,751	91,091	89,155	122,827	96,504	102,846	100,140	123,675	101,731	119,345
Total liabilities and members’ equity (deficit)	$207,846	$243,391	$226,662	$333,980	$259,482	$218,443	$221,389	$337,019	$217,386	$336,092

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Soapstone	Splash	Tuscan	Wentworth	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily

ASSETS
Current assets:
Cash	$12,913	$12,537	$15,689	$6,607	$-	$-	$101	$-	$-	$-
Accounts receivable
Prepaid expenses	415	439	613	2,843	2,702	1,926	2,134	2,329	6,722	5,063
Due from related party	-	-	-	5,092	-	-	-	-	-	-
Total current assets	13,328	12,976	16,302	14,542	2,702	1,926	2,235	2,329	6,722	5,063
Property and equipment, net	214,333	213,550	318,765	234,858	350,433	299,193	371,243	271,490	559,992	534,897
Deposits held by property management companies	1,600	1,450	2,195	3,215	-	-	-	-	-	-
Total assets	$229,261	$227,976	$337,262	$252,615	$353,135	$301,119	$373,478	$273,819	$566,714	$539,960

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,623	$2,426	$2,818	$1,403	$3,639	$436	$359	$357	$3,500	$4,186
Due to related party	2,967	2,605	2,231	-	107,139	95,092	116,797	86,617	174,883	230,475
Total current liabilities	6,590	5,031	5,049	1,403	110,778	95,528	117,156	86,974	178,383	234,661
Tenant deposits	1,600	1,450	2,195	1,595	-	-	-	-	-	-
Mortgage payable, net	126,515	121,823	180,658	154,889	242,357	205,591	256,322	186,845	388,331	308,439
Total liabilities	134,705	128,304	187,902	157,887	353,135	301,119	373,478	273,819	566,714	543,100

Members’ equity (deficit):
Members’ capital	94,319	100,559	150,001	95,085	4,516	-	5,004	4,003	7,063	5,715
Retained earnings (accumulated deficit)	237	(887)	(641)	(357)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)
Total members’ equity (deficit)	94,556	99,672	149,360	94,728	-	-	-	-	-	(3,140)
Total liabilities and members’ equity (deficit)	$229,261	$227,976	$337,262	$252,615	$353,135	$301,119	$373,478	$273,819	$566,714	$539,960

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Mclovin	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston	Davidson	Holland

ASSETS
Current assets:
Cash	$-	$-	$-	$-	$-	$122	$9,856	$-	$-	$1,110
Accounts receivable
Prepaid expenses	7,532	5,525	5,746	4,487	2,201	2,600	3,320	657	1,321	1,516
Due from related party	-	-	-	-	-	-	1,595	-	-	-
Total current assets	7,532	5,525	5,746	4,487	2,201	2,722	14,771	657	1,321	2,626
Property and equipment, net	526,794	533,345	527,604	472,947	372,834	305,580	282,758	215,103	214,858	214,423
Deposits held by property management companies	-	-	-	-	-	-	1,895	-	-	-
Total assets	$534,326	$538,870	$533,350	$477,434	$375,035	$308,302	$299,424	$215,760	$216,179	$217,049

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$6,462	$5,223	$4,956	$3,495	$453	$524	$4,908	$1,117	$801	$1,054
Due to related party	163,870	165,595	163,696	147,851	118,260	112,665	-	81,658	70,380	72,774
Total current liabilities	170,332	170,818	168,652	151,346	118,713	113,189	4,908	82,775	71,181	73,828
Tenant deposits	-	-	-	-	-	-	1,895	-	-	-
Mortgage payable, net	363,994	370,971	364,698	329,283	256,322	198,593	187,402	134,741	145,158	145,163
Total liabilities	534,326	541,789	533,350	480,629	375,035	311,782	194,205	217,516	216,339	218,991

Members’ equity (deficit):
Members’ capital	-	6,512	-	5,476	5,067	-	110,601	-	-	-
Retained earnings (accumulated deficit)	-	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)	(160)	(1,942)
Total members’ equity (deficit)	-	(2,919)	-	(3,195)	-	(3,480)	105,219	(1,756)	(160)	(1,942)
Total liabilities and members’ equity (deficit)	$534,326	$538,870	$533,350	$477,434	$375,035	$308,302	$299,424	$215,760	$216,179	$217,049

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn	Sigma	Weldon	Badminton	Basil	Bayside

ASSETS
Current assets:
Cash	$-	$209	$-	$-	$77	$-	$-	$10,370	$7,938	$3,337
Accounts receivable
Prepaid expenses	3,018	2,433	2,723	3,522	2,176	1,172	2,803	2,241	1,385	3,463
Due from related party	-	-	-	-	-	-	-	-	-	-
Total current assets	3,018	2,642	2,723	3,522	2,253	1,172	2,803	12,611	9,323	6,800
Property and equipment, net	214,419	341,151	320,343	320,275	221,804	389,239	214,173	253,020	200,978	254,675
Deposits held by property management companies	-	-	-	-	-	-	-	2,993	1,495	2,935
Total assets	$217,437	$343,793	$323,066	$323,797	$224,057	$390,411	$216,976	$268,624	$211,796	$264,410

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,718	$543	$454	$538	$1,517	$355	$1,390	$3,658	$2,914	$2,374
Due to related party	79,581	116,213	116,883	104,796	86,529	123,327	82,844	88	262	96,372
Total current liabilities	81,299	116,756	117,337	105,334	88,046	123,682	84,234	3,746	3,176	98,746
Tenant deposits	-	-	-	-	-	-	-	2,993	1,495	2,619
Mortgage payable, net	137,967	235,377	212,558	221,584	137,972	266,729	134,741	171,756	129,599	163,383
Total liabilities	219,266	352,133	329,895	326,918	226,018	390,411	218,975	178,495	134,270	264,748

Members’ equity (deficit):
Members’ capital	-	4,919	4,033	4,402	4,071	-	-	95,481	80,080	-
Retained earnings (accumulated deficit)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)	-	(1,999)	(5,352)	(2,554)	(338)
Total members’ equity (deficit)	(1,829)	(8,340)	(6,829)	(3,121)	(1,961)	-	(1,999)	90,129	77,526	(338)
Total liabilities and members’ equity (deficit)	$217,437	$343,793	$323,066	$323,797	$224,057	$390,411	$216,976	$268,624	$211,796	$264,410

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Butter	Coatbridge	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest	Holloway

ASSETS
Current assets:
Cash	$-	$1,460	$4,852	$5,617	$-	$10,835	$776	$477	$-	$11,032
Accounts receivable		1,336		820			520
Prepaid expenses	3,525	3,039	2,502	1,276	2,734	2,917	5,779	1,394	3,389	3,891
Due from related party	-	-	-	1,305	-	-	-	-	-	-
Total current assets	3,525	5,835	7,354	9,018	2,734	13,752	7,075	1,871	3,389	14,923
Property and equipment, net	379,693	269,537	224,952	188,587	307,573	213,369	263,908	164,892	347,941	337,278
Deposits held by property management companies	525	3,993	1,695	1,495	25	3,590	4,624	3,504	3,119	3,752
Total assets	$383,743	$279,365	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267	$354,449	$355,953

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$640	$2,431	$1,522	$2,614	$602	$3,525	$4,529	$747	$3,261	$2,767
Due to related party	123,388	103,495	88,229	-	104,453	1,202	98,470	61,478	132,410	1,901
Total current liabilities	124,028	105,926	89,751	2,614	105,055	4,727	102,999	62,225	135,671	4,668
Tenant deposits	-	2,993	1,695	1,495	-	3,590	3,990	3,190	3,119	3,119
Mortgage payable, net	259,715	173,037	144,074	119,301	205,277	147,794	170,242	105,713	225,085	218,098
Total liabilities	383,743	281,956	235,520	123,410	310,332	156,111	277,231	171,128	363,875	225,885

Members’ equity (deficit):
Members’ capital	-	-	-	81,658	-	74,674	4,496	-	7,441	141,748
Retained earnings (accumulated deficit)	-	(2,591)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)	(11,680)
Total members’ equity (deficit)	-	(2,591)	(1,519)	75,690	-	74,600	(1,624)	(861)	(9,426)	130,068
Total liabilities and members’ equity (deficit)	$383,743	$279,365	$234,001	$199,100	$310,332	$230,711	$275,607	$170,267	$354,449	$355,953

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham	Murphy	Olive	Ridge	River

ASSETS
Current assets:
Cash	$12,813	$14,420	$4,431	$-	$9,299	$86	$-	$-	$677	$2,390
Accounts receivable
Prepaid expenses	3,170	2,209	2,028	3,228	891	3,085	2,693	1,905	2,459	2,596
Due from related party	41	-	-	-	981	-	-	-	-	-
Total current assets	16,024	16,629	6,459	3,228	11,171	3,171	2,693	1,905	3,136	4,986
Property and equipment, net	312,535	368,110	215,051	291,746	213,369	211,492	297,632	229,985	216,043	264,587
Deposits held by property management companies	2,869	2,495	1,695	-	1,750	3,195	25	3,758	5,933	2,993
Total assets	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858	$300,350	$235,648	$225,112	$272,566

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,860	$1,538	$1,655	$1,031	$3,532	$858	$602	$3,195	$1,438	$1,858
Due to related party	-	3,042	84,097	96,002	-	70,679	94,776	109,410	83,371	99,650
Total current liabilities	4,860	4,580	85,752	97,033	3,532	71,537	95,378	112,605	84,809	101,508
Tenant deposits	2,869	2,495	1,695	-	1,750	1,795	-	1,895	2,543	2,993
Mortgage payable, net	212,156	237,406	137,639	200,746	147,794	144,526	204,972	124,123	138,282	170,242
Total liabilities	219,885	244,481	225,086	297,779	153,076	217,858	300,350	238,623	225,634	274,743

Members’ equity (deficit):
Members’ capital	116,305	147,498	-	-	77,705	-	-	6,103	-	-
Retained earnings (accumulated deficit)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-	-	(9,078)	(522)	(2,177)
Total members’ equity (deficit)	111,543	142,753	(1,881)	(2,805)	73,214	-	-	(2,975)	(522)	(2,177)
Total liabilities and members’ equity (deficit)	$331,428	$387,234	$223,205	$294,974	$226,290	$217,858	$300,350	$235,648	$225,112	$272,566

	Series	Series	Series	Series	Series	Series	Series	Series
	Roseberry	Shoreline	Spencer	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

ASSETS
Current assets:
Cash	$2,749	$8,882	$10,725	$3,105	$8,216	$-	$1,483	$12,404	$336,890
Accounts receivable									2,676
Prepaid expenses	4,555	2,778	2,566	2,790	2,265	1,333	4,448	3,574	175,345
Due from related party	-	1,428	802	-	-	-	-	-	24,079
Total current assets	7,304	13,088	14,093	5,895	10,481	1,333	5,931	15,978	538,990
Property and equipment, net	326,445	307,540	298,528	309,169	253,020	263,370	338,885	347,992	19,957,542
Deposits held by property management companies	3,443	2,295	2,744	3,590	2,644	-	3,397	3,893	109,844
Total assets	$337,192	$322,923	$315,365	$318,654	$266,145	$264,703	$348,213	$367,863	$20,606,376

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,217	$3,487	$3,912	$1,753	$2,479	$602	$3,138	$4,203	$154,372
Due to related party	5,136	-	-	117,434	535	84,372	146,041	471	4,455,778
Total current liabilities	8,353	3,487	3,912	119,187	3,014	84,974	149,179	4,674	4,610,150
Tenant deposits	3,443	2,295	2,744	3,590	2,119	-	3,119	3,893	97,532
Mortgage payable, net	208,948	209,087	192,353	198,781	163,389	179,729	196,207	224,525	13,029,905
Total liabilities	220,744	214,869	199,009	321,558	168,522	264,703	348,505	233,092	17,737,587

Members’ equity (deficit):
Members’ capital	125,794	117,393	120,965	5,490	104,683	-	5,640	140,239	3,118,176
Retained earnings (accumulated deficit)	(9,346)	(9,339)	(4,609)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Total members’ equity (deficit)	116,448	108,054	116,356	(2,904)	97,623	-	(292)	134,771	2,868,789
Total liabilities and members’ equity (deficit)	$337,192	$322,923	$315,365	$318,654	$266,145	$264,703	$348,213	$367,863	$20,606,376

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan	Pinot	Plumtree	Salem

Rental income	$13,050	$4,382	$14,796	$8,980	$3,653	$9,000	$13,900	$8,915	$13,025	$9,536
Total revenue	13,050	4,382	14,796	8,980	3,653	9,000	13,900	8,915	13,025	9,536

Operating expenses:
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294	2,953	4,151	2,925
Insurance	654	265	792	326	246	653	712	412	698	408
Management fees	1,830	642	1,754	-	678	1,572	1,894	-	1,745	-
Repair and maintenance	313	381	855	2,000	381	256	1,712	2,000	715	2,000
Property taxes	562	457	1,733	193	483	1,370	1,476	193	1,422	193
Other operating expenses	750	794	816	1,034	795	749	750	1,025	750	1,061
Total operating expenses	8,158	4,049	10,348	6,478	4,206	8,929	10,838	6,583	9,481	6,587

Income (loss) from operations	4,892	333	4,448	2,502	(553)	71	3,062	2,332	3,544	2,949

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(3,329)	(1,021)	(4,179)	(3,260)	(1,094)	(3,383)	(3,524)	(3,296)	(3,544)	(3,322)

Net income (loss) before income taxes	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)	(964)	-	(373)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)	$(964)	$-	$(373)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Soapstone	Splash	Tuscan	Wentworth	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily

Rental income	$14,400	$5,890	$9,130	$5,110	$-	$-	$-	$-	$-	$-
Total revenue	14,400	5,890	9,130	5,110	-	-	-	-	-	-

Operating expenses:
Depreciation	4,500	1,985	2,960	1,563	1,390	-	1,474	1,079	2,222	3,460
Insurance	894	293	408	247	244	-	256	182	372	523
Management fees	1,982	-	-	630	-	-	-	-	-	-
Repair and maintenance	143	2,000	2,000	381	-	-	-	-	-	-
Property taxes	1,802	336	1,044	710	546	-	349	357	529	930
Other operating expenses	751	467	849	807	608	-	708	745	671	865
Total operating expenses	10,072	5,081	7,261	4,338	2,788	-	2,787	2,363	3,794	5,778

Income (loss) from operations	4,328	809	1,869	772	(2,788)	-	(2,787)	(2,363)	(3,794)	(5,778)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(4,091)	(1,696)	(2,510)	(1,129)	(1,728)	-	(2,217)	(1,640)	(3,269)	(3,077)

Net income (loss) before income taxes	237	(887)	(641)	(357)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	$237	$(887)	$(641)	$(357)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Mclovin	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston	Davidson	Holland

Rental income	$-	$695	$-	$-	$-	$-	$9,169	$-	$-	$-
Total revenue	-	695	-	-	-	-	9,169	-	-	-

Operating expenses:
Depreciation	-	3,666	-	3,659	1,484	701	3,917	484	-	485
Insurance	-	552	-	496	248	106	493	60	-	77
Management fees	-	-	-	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	1,311	285	250	160	205
Property taxes	-	1,150	-	757	595	166	1,391	40	-	9
Other operating expenses	-	1,060	-	475	969	500	2,951	476	-	686
Total operating expenses	-	6,428	-	5,387	3,296	2,784	9,037	1,310	160	1,462

Income (loss) from operations	-	(5,733)	-	(5,387)	(3,296)	(2,784)	132	(1,310)	(160)	(1,462)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	-	(3,698)	-	(3,284)	(1,771)	(696)	(5,514)	(446)	-	(480)

Net income (loss) before income taxes	-	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)	(160)	(1,942)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	$-	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)	$(160)	$(1,942)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn	Sigma	Weldon	Badminton	Basil	Bayside

Rental income	$-	$-	$-	$-	$-	$-	$-	$9,782	$5,880	$2,095
Total revenue	-	-	-	-	-	-	-	9,782	5,880	2,095

Operating expenses:
Depreciation	484	1,562	2,205	1,465	1,988	-	484	3,505	1,856	587
Insurance	77	228	337	215	306	-	77	558	275	87
Management fees	-	-	-	-	-	-	-	1,147	789	168
Repair and maintenance	250	8,430	4,705	3,213	537	-	260	1,840	1,353	263
Property taxes	-	580	507	454	333	-	133	634	238	165
Other operating expenses	474	907	914	619	675	-	599	2,901	1,871	517
Total operating expenses	1,285	11,707	8,668	5,966	3,839	-	1,553	10,585	6,382	1,787

Income (loss) from operations	(1,285)	(11,707)	(8,668)	(5,966)	(3,839)	-	(1,553)	(803)	(502)	308

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(544)	(1,552)	(2,194)	(1,557)	(2,193)	-	(446)	(4,549)	(2,052)	(646)

Net income (loss) before income taxes	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)	-	(1,999)	(5,352)	(2,554)	(338)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Butter	Coatbridge	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest	Holloway

Rental income	$-	$1,995	$1,695	$7,604	$-	$7,180	$6,717	$1,595	$4,824	$11,831
Total revenue	-	1,995	1,695	7,604	-	7,180	6,717	1,595	4,824	11,831

Operating expenses:
Depreciation	-	622	519	2,613	-	1,971	3,047	383	4,823	4,672
Insurance	-	69	95	443	-	231	358	51	382	751
Management fees	-	132	136	332	-	861	456	128	338	699
Repair and maintenance	-	2,365	1,275	4,488	-	310	1,327	1,322	7,911	7,314
Property taxes	-	178	94	414	-	503	1,743	-	566	1,177
Other operating expenses	-	537	525	2,365	-	1,040	2,553	568	3,246	2,993
Total operating expenses	-	3,903	2,644	10,655	-	4,916	9,484	2,452	17,266	17,606

Income (loss) from operations	-	(1,908)	(949)	(3,051)	-	2,264	(2,767)	(857)	(12,442)	(5,775)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	-	(683)	(570)	(2,917)	-	(2,338)	(3,353)	(4)	(4,425)	(5,905)

Net income (loss) before income taxes	-	(2,591)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)	(11,680)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	$-	$(2,591)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)	$(11,680)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham	Murphy	Olive	Ridge	River

Rental income	$12,660	$13,441	$1,695	$-	$9,315	$-	$-	$3,664	$1,695	$1,995
Total revenue	12,660	13,441	1,695	-	9,315	-	-	3,664	1,695	1,995

Operating expenses:
Depreciation	4,290	5,115	496	670	2,956	-	-	2,654	499	610
Insurance	585	799	55	110	489	-	-	238	74	90
Management fees	167	1,640	136	-	139	-	-	293	-	160
Repair and maintenance	1,422	1,100	1,775	717	2,729	-	-	3,590	500	1,997
Property taxes	1,357	105	94	137	702	-	-	377	90	133
Other operating expenses	3,229	3,153	475	509	2,653	-	-	3,126	507	512
Total operating expenses	11,050	11,912	3,031	2,143	9,668	-	-	10,278	1,670	3,502

Income (loss) from operations	1,610	1,529	(1,336)	(2,143)	(353)	-	-	(6,614)	25	(1,507)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-	-
Interest expense	(6,372)	(6,274)	(545)	(662)	(4,138)	-	-	(2,464)	(547)	(670)

Net income (loss) before income taxes	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-	-	(9,078)	(522)	(2,177)
Provision for income taxes	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-	$-	$(9,078)	$(522)	$(2,177)

	Series	Series	Series	Series	Series	Series	Series	Series
	Roseberry	Shoreline	Spencer	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

Rental income	$7,956	$9,550	$10,267	$7,238	$8,679	$-	$6,922	$10,799	$310,705
Total revenue	7,956	9,550	10,267	7,238	8,679	-	6,922	10,799	310,705

Operating expenses:
Depreciation	3,009	4,260	4,157	3,566	3,505	-	3,906	4,008	144,673
Insurance	336	675	639	367	551	-	357	524	21,046
Management fees	392	1,179	-	579	1,083	-	554	1,353	25,588
Repair and maintenance	6,620	3,349	1,800	2,397	3,219	-	267	945	96,938
Property taxes	877	611	929	647	717	-	1,163	1,194	35,645
Other operating expenses	2,785	3,285	2,423	4,147	2,335	-	2,728	3,544	80,827
Total operating expenses	14,019	13,359	9,948	11,703	11,410	-	8,975	11,568	404,717

Income (loss) from operations	(6,063)	(3,809)	319	(4,465)	(2,731)	-	(2,053)	(769)	(94,012)

Other income (expense), net
Other income	-	-	-	-	-	-	-	-	-
Interest expense	(3,283)	(5,530)	(4,928)	(3,929)	(4,329)	-	(3,879)	(4,699)	(155,375)

Net income (loss) before income taxes	(9,346)	(9,339)	(4,609)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Provision for income taxes	-	-	-	-	-	-	-	-	-
Net Income (loss)	$(9,346)	$(9,339)	$(4,609)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$(249,387)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan	Pinot	Plumtree	Salem
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	101,646	92,325	91,723	125,653	98,731	109,673	103,702	126,727	105,543	121,725
Deemed contribution from Manager	-	-	-	-	-	-	-	-	-	-
Distributions	(3,458)	(546)	(2,837)	(2,068)	(580)	(3,515)	(3,100)	(2,088)	(3,812)	(2,007)
Net income (loss)	1,563	(688)	269	(758)	(1,647)	(3,312)	(462)	(964)	-	(373)
Balance at December 31, 2021	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)	$(964)	$-	$(373)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Soapstone	Splash	Tuscan	Wentworth	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	97,020	102,238	152,484	95,648	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	4,516	-	5,004	4,003	7,063	5,715
Distributions	(2,701)	(1,679)	(2,483)	(563)	-	-	-	-	-	-
Net income (loss)	237	(887)	(641)	(357)	(4,516)	-	(5,004)	(4,003)	(7,063)	(8,855)
Balance at December 31, 2021	$237	$(887)	$(641)	$(357)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Mclovin	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston	Davidson	Holland
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	-	107,245	-	-	-
Deemed contribution from Manager	-	6,512	-	5,476	5,067	-	5,130	-	-	-
Distributions	-	-	-	-	-	-	(1,775)	-	-	-
Net income (loss)	-	(9,431)	-	(8,671)	(5,067)	(3,480)	(5,382)	(1,756)	(160)	(1,942)
Balance at December 31, 2021	$-	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)	$(160)	$(1,942)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn	Sigma	Weldon	Badminton	Basil	Bayside
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	-	-	-	-	91,274	80,558	-
Deemed contribution from Manager	-	4,919	4,033	4,402	4,071	-	-	4,759	-	-
Distributions	-	-	-	-	-	-	-	(551)	(478)	-
Net income (loss)	(1,829)	(13,259)	(10,862)	(7,523)	(6,032)	-	(1,999)	(5,352)	(2,554)	(338)
Balance at December 31, 2021	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Butter	Coatbridge	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest	Holloway
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	-	-	-	78,026	-	75,104	-	-	-	132,787
Deemed contribution from Manager	-	-	-	4,556	-	-	4,496	-	7,441	10,439
Distributions	-	-	-	(924)	-	(430)	-	-	-	(1,478)
Net income (loss)	-	(2,591)	(1,519)	(5,968)	-	(74)	(6,120)	(861)	(16,867)	(11,680)
Balance at December 31, 2021	$-	$(2,591)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)	$(11,680)

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham	Murphy	Olive	Ridge	River
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	113,291	144,232	-	-	74,894	-	-	-	-	-
Deemed contribution from Manager	4,917	4,115	-	-	4,172	-	-	6,103	-	-
Distributions	(1,903)	(849)	-	-	(1,361)	-	-	-	-	-
Net income (loss)	(4,762)	(4,745)	(1,881)	(2,805)	(4,491)	-	-	(9,078)	(522)	(2,177)
Balance at December 31, 2021	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-	$-	$(9,078)	$(522)	$(2,177)

	Series	Series	Series	Series	Series	Series	Series	Series
	Roseberry	Shoreline	Spencer	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated
	Total	Total	Total	Total	Total	Total	Total	Total	Total
January 1, 2021	$-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership interests, net of offering costs	127,258	110,732	117,852	-	100,535	-	-	136,609	3,015,235
Deemed contribution from Manager	-	7,286	5,195	5,490	4,742	-	5,640	4,416	149,676
Distributions	(1,464)	(625)	(2,082)	-	(594)	-	-	(786)	(46,735)
Net income (loss)	(9,346)	(9,339)	(4,609)	(8,394)	(7,060)	-	(5,932)	(5,468)	(249,387)
Balance at December 31, 2021	$(9,346)	$(9,339)	$(4,609)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$2,868,789

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Chaparral	Cupcake	Lierly	Malbec	Mojave	Patrick	Pecan	Pinot	Plumtree	Salem

Cash flows from operating activities:
Net income (loss)	$1,563	$(688)	$269	$(758)	$(1,647)	$(3,312)	$(462)	$(964)	$-	$(373)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	4,049	1,510	4,398	2,925	1,623	4,329	4,294	2,953	4,151	2,925
Amortization	118	20	144	45	22	50	51	48	123	46
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	(331)	(1,834)	(396)	(2,090)	(2,109)	(369)	(353)	(1,663)	(358)	(1,796)
Due from related party
Accrued expenses	1,883	1,360	3,541	1,199	1,537	2,973	3,134	1,248	3,054	1,246
Due to related party	1,421	-	2,143	5,806	325	2,442	2,845	6,075	1,134	5,236
Net cash provided by (used in) operating activities	8,703	368	10,099	7,127	(249)	6,113	9,509	7,697	8,104	7,284
Cash flows from investing activities:
Property improvements	-	(7,344)	-	-	(7,619)	-	-	-	-	-
Net cash used in investing activities	-	(7,344)	-	-	(7,619)	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	102,732	149,325	129,177	-	159,823	106,569	112,449		109,506
Repayments of amounts due to related party	(197,965)	(242,821)	(215,000)	(127,831)	(259,698)	(210,205)	(208,495)	(129,115)	(202,950)	(123,823)
Net proceeds from the issuance of membership units	103,742	107,559	93,614	136,481	114,820	111,951	105,841	137,638	107,721	132,472
Distributions	(3,458)	(546)	(2,837)	(2,068)	(580)	(3,515)	(3,100)	(2,088)	(3,812)	(2,007)
Net cash provided by financing activities	5,051	13,517	4,954	6,582	14,364	4,800	6,694	6,434	10,465	6,642
Net change in cash	13,754	6,540	15,053	13,710	6,496	10,913	16,203	14,131	18,569	13,926
Cash at beginning of year	-	-	-	-	-	-	-	-	-	-
Cash at end of year	$13,754	$6,540	$15,053	$13,710	$6,496	$10,913	$16,203	$14,131	$18,569	$13,926

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$2,828	$-	$3,554	$3,216	$1,071	$2,936	$3,060	$3,249	$3,013	$3,277

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$197,965		$215,000			$210,205	$208,495		$202,950
Advance from related party for acquisition of property
Acquisition of property		$221,083		$321,568	$236,680			$324,665		$321,531
Mortgage payable for acquisition of property				$208,585				$210,740		$212,550
Offering expenses	$2,096	$2,183	$1,891	$2,757	$2,320	$2,278	$2,138	$2,785	$2,178	$2,676
Deemed contribution from Manager

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Soapstone	Splash	Tuscan	Wentworth	Bandelier	Diablo	Rooney	Scepter	Ensenada	Lily

Cash flows from operating activities:
Net income (loss)	$237	$(887)	$(641)	$(357)	$(4,516)	$-	$(5,004)	$(4,003)	$(7,063)	$(8,855)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	4,500	1,985	2,960	1,563	1,390	-	1,474	1,079	2,222	3,460
Amortization	144	8	9	20	14	-	15	12	21	26
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	(415)	(439)	(613)	(2,843)	(2,702)	(1,926)	(2,134)	(2,329)	(6,722)	(5,063)
Due from related party
Accrued expenses	3,623	2,426	2,818	1,403	3,639	436	359	357	3,500	4,186
Due to related party	2,171	4,636	4,990	2,123	2,175	1,490	5,391	4,884	8,042	6,246
Net cash provided by (used in) operating activities	10,260	7,729	9,523	1,909	-	-	101	-	-	-
Cash flows from investing activities:
Property improvements	-	-	-	(7,619)	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	(7,619)	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	126,334			151,968	-	-	-	-	-	-
Repayments of amounts due to related party	(220,000)	(104,304)	(155,216)	(250,394)	-	-	-	-	-	-
Net proceeds from the issuance of membership units	99,020	110,791	163,865	111,306	-	-	-	-	-	-
Distributions	(2,701)	(1,679)	(2,483)	(563)	-	-	-	-	-	-
Net cash provided by financing activities	2,653	4,808	6,166	12,317	-	-	-	-	-	-
Net change in cash	12,913	12,537	15,689	6,607	-	-	101	-	-	-
Cash at beginning of year	-	-	-	-	-	-	-	-	-	-
Cash at end of year	$12,913	$12,537	$15,689	$6,607	$-	$-	$101	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,477	$1,252	$1,855	$1,109	$1,728	$-	$2,217	$1,640	$3,269	$3,077

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party	$220,000
Advance from related party for acquisition of property					$109,314	$96,582	$122,188	$91,501	$182,925	$236,721
Acquisition of property		$217,520	$324,389	$228,801	$351,823	$299,193	$372,718	$272,569	$562,214	$538,356
Mortgage payable for acquisition of property		$122,500	$181,480		$244,930	$207,900	$259,000	$189,000	$392,000	$311,500
Offering expenses	$2,000	$2,238	$3,310	$2,251	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager					$4,516		$5,004	$4,003	$7,063	$5,715

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Mclovin	Odessa	Oly	Saddlebred	Grant	Amber	Centennial	Collinston	Davidson	Holland

Cash flows from operating activities:
Net income (loss)	$-	$(9,431)	$-	$(8,671)	$(5,067)	$(3,480)	$(5,382)	$(1,756)	$(160)	$(1,942)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	-	3,666	-	3,659	1,484	701	3,917	484	-	485
Amortization	-	30	-	27	15	6	52	5	-	5
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	(7,532)	(5,525)	(5,746)	(4,487)	(2,201)	(2,600)	(3,320)	(657)	(1,321)	(1,516)
Due from related party								-
Accrued expenses	6,462	5,223	4,956	3,495	453	524	4,908	1,117	801	1,054
Due to related party	1,070	6,037	790	5,977	5,316	4,971	3,533	5,057	4,000	6,394
Net cash provided by (used in) operating activities	-	-	-	-	-	122	3,708	4,250	3,320	4,480
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-	(4,250)	(3,320)	(3,370)
Net cash used in investing activities	-	-	-	-	-	-	-	(4,250)	(3,320)	(3,370)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	(109,194)	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	117,117	-	-	-
Distributions	-	-	-	-	-	-	(1,775)	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	6,149	-	-	-
Net change in cash	-	-	-	-	-	122	9,856	-	-	1,110
Cash at beginning of year	-	-	-	-	-	-	-	-	-	-
Cash at end of year	$-	$-	$-	$-	$-	$122	$9,856	$-	$-	$1,110

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$3,698	$-	$3,284	$1,771	$696	$5,514	$446	$-	$480

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$164,940	$171,632	$164,486	$153,828	$123,576	$117,636	$112,727	$86,715	$74,380	$79,168
Acquisition of property	$526,794	$537,011	$528,649	$476,606	$374,318	$307,684	$286,675	$212,306	$212,508	$212,508
Mortgage payable for acquisition of property	$367,500	$374,500	$368,200	$332,500	$259,000	$200,830	$190,000	$136,500	$147,000	$147,000
Offering expenses	$-	$-	$-	$-	$-	$-	$2,366	$-	$-	$-
Deemed contribution from Manager		$6,512		$5,476	$5,067		$5,130

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Jupiter	KerriAnn	Meadow	Ribbonwalk	Saturn	Sigma	Weldon	Badminton	Basil	Bayside

Cash flows from operating activities:
Net income (loss)	$(1,829)	$(13,259)	$(10,862)	$(7,523)	$(6,032)	$-	$(1,999)	$(5,352)	$(2,554)	$(338)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	5	1,562	2,205	1,465	1,988	-	484	3,505	1,856	587
Amortization	539	15	20	14	20	-	5	48	23	7
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	(3,018)	(2,433)	(2,723)	(3,522)	(2,176)	(1,172)	(2,803)	(2,241)	(1,385)	(3,463)
Due from related party								-	-	-
Accrued expenses	1,718	543	454	538	1,517	355	1,390	3,658	2,914	2,374
Due to related party	6,155	13,781	10,906	9,028	11,240	817	6,243	4,845	1,205	4,170
Net cash provided by (used in) operating activities	3,570	209	-	-	6,557	-	3,320	4,463	2,059	3,337
Cash flows from investing activities:
Property improvements	(3,570)	-	-	-	(6,480)	-	(3,320)	-	-	-
Net cash used in investing activities	(3,570)	-	-	-	(6,480)	-	(3,320)	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-	(101,679)	(88,326)
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	108,138	94,684	-
Distributions	-	-	-	-	-	-	-	(551)	(478)	-
Net cash provided by financing activities	-	-	-	-	-	-	-	5,907	5,879	-
Net change in cash	-	209	-	-	77	-	-	10,370	7,938	3,337
Cash at beginning of year	-	-	-	-	-	-	-	-	-	-
Cash at end of year	$-	$209	$-	$-	$77	$-	$-	$10,370	$7,938	$3,337

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$544	$1,552	$2,194	$1,557	$2,193	$-	$446	$4,549	$2,052	$646

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$85,736	$129,994	$127,789	$113,824	$97,769	$124,144	$89,087	$106,612	$89,793	$100,542
Acquisition of property	$212,302	$342,713	$322,548	$321,740	$217,312	$389,239	$212,306	$256,525	$203,763	$257,613
Mortgage payable for acquisition of property	$139,750	$238,000	$214,900	$224,000	$139,750	$269,500	$136,500	$174,200	$131,625	$165,750
Offering expenses	$-	$-	$-	$-	$-	$-	$-	$2,205	$1,913	$-
Deemed contribution from Manager		$4,919	$4,033	$4,402	$4,071			$4,759

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Butter	Coatbridge	Dawson	Dewberry	Dolittle	Eastfair	Elevation	Elm	Forest	Holloway

Cash flows from operating activities:
Net income (loss)	$-	$(2,591)	$(1,519)	$(5,968)	$-	$(74)	$(6,120)	$(861)	$(16,867)	$(11,680)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	-	622	519	2,613	-	1,971	3,047	383	4,823	4,672
Amortization	-	7	6	38	-	25	34	4	41	58
Changes in assets and liabilities:
Accounts receivable	-	(1,336)	-	(820)	-	-	(520)	-	-	-
Prepaid expenses	(3,525)	(3,039)	(2,502)	(1,276)	(2,734)	(2,917)	(5,779)	(1,394)	(3,389)	(3,891)
Due from related party	-	-	-		-	-	-	-	-	-
Accrued expenses	640	2,431	1,522	2,614	602	3,525	4,529	747	3,261	2,767
Due to related party	2,885	5,366	6,826	3,250	2,132	2,210	5,585	1,598	12,131	11,703
Net cash provided by (used in) operating activities	-	1,460	4,852	451	-	4,740	776	477	-	3,629
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-	-	-	-
Repayments of amounts due to related party				(85,415)		(78,645)	-			(137,280)
Net proceeds from the issuance of membership units	-	-	-	91,506	-	85,170	-	-	-	146,162
Distributions	-	-	-	(924)	-	(430)	-	-	-	(1,478)
Net cash provided by financing activities	-	-	-	5,166	-	6,095	-	-	-	7,403
Net change in cash	-	1,460	4,852	5,617	-	10,835	776	477	-	11,032
Cash at beginning of year	-	-	-	-	-	-	-	-	-	-
Cash at end of year	$-	$1,460	$4,852	$5,617	$-	$10,835	$776	$477	$-	$11,032

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$683	$570	$2,917	$-	$2,338	$3,353	$4	$4,425	$5,905

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$126,273	$108,861	$95,055	$88,665	$106,585	$82,057	$104,055	$63,076	$144,541	$150,884
Acquisition of property	$380,558	$272,645	$227,548	$191,200	$308,276	$216,325	$266,955	$166,426	$352,764	$341,950
Mortgage payable for acquisition of property	$262,426	$175,500	$146,250	$121,225	$207,577	$150,000	$172,250	$107,250	$227,500	$221,000
Offering expenses	$-	$-	$-	$1,849	$-	$1,721	$-	$-	$-	$2,957
Deemed contribution from Manager				$4,556			$4,496		$7,441	$10,439

	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	Kingsley	Lallie	Lennox	Limestone	Luna	Matchingham	Murphy	Olive	Ridge	River

Cash flows from operating activities:
Net income (loss)	$(4,762)	$(4,745)	$(1,881)	$(2,805)	$(4,491)	$-	$-	$(9,078)	$(522)	$(2,177)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	4,290	5,115	496	670	2,956	-	-	2,654	499	610
Amortization	56	61	6	6	44	-	-	34	6	6
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	(3,170)	(2,209)	(2,028)	(3,228)	(891)	(3,085)	(2,693)	(1,905)	(2,459)	(2,596)
Due from related party		-	-	-		-	-	-	-	-
Accrued expenses	4,860	1,538	1,655	1,031	3,532	858	602	3,195	1,438	1,858
Due to related party	4,879	6,030	6,183	4,326	3,194	2,313	2,091	5,100	1,715	4,689
Net cash provided by (used in) operating activities	6,153	5,790	4,431	-	4,344	86	-	-	677	2,390
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	(117,019)	(158,164)			(83,187)				-	-
Net proceeds from the issuance of membership units	125,582	167,643	-	-	89,503	-	-	-	-	-
Distributions	(1,903)	(849)	-	-	(1,361)	-	-	-	-	-
Net cash provided by financing activities	6,660	8,630	-	-	4,955	-	-	-	-	-
Net change in cash	12,813	14,420	4,431	-	9,299	86	-	-	677	2,390
Cash at beginning of year	-	-	-	-	-	-	-	-	-	-
Cash at end of year	$12,813	$14,420	$4,431	$-	$9,299	$86	$-	$-	$677	$2,390

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$6,372	$6,274	$545	$662	$4,138	$-	$-	$2,464	$547	$670

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party
Advance from related party for acquisition of property	$121,898	$167,236	$90,280	$100,328	$86,381	$72,992	$96,867	$114,510	$85,086	$104,339
Acquisition of property	$316,825	$373,225	$217,533	$293,758	$216,325	$212,463	$298,312	$232,639	$218,536	$267,638
Mortgage payable for acquisition of property	$215,000	$240,500	$139,750	$203,000	$150,000	$146,364	$207,270	$126,100	$140,400	$172,250
Offering expenses	$2,537	$3,395	$-	$-	$1,814	$-	$-	$-	$-	$-
Deemed contribution from Manager	$4,917	$4,115			$4,172			$6,103

	Series	Series	Series	Series	Series	Series	Series	Series
	Roseberry	Shoreline	Spencer	Sugar	Summerset	Vernon	Westchester	Windsor	Consolidated

Cash flows from operating activities:
Net income (loss)	$(9,346)	$(9,339)	$(4,609)	$(8,394)	$(7,060)	$-	$(5,932)	$(5,468)	$(249,387)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	3,009	4,260	4,157	3,566	3,505	-	3,906	4,008	144,194
Amortization	26	56	53	46	47	-	46	50	2,523
Changes in assets and liabilities:
Accounts receivable	-	-	-	-	-	-	-	-	(2,676)
Prepaid expenses	(4,555)	(2,778)	(2,566)	(2,790)	(2,265)	(1,333)	(4,448)	(3,574)	(175,345)
Due from related party	-			-	-	-	-	-	-
Accrued expenses	3,217	3,487	3,912	1,753	2,479	602	3,138	4,203	154,372
Due to related party	3,094	5,858	3,458	8,924	4,748	731	4,773	4,882	311,783
Net cash provided by (used in) operating activities	(4,555)	1,544	4,405	3,105	1,454	-	1,483	4,101	185,464
Cash flows from investing activities:
Property improvements	-	-	-	-	-	-	-	-	(46,892)
Net cash used in investing activities	-	-	-	-	-	-	-	-	(46,892)
Cash flows from financing activities:
Net proceeds received from refinancing of mortgage	-	-	-	-	-	-	-	-	1,147,882
Repayments of amounts due to related party	(136,088)	(115,188)	(128,981)		(110,215)			(146,249)	(4,243,447)
Net proceeds from the issuance of membership units	144,856	123,151	137,382	-	117,571	-	-	155,338	3,340,621
Distributions	(1,464)	(625)	(2,082)	-	(594)	-	-	(786)	(46,735)
Net cash provided by financing activities	7,304	7,339	6,320	-	6,762	-	-	8,303	198,320
Net change in cash	2,749	8,882	10,725	3,105	8,216	-	1,483	12,404	336,892
Cash at beginning of year	-	-	-	-	-	-	-	-	-
Cash at end of year	$2,749	$8,882	$10,725	$3,105	$8,216	$-	$1,483	$12,404	$336,892

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$3,283	$5,530	$4,928	$3,929	$4,329	$-	$3,879	$4,699	$149,895

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of subsidiary through promissory note with related party									$1,254,615
Advance from related party for acquisition of property	$144,318	$121,046	$132,439	$126,358	$115,498	$85,103	$150,814	$151,602	$6,290,755
Acquisition of property	$329,454	$311,800	$302,685	$312,735	$256,526	$263,973	$342,791	$352,000	$18,848,089
Mortgage payable for acquisition of property	$211,250	$211,900	$195,000	$201,500	$165,750	$181,837	$198,900	$227,500	$12,022,439
Offering expenses	$2,928	$2,498	$2,775	$-	$2,377	$-	$-	$3,144	$67,580
Deemed contribution from Manager		$7,286	$5,195	$5,490	$4,742		$5,640	$4,416	$149,676

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. Arrived Homes, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series,” that Arrived Holdings, Inc. (the “Manager”) established. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. Principal operations of Arrived Homes, LLC and its Series (collectively, the “Company”) did not commence until the property acquisitions in 2021.

Arrived Homes Series Chaparral, a series of Arrived Homes, LLC, (“Series Chaparral”) was formed on January 12, 2021 under the laws of Delaware. On January 14, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Chaparral, LLC, an Arkansas limited liability company for a $197,965 promissory note. Arrived AR Chaparral, LLC was formed on January 4, 2021 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Cupcake, a series of Arrived Homes, LLC, (“Series Cupcake”) was formed on May 24,2021 under the laws of Delaware. On September 24,2021, the Arrived AR Cupcake, LLC completed the acquisition of the Cupcake property. The acquisition of the Cupcake property was funded through an initial mortgage in the amount of $142,061 (Note 5) with the remainder of the purchase price being advanced by the Manager. The Cupcake property is being held by Arrived AR Cupcake, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lierly, a series of Arrived Homes, LLC, (“Series Lierly”) was formed on November 4, 2020 under the laws of Delaware. On January 21, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Lierly, LLC, an Arkansas limited liability company for a $215,000 promissory note. Arrived AR Lierly, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Malbec, a series of Arrived Homes, LLC, (“Series Malbec”) was formed on April 28,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Malbec, LLC completed the acquisition of the Malbec property. The acquisition of the Malbec property was funded through an initial mortgage in the amount of $208,585 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Malbec property is being held by Arrived AR Malbec, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Mojave, a series of Arrived Homes, LLC, (“Series Mojave”) was formed on May 24,2021 under the laws of Delaware. On October 1,2021, the Arrived AR Mojave, LLC completed the acquisition of the Mojave property. The acquisition of the Mojave property was funded through an initial mortgage in the amount of $152,100 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Mojave property is being held by Arrived AR Mojave, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Patrick, a series of Arrived Homes, LLC, (“Series Patrick”) was formed on January 04, 2021 under the laws of Delaware. On February 01, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Patrick, LLC, an Arkansas limited liability company for a $210,205 promissory note. Arrived AR Patrick, LLC was formed on January 04, 2021 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Pecan, a series of Arrived Homes, LLC, (“Series Pecan”) was formed on January 12, 2021 under the laws of Delaware. On February 01, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Pecan, LLC, an Arkansas limited liability company for a $208,495 promissory note. Arrived AR Pecan, LLC was formed on January 04, 2021 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Pinot, a series of Arrived Homes, LLC, (“Series Pinot”) was formed on April 28,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Pinot, LLC completed the acquisition of the Pinot property. The acquisition of the Pinot property was funded through an initial mortgage in the amount of $210,740 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Pinot property is being held by Arrived AR Pinot, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Plumtree, a series of Arrived Homes, LLC, (“Series Plumtree”) was formed on January 12, 2021 under the laws of Delaware. On January 04, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Plumtree, LLC, an Arkansas limited liability company for a $202,950 promissory note. Arrived AR Plumtree, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Salem, a series of Arrived Homes, LLC, (“Series Salem”) was formed on April 27,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Salem, LLC completed the acquisition of the Salem property. The acquisition of the Salem property was funded through an initial mortgage in the amount of $212,550 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Salem property is being held by Arrived AR Salem, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Soapstone, a series of Arrived Homes, LLC, (“Series Soapstone”) was formed on November 5, 2020 under the laws of Delaware. On January 21, 2021, the Series purchased the Manager’s 100% membership interest in Arrived AR Soapstone, LLC, an Arkansas limited liability company for a $220,000 promissory note. Arrived AR Soapstone, LLC was formed on December 15, 2020 for the sole purpose of purchasing a single-family rental property.

Arrived Homes Series Splash, a series of Arrived Homes, LLC, (“Series Splash”) was formed on April 27,2021 under the laws of Delaware. On May 3,2021, the Arrived AR Splash, LLC completed the acquisition of the Splash property. The acquisition of the Splash property was funded through an initial mortgage in the amount of $122,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Splash property is being held by Arrived AR Splash, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Tuscan, a series of Arrived Homes, LLC, (“Series Tuscan”) was formed on April 27,2021 under the laws of Delaware. On May 13,2021, the Arrived AR Tuscan, LLC completed the acquisition of the Tuscan property. The acquisition of the Tuscan property was funded through an initial mortgage in the amount of $181,400 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Tuscan property is being held by Arrived AR Tuscan, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Wentworth, a series of Arrived Homes, LLC, (“Series Wentworth”) was formed on April 28,2021 under the laws of Delaware. On September 24,2021, the Arrived AR Wentworth, LLC completed the acquisition of the Wentworth property. The acquisition of the Wentworth property was funded through an initial mortgage in the amount of $147,030 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Wentworth property is being held by Arrived AR Wentworth, LLC, an Arkansas limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Bandelier, a series of Arrived Homes, LLC, (“Series Bandelier”) was formed on September 20,2021 under the laws of Delaware. On October 27,2021, the Arrived AZ Bandelier, LLC completed the acquisition of the Bandelier property. The acquisition of the Bandelier property was funded through an initial mortgage in the amount of $244,930 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Bandelier property is being held by Arrived AZ Bandelier, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Diablo, a series of Arrived Homes, LLC, (“Series Diablo”) was formed on December 1,2021 under the laws of Delaware. On December 27,2021, the Arrived AZ Diablo, LLC completed the acquisition of the Diablo property. The acquisition of the Diablo property was funded through an initial mortgage in the amount of $207,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Diablo property is being held by Arrived AZ Diablo, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Rooney, a series of Arrived Homes, LLC, (“Series Rooney”) was formed on September 20,2021 under the laws of Delaware. On October 12,2021, the Arrived AZ Rooney, LLC completed the acquisition of the Rooney property. The acquisition of the Rooney property was funded through an initial mortgage in the amount of $259,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Rooney property is being held by Arrived AZ Rooney, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Scepter, a series of Arrived Homes, LLC, (“Series Scepter”) was formed on September 21,2021 under the laws of Delaware. On October 12,2021, the Arrived AZ Scepter, LLC completed the acquisition of the Scepter property. The acquisition of the Scepter property was funded through an initial mortgage in the amount of $189,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Scepter property is being held by Arrived AZ Scepter, LLC, an Arizona limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Ensenada, a series of Arrived Homes, LLC, (“Series Ensenada”) was formed on September 28,2021 under the laws of Delaware. On October 15,2021, the Arrived CO Ensenada, LLC completed the acquisition of the Ensenada property. The acquisition of the Ensenada property was funded through an initial mortgage in the amount of $392,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Ensenada property is being held by Arrived CO Ensenada, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lily, a series of Arrived Homes, LLC, (“Series Lily”) was formed on September 9,2021 under the laws of Delaware. On September 30,2021, the Arrived CO Lily, LLC completed the acquisition of the Lily property. The acquisition of the Lily property was funded through an initial mortgage in the amount of $311,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Lily property is being held by Arrived CO Lily, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series McLovin, a series of Arrived Homes, LLC, (“Series McLovin”) was formed on November 12,2021 under the laws of Delaware. On December 3,2021, the Arrived CO McLovin, LLC completed the acquisition of the McLovin property. The acquisition of the McLovin property was funded through an initial mortgage in the amount of $367,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The McLovin property is being held by Arrived CO McLovin, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Odessa, a series of Arrived Homes, LLC, (“Series Odessa”) was formed on September 9,2021 under the laws of Delaware. On September 30,2021, the Arrived CO Odessa, LLC completed the acquisition of the Odessa property. The acquisition of the Odessa property was funded through an initial mortgage in the amount of $374,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Odessa property is being held by Arrived CO Odessa, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Oly, a series of Arrived Homes, LLC, (“Series Oly”) was formed on November 12,2021 under the laws of Delaware. On November 30,2021, the Arrived CO Oly, LLC completed the acquisition of the Oly property. The acquisition of the Oly property was funded through an initial mortgage in the amount of $368,200 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Oly property is being held by Arrived CO Oly, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Saddlebred, a series of Arrived Homes, LLC, (“Series Saddlebred”) was formed on September 20,2021 under the laws of Delaware. On September 30,2021, the Arrived CO Saddlebred, LLC completed the acquisition of the Saddlebred property. The acquisition of the Saddlebred property was funded through an initial mortgage in the amount of $332,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Saddlebred property is being held by Arrived CO Saddlebred, LLC, a Colorado limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Grant, a series of Arrived Homes, LLC, (“Series Grant”) was formed on October 1,2021 under the laws of Delaware. On October 29,2021, the Arrived GA Grant, LLC completed the acquisition of the Grant property. The acquisition of the Grant property was funded through an initial mortgage in the amount of $259,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Grant property is being held by Arrived GA Grant, LLC, a Georgia limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Amber, a series of Arrived Homes, LLC, (“Series Amber”) was formed on September 2,2021 under the laws of Delaware. On September 29,2021, the Arrived NC Amber, LLC completed the acquisition of the Amber property. The acquisition of the Amber property was funded through an initial mortgage in the amount of $200,830 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Amber property is being held by Arrived NC Amber, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Centennial, a series of Arrived Homes, LLC, (“Series Centennial”) was formed on May 25,2021 under the laws of Delaware. On June 4,2021, the Arrived NC Centennial, LLC completed the acquisition of the Centennial property. The acquisition of the Centennial property was funded through an initial mortgage in the amount of $190,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Centennial property is being held by Arrived NC Centennial, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Collinston, a series of Arrived Homes, LLC, (“Series Collinston”) was formed on August 2,2021 under the laws of Delaware. On September 15,2021, the Arrived NC Collinston, LLC completed the acquisition of the Collinston property. The acquisition of the Collinston property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Collinston property is being held by Arrived NC Collinston, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Davidson, a series of Arrived Homes, LLC, (“Series Davidson”) was formed on July 23,2021 under the laws of Delaware. On September 27,2021, the Arrived NC Davidson, LLC completed the acquisition of the Davidson property. The acquisition of the Davidson property was funded through an initial mortgage in the amount of $147,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Davidson property is being held by Arrived NC Davidson, LLC, an North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Holland, a series of Arrived Homes, LLC, (“Series Holland”) was formed on July 21,2021 under the laws of Delaware. On September 29,2021, the Arrived NC Holland, LLC completed the acquisition of the Holland property. The acquisition of the Holland property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Holland property is being held by Arrived NC Holland, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Jupiter, a series of Arrived Homes, LLC, (“Series Jupiter”) was formed on July 22,2021 under the laws of Delaware. On September 10,2021, the Arrived NC Jupiter, LLC completed the acquisition of the Jupiter property. The acquisition of the Jupiter property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Jupiter property is being held by Arrived NC Jupiter, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series KerriAnn, a series of Arrived Homes, LLC, (“Series KerriAnn”) was formed on October 1,2021 under the laws of Delaware. On October 28,2021, the Arrived NC KerriAnn, LLC completed the acquisition of the KerriAnn property. The acquisition of the KerriAnn property was funded through an initial mortgage in the amount of $238,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The KerriAnn property is being held by Arrived NC KerriAnn, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Meadow, a series of Arrived Homes, LLC, (“Series Meadow”) was formed on August 25,2021 under the laws of Delaware. On September 27,2021, the Arrived NC Meadow, LLC completed the acquisition of the Meadow property. The acquisition of the Meadow property was funded through an initial mortgage in the amount of $214,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Meadow property is being held by Arrived NC Meadow, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Ribbonwalk, a series of Arrived Homes, LLC, (“Series Ribbonwalk”) was formed on September 28,2021 under the laws of Delaware. On October 28,2021, the Arrived NC Ribbonwalk, LLC completed the acquisition of the Ribbonwalk property. The acquisition of the Ribbonwalk property was funded through an initial mortgage in the amount of $224,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Ribbonwalk property is being held by Arrived NC Ribbonwalk, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Saturn, a series of Arrived Homes, LLC, (“Series Saturn”) was formed on August 3,2021 under the laws of Delaware. On August 30,2021, the Arrived NC Saturn, LLC completed the acquisition of the Saturn property. The acquisition of the Saturn property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Saturn property is being held by Arrived NC Saturn, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Sigma, a series of Arrived Homes, LLC, (“Series Sigma”) was formed on November 23,2021 under the laws of Delaware. On December 17,2021, the Arrived NC Sigma, LLC completed the acquisition of the Sigma property. The acquisition of the Sigma property was funded through an initial mortgage in the amount of $269,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Sigma property is being held by Arrived NC Sigma, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Weldon, a series of Arrived Homes, LLC, (“Series Weldon”) was formed on July 21,2021 under the laws of Delaware. On September 14,2021, the Arrived NC Weldon, LLC completed the acquisition of the Weldon property. The acquisition of the Weldon property was funded through an initial mortgage in the amount of $136,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Weldon property is being held by Arrived NC Weldon, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Badminton, a series of Arrived Homes, LLC, (“Series Badminton”) was formed on May 25,2021 under the laws of Delaware. On June 18,2021, the Arrived SC Badminton, LLC completed the acquisition of the Badminton property. The acquisition of the Badminton property was funded through an initial mortgage in the amount of $174,200 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Badminton property is being held by Arrived SC Badminton, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Basil, a series of Arrived Homes, LLC, (“Series Basil”) was formed on May 27,2021 under the laws of Delaware. On June 25,2021, the Arrived SC Basil, LLC completed the acquisition of the Basil property. The acquisition of the Basil property was funded through an initial mortgage in the amount of $131,625 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Basil property is being held by Arrived SC Basil, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Bayside, a series of Arrived Homes, LLC, (“Series Bayside”) was formed on June 17,2021 under the laws of Delaware. On July 16,2021, the Arrived SC Bayside, LLC completed the acquisition of the Bayside property. The acquisition of the Bayside property was funded through an initial mortgage in the amount of $165,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Bayside property is being held by Arrived SC Bayside, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Butter, a series of Arrived Homes, LLC, (“Series Butter”) was formed on September 2,2021 under the laws of Delaware. On November 19,2021, the Arrived SC Butter, LLC completed the acquisition of the Butter property. The acquisition of the Butter property was funded through an initial mortgage in the amount of $262,426 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Butter property is being held by Arrived SC Butter, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC, (“Series Coatbridge”) was formed on June 16,2021 under the laws of Delaware. On July 1,2021, the Arrived SC Coatbridge, LLC completed the acquisition of the Coatbridge property. The acquisition of the Coatbridge property was funded through an initial mortgage in the amount of $175,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Coatbridge property is being held by Arrived SC Coatbridge, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Dawson, a series of Arrived Homes, LLC, (“Series Dawson”) was formed on June 16,2021 under the laws of Delaware. On July 6,2021, the Arrived SC Dawson, LLC completed the acquisition of the Dawson property. The acquisition of the Dawson property was funded through an initial mortgage in the amount of $146,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Dawson property is being held by Arrived SC Dawson, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Dewberry, a series of Arrived Homes, LLC, (“Series Dewberry”) was formed on May 27,2021 under the laws of Delaware. On June 29,2021, the Arrived SC Dewberry, LLC completed the acquisition of the Dewberry property. The acquisition of the Dewberry property was funded through an initial mortgage in the amount of $121,225 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Dewberry property is being held by Arrived SC Dewberry, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Dolittle, a series of Arrived Homes, LLC, (“Series Dolittle”) was formed on September 2,2021 under the laws of Delaware. On November 10,2021, the Arrived SC Dolittle, LLC completed the acquisition of the Dolittle property. The acquisition of the Dolittle property was funded through an initial mortgage in the amount of $213,061 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Dolittle property is being held by Arrived SC Dolittle, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Eastfair, a series of Arrived Homes, LLC, (“Series Eastfair”) was formed on May 25,2021 under the laws of Delaware. On June 9,2021, the Arrived SC Eastfair, LLC completed the acquisition of the Eastfair property. The acquisition of the Eastfair property was funded through an initial mortgage in the amount of $150,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Eastfair property is being held by Arrived SC Eastfair, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Elevation, a series of Arrived Homes, LLC, (“Series Elevation”) was formed on July 7,2021 under the laws of Delaware. On July 21,2021, the Arrived SC Elevation, LLC completed the acquisition of the Elevation property. The acquisition of the Elevation property was funded through an initial mortgage in the amount of $172,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Elevation property is being held by Arrived SC Elevation, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Elm, a series of Arrived Homes, LLC, (“Series Elm”) was formed on June 17, 2021 under the laws of Delaware. On August 16,2021, the Arrived SC Elm, LLC completed the acquisition of the Elm property. The acquisition of the Elm property was funded through an initial mortgage in the amount of $107,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Elm property is being held by Arrived SC Elm, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Forest, a series of Arrived Homes, LLC, (“Series Forest”) was formed on June 30,2021 under the laws of Delaware. On July 26,2021, the Arrived SC Forest, LLC completed the acquisition of the Forest property. The acquisition of the Forest property was funded through an initial mortgage in the amount of $227,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Forest property is being held by Arrived SC Forest, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Holloway, a series of Arrived Homes, LLC, (“Series Holloway”) was formed on May 25,2021 under the laws of Delaware. On June 16,2021, the Arrived SC Holloway, LLC completed the acquisition of the Holloway property. The acquisition of the Holloway property was funded through an initial mortgage in the amount of $221,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Holloway property is being held by Arrived SC Holloway, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Kingsley, a series of Arrived Homes, LLC, (“Series Kingsley”) was formed on May 24,2021 under the laws of Delaware. On June 1,2021, the Arrived SC Kingsley, LLC completed the acquisition of the Kingsley property. The acquisition of the Kingsley property was funded through an initial mortgage in the amount of $215,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Kingsley property is being held by Arrived SC Kingsley, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lallie, a series of Arrived Homes, LLC, (“Series Lallie”) was formed on May 27,2021 under the laws of Delaware. On June 18,2021, the Arrived SC Lallie, LLC completed the acquisition of the Lallie property. The acquisition of the Lallie property was funded through an initial mortgage in the amount of $240,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Lallie property is being held by Arrived SC Lallie, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Lennox, a series of Arrived Homes, LLC, (“Series Lennox”) was formed on June 16,2021 under the laws of Delaware. On July 1,2021, the Arrived SC Lennox, LLC completed the acquisition of the Lennox property. The acquisition of the Lennox property was funded through an initial mortgage in the amount of $139,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Lennox property is being held by Arrived SC Lennox, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Limestone, a series of Arrived Homes, LLC, (“Series Limestone”) was formed on July 22,2021 under the laws of Delaware. On September 22,2021, the Arrived SC Limestone, LLC completed the acquisition of the Limestone property. The acquisition of the Limestone property was funded through an initial mortgage in the amount of $188,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Limestone property is being held by Arrived SC Limestone, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Luna, a series of Arrived Homes, LLC, (“Series Luna”) was formed on May 24,2021 under the laws of Delaware. On June 14,2021, the Arrived SC Luna, LLC completed the acquisition of the Luna property. The acquisition of the Luna property was funded through an initial mortgage in the amount of $150,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Luna property is being held by Arrived SC Luna, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Matchingham, a series of Arrived Homes, LLC, (“Series Matchingham”) was formed on August 11,2021 under the laws of Delaware. On October 18,2021, the Arrived SC Matchingham, LLC completed the acquisition of the Matchingham property. The acquisition of the Matchingham property was funded through an initial mortgage in the amount of $146,364 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Matchingham property is being held by Arrived SC Matchingham, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Murphy, a series of Arrived Homes, LLC, (“Series Murphy”) was formed on September 2,2021 under the laws of Delaware. On November 10,2021, the Arrived SC Murphy, LLC completed the acquisition of the Murphy property. The acquisition of the Murphy property was funded through an initial mortgage in the amount of $207,270 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Murphy property is being held by Arrived SC Murphy, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Olive, a series of Arrived Homes, LLC, (“Series Olive”) was formed on June 16,2021 under the laws of Delaware. On July 27,2021, the Arrived SC Olive, LLC completed the acquisition of the Olive property. The acquisition of the Olive property was funded through an initial mortgage in the amount of $126,100 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Olive property is being held by Arrived SC Olive, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Ridge, a series of Arrived Homes, LLC, (“Series Ridge”) was formed on June 17,2021 under the laws of Delaware. On July 9,2021, the Arrived SC Ridge, LLC completed the acquisition of the Ridge property. The acquisition of the Ridge property was funded through an initial mortgage in the amount of $140,400 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Ridge property is being held by Arrived SC Ridge, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series River, a series of Arrived Homes, LLC, (“Series River”) was formed on June 18,2021 under the laws of Delaware. On July 30,2021, the Arrived SC River, LLC completed the acquisition of the River property. The acquisition of the River property was funded through an initial mortgage in the amount of $172,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The River property is being held by Arrived SC River, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Roseberry, a series of Arrived Homes, LLC, (“Series Roseberry”) was formed on June 18,2021 under the laws of Delaware. On August 2,2021, the Arrived SC Roseberry, LLC completed the acquisition of the Roseberry property. The acquisition of the Roseberry property was funded through an initial mortgage in the amount of $211,250 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Roseberry property is being held by Arrived SC Roseberry, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Shoreline, a series of Arrived Homes, LLC, (“Series Shoreline”) was formed on May 25,2021 under the laws of Delaware. On June 18,2021, the Arrived SC Shoreline, LLC completed the acquisition of the Shoreline property. The acquisition of the Shoreline property was funded through an initial mortgage in the amount of $211,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Shoreline property is being held by Arrived SC Shoreline, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Spencer, a series of Arrived Homes, LLC, (“Series Spencer”) was formed on May 27,2021 under the laws of Delaware. On June 22,2021, the Arrived SC Spencer, LLC completed the acquisition of the Spencer property. The acquisition of the Spencer property was funded through an initial mortgage in the amount of $195,000 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Spencer property is being held by Arrived SC Spencer, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Sugar, a series of Arrived Homes, LLC, (“Series Sugar”) was formed on June 17,2021 under the laws of Delaware. On July 7,2021, the Arrived SC Sugar, LLC completed the acquisition of the Sugar property. The acquisition of the Sugar property was funded through an initial mortgage in the amount of $201,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Sugar property is being held by Arrived SC Sugar, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Summerset, a series of Arrived Homes, LLC, (“Series Summerset”) was formed on May 27,2021 under the laws of Delaware. On June 21,2021, the Arrived SC Summerset, LLC completed the acquisition of the Summerset property. The acquisition of the Summerset property was funded through an initial mortgage in the amount of $165,750 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Summerset property is being held by Arrived SC Summerset, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Vernon, a series of Arrived Homes, LLC, (“Series Vernon”) was formed on August 11,2021 under the laws of Delaware. On November 23,2021, the Arrived SC Vernon, LLC completed the acquisition of the Vernon property. The acquisition of the Vernon property was funded through an initial mortgage in the amount of $181,837 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Vernon property is being held by Arrived SC Vernon, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Westchester, a series of Arrived Homes, LLC, (“Series Westchester”) was formed on June 30,2021 under the laws of Delaware. On July 15,2021, the Arrived SC Westchester, LLC completed the acquisition of the Westchester property. The acquisition of the Westchester property was funded through an initial mortgage in the amount of $198,900 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Westchester property is being held by Arrived SC Westchester, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

Arrived Homes Series Windsor, a series of Arrived Homes, LLC, (“Series Windsor”) was formed on June 18,2021 under the laws of Delaware. On July 22,2021, the Arrived SC Windsor, LLC completed the acquisition of the Windsor property. The acquisition of the Windsor property was funded through an initial mortgage in the amount of $227,500 (Note 5) with the remainder of the purchase price being advanced by The Manager. The Windsor property is being held by Arrived SC Windsor, LLC, a South Carolina limited liability company and wholly owned subsidiary of the Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements; however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes, LLC and each Series listed in Note 1. All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be required to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Management Fee

The Manager will receive from each Series an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Series’ organization and offering, the Series’ operations, the acquisition of properties and in connection with third parties service providers. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion and if so, these expenses will still be recognized by the Series with a corresponding credit to contributed capital.

Property Management Fee

As compensation for the services provided by the property management company, each Series will be charged a property management fee equal to eight percent (8%) of rents collected on the Series’ property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the Manager will receive the difference as income. If the Series’ property is vacant and not producing rental income, the property management company is not entitled to a fee.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes and interest payable on the Series’ mortgage.

Deposits Held by Property Management Companies and Tenant Deposit Liability

The Deposits Held by Property Management Companies represent funds from tenants’ security deposits that are held by the property management companies classified as assets. Tenant deposit liabilities represent security deposits received by tenants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the year ended December 31, 2021.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series , the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes rental revenue on a monthly basis when earned.

Comprehensive Income (Loss)

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

Series Chaparral, Series Lierly, and Series Soapstone have elected and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal and state income tax purposes. Therefore, the income from each Series is reported and taxed to the members on their individual tax returns.

The other Series have elected and qualify to be taxed as a C corporation.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated and consolidating financial statements.

Recently Issued and Not Yet Adopted Accounting Pronouncements and Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on their consolidated and consolidating financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard upon inception and it did not have a material impact on their consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet adopted, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity, nominal cash, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon their ability to continue to generate cash flow from their rental properties and/or obtain financing from the Manager. However, there are assurances that the Company can continue to generate cash flow from their rental properties or that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

Series Name	Building	Land	Total	Less: Accumulated depreciation	Property and equipment, net
Chaparral	148,009	49,491	197,500	(5,189)	192,311
Cupcake	174,063	54,639	228,702	(1,510)	227,192
Lierly	161,250	53,750	215,000	(5,538)	209,462
Malbec	241,343	80,225	321,568	(5,582)	315,986
Mojave	185,799	58,500	244,299	(1,623)	242,676
Patrick	158,368	52,551	210,920	(5,259)	205,661
Pecan	157,052	52,124	209,176	(5,216)	203,960
Pinot	243,611	81,054	324,665	(5,635)	319,030
Plumtree	151,745	50,738	202,483	(5,474)	197,009
Salem	241,306	80,225	321,531	(5,582)	315,949
Soapstone	165,000	55,000	220,000	(5,667)	214,333
Splash	163,770	53,750	217,520	(3,970)	213,550
Tuscan	244,164	80,225	324,388	(5,623)	318,765
Wentworth	179,871	56,550	236,421	(1,563)	234,858
Bandelier	229,358	122,465	351,823	(1,390)	350,433
Diablo	195,243	103,950	299,193	-	299,193
Rooney	243,217	129,500	372,717	(1,474)	371,243
Scepter	178,069	94,500	272,569	(1,079)	271,490
Ensenada	366,214	196,000	562,214	(2,222)	559,992
Lily	412,107	126,250	538,357	(3,460)	534,897
Mclovin	343,044	183,750	526,794	-	526,794
Odessa	403,261	133,750	537,011	(3,666)	533,345
Oly	344,548	184,100	528,648	(1,044)	527,604
Saddlebred	357,856	118,750	476,606	(3,659)	472,947
Grant	244,818	129,500	374,318	(1,484)	372,834
Amber	231,434	76,250	307,684	(2,104)	305,580
Centennial	215,425	71,250	286,675	(3,917)	282,758
Collinston	164,056	52,500	216,556	(1,453)	215,103
Davidson	163,328	52,500	215,828	(970)	214,858
Holland	163,378	52,500	215,878	(1,455)	214,423
Jupiter	163,372	52,500	215,872	(1,453)	214,419
KerriAnn	257,713	85,000	342,713	(1,562)	341,151
Meadow	242,548	80,000	322,548	(2,205)	320,343
Ribbonwalk	241,740	80,000	321,740	(1,465)	320,275
Saturn	170,042	53,750	223,792	(1,988)	221,804
Sigma	292,989	96,250	389,239	-	389,239
Weldon	163,126	52,500	215,626	(1,453)	214,173
Badminton	192,775	63,750	256,525	(3,505)	253,020
Basil	153,137	50,625	203,762	(2,784)	200,978
Bayside	193,862	63,750	257,612	(2,937)	254,675
Butter	286,834	93,724	380,558	(865)	379,693
Coatbridge	205,145	67,500	272,645	(3,108)	269,537
Dawson	171,297	56,250	227,547	(2,595)	224,952
Dewberry	143,700	47,500	191,200	(2,613)	188,587
Dolittle	232,183	76,093	308,277	(704)	307,573
Eastfair	162,575	53,750	216,325	(2,956)	213,369
Elevation	201,119	65,837	266,955	(3,047)	263,908
Elm	125,175	41,250	166,425	(1,533)	164,892
Forest	265,264	87,500	352,764	(4,823)	347,941
Holloway	256,950	85,000	341,950	(4,672)	337,278
Kingsley	238,075	78,750	316,825	(4,290)	312,535
Lallie	280,725	92,500	373,225	(5,115)	368,110
Lennox	163,783	53,750	217,533	(2,482)	215,051
Limestone	221,257	72,500	293,757	(2,011)	291,746
Luna	162,575	53,750	216,325	(2,956)	213,369
Matchingham	160,190	52,273	212,463	(971)	211,492
Murphy	224,701	73,612	298,313	(681)	297,632
Olive	175,139	57,500	232,639	(2,654)	229,985
Ridge	164,536	54,000	218,536	(2,493)	216,043
River	201,388	66,250	267,638	(3,051)	264,587
Roseberry	248,204	81,250	329,454	(3,009)	326,445
Shoreline	234,300	77,500	311,800	(4,260)	307,540
Spencer	227,685	75,000	302,685	(4,157)	298,528
Sugar	235,235	77,500	312,735	(3,566)	309,169
Summerset	192,775	63,750	256,525	(3,505)	253,020
Vernon	199,031	64,942	263,973	(603)	263,370
Westchester	257,791	85,000	342,791	(3,906)	338,885
Windsor	264,500	87,500	352,000	(4,008)	347,992

	$14,844,143	$5,306,190	$20,150,333	$(192,791)	$19,957,542

Depreciation expense was $144,194 for the year ended December 31, 2021.

NOTE 5: MORTGAGE PAYABLE, NET

The Company has mortgages with Arvest Banka and Certain Lending. The following is a summary of the mortgages by each Series:

Series Name	Lender	Mortgage Principal	Interest Rate	Term	Interest only period
Chaparral	Arvest Bank	104,310	4.00%	10	5
Cupcake	Certain Lending	152,989	3.875%	30	7
Lierly	Arvest Bank	131,100	4.00%	10	5
Malbec	Certain Lending	208,585	4.625%	30	5
Mojave	Certain Lending	163,800	3.875%	30	7
Patrick	Arvest Bank	108,300	4.00%	10	5
Pecan	Arvest Bank	112,860	4.00%	10	5
Pinot	Certain Lending	210,740	4.625%	30	5
Plumtree	Arvest Bank	111,150	4.00%	10	5
Salem	Certain Lending	212,550	4.625%	30	5
Soapstone	Arvest Bank	128,250	4.00%	10	5
Splash	Arvest Bank	122,500	4.00%	10	5
Tuscan	Arvest Bank	181,480	4.00%	10	5
Wentworth	Certain Lending	158,340	3.875%	30	7
Bandelier	Certain Lending	244,930	3.875%	30	7
Diablo	Certain Lending	207,900	3.875%	30	7
Rooney	Certain Lending	259,000	3.875%	30	7
Scepter	Certain Lending	189,000	3.875%	30	7
Ensenada	Certain Lending	392,000	3.875%	30	7
Lily	Certain Lending	311,500	3.875%	30	7
Mclovin	Certain Lending	367,500	3.875%	30	7
Odessa	Certain Lending	374,500	3.875%	30	7
Oly	Certain Lending	368,200	3.875%	30	7
Saddlebred	Certain Lending	332,500	3.875%	30	7
Grant	Certain Lending	259,000	3.875%	30	7
Amber	Certain Lending	200,830	3.875%	30	7
Centennial	Certain Lending	190,000	4.625%	30	5
Collinston	Certain Lending	136,500	3.875%	30	5
Davidson	Certain Lending	147,000	3.875%	30	7
Holland	Certain Lending	147,000	3.875%	30	7
Jupiter	Certain Lending	139,750	4.625%	30	5
KerriAnn	Certain Lending	238,000	3.875%	30	7
Meadow	Certain Lending	214,900	3.875%	30	7
Ribbonwalk	Certain Lending	224,000	3.875%	30	7
Saturn	Certain Lending	139,750	4.625%	30	5
Sigma	Certain Lending	269,500	3.875%	30	7
Weldon	Certain Lending	136,500	3.875%	30	5
Badminton	Certain Lending	174,200	4.625%	30	5
Basil	Certain Lending	131,625	4.625%	30	5
Bayside	Certain Lending	165,750	4.625%	30	5
Butter	Certain Lending	262,426	3.875%	30	7
Coatbridge	Certain Lending	175,500	4.625%	30	5
Dawson	Certain Lending	146,250	4.625%	30	5
Dewberry	Certain Lending	121,225	4.625%	30	5
Dolittle	Certain Lending	207,577	3.875%	30	7
Eastfair	Certain Lending	150,000	4.625%	30	5
Elevation	Certain Lending	172,250	4.625%	30	5
Elm	Certain Lending	107,250	4.625%	30	5
Forest	Certain Lending	227,500	4.625%	30	5
Holloway	Certain Lending	221,000	4.625%	30	5
Kingsley	Certain Lending	215,000	4.625%	30	5
Lallie	Certain Lending	240,500	4.625%	30	5
Lennox	Certain Lending	139,750	4.625%	30	5
Limestone	Certain Lending	203,000	3.875%	30	7
Luna	Certain Lending	150,000	4.625%	30	5
Matchingham	Certain Lending	146,364	3.875%	30	7
Murphy	Certain Lending	207,270	3.875%	30	7
Olive	Certain Lending	126,100	4.625%	30	5
Ridge	Certain Lending	140,400	4.625%	30	5
River	Certain Lending	172,250	4.625%	30	5
Roseberry	Certain Lending	211,250	4.625%	30	5
Shoreline	Certain Lending	211,900	4.625%	30	5
Spencer	Certain Lending	195,000	4.625%	30	5
Sugar	Certain Lending	201,500	4.625%	30	5
Summerset	Certain Lending	165,750	4.625%	30	5
Vernon	Certain Lending	181,837	3.875%	30	7
Westchester	Certain Lending	198,900	4.625%	30	5
Windsor	Certain Lending	227,500	4.625%	30	5
		$13,193,538

The mortgages are secured by each Series’ property. As of December 31, 2021, the entire principal of the mortgage loans remained outstanding.

Loan fees incurred in connection with the mortgage were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2021, the Company recorded amortization of loan fees of $2,523. As December 31, 2021, mortgage payable, net of unamortized loan fees of $164,443, was $13,029,095.

NOTE 6: MEMBERS’ EQUITY

Each Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

During the year, 28 Series closed on its public offerings for net proceeds of $3,340,621. The following is a summary of the public offerings by each Series.

Series Name	# of Units Issued	Net proceeds from the Issuance of membership units
Chaparral	10,479	$103,742
Cupcake	10,915	107,559
Lierly	9,456	93,614
Malbec	13,786	136,481
Mojave	11,598	114,820
Patrick	11,389	111,951
Pecan	10,691	105,841
Pinot	13,923	137,638
Plumtree	10,891	107,721
Salem	13,381	132,472
Soapstone	10,002	99,020
Splash	11,191	110,791
Tuscan	16,552	163,865
Wentworth	11,243	111,306
Centennial	11,830	117,117
Badminton	11,024	108,138
Basil	9,564	94,684
Dewberry	9,243	91,506
Eastfair	8,603	85,170
Holloway	14,784	146,162
Kingsley	12,685	125,582
Lallie	16,974	167,643
Luna	9,071	89,503
Roseberry	14,642	144,856
Shoreline	12,490	123,151
Spencer	13,877	137,382
Summerset	11,886	117,571
Windsor	15,721	155,338
	337,891	$3,340,621

In connection with the public offering, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross proceeds from the issuance of membership interests, which amounted to $67,850.

Distributions

During the year ended December 31, 2021, 28 Series made distributions to the investors of the respective Series totaling $46,735, which were recorded as a reduction to members’ capital.

The following table reflects the 2021 distributions by Series.

Series Name	2021 Distributions
Chaparral	$3,458
Cupcake	546
Lierly	2,837
Malbec	2,068
Mojave	580
Patrick	3,515
Pecan	3,100
Pinot	2,088
Plumtree	3,812
Salem	2,007
Soapstone	2,701
Splash	1,679
Tuscan	2,483
Wentworth	563
Centennial	1,775
Badminton	551
Basil	478
Dewberry	924
Eastfair	430
Holloway	1,478
Kingsley	1,903
Lallie	849
Luna	1,361
Roseberry	1,464
Shoreline	625
Spencer	2,082
Summerset	594
Windsor	786
$46,735

NOTE 7: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Promissory Notes

Certain Series entered into promissory notes with the Manager in connection with the purchases of the respective properties. The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Series commences the offering of membership interests. Upon the Series’ offering (see Note 6), the Series repaid an aggregate of $4,243,447 to Arrived Holdings, Inc.

Due from (to) Related Party

The Company enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2021, certain Series owed an aggregate of $4,455,778, including the initial funding for the certain properties’ purchases. As of December 31, 2021, certain Series were owed an aggregate of $24,079 from the Manager. The advances are non-interest bearing with no stated repayment terms.

Deemed Contributions

During the year ended December 31, 2021, certain Series received deemed contributions from the Manager totaling $149,676 in exchange for forgiveness of amounts previously due.

Management Fees

During the year ended December 31, 2021, total management fees charged by the Manager, including asset management fees and property management fees, were an aggregate of $25,588.

NOTE 8: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carryforwards. As of December 31, 2021, the Company had net deferred tax assets before valuation allowance of $63,491, solely attributable to net loss carryforwards.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $63,491 was recorded as of December 31, 2021. Deferred tax assets were calculated using the Company’s combined effective tax rates, which it estimated to be ranging from 22.0% to 26.8% based on the state of the respective Series. The effective rate is reduced to 0% for 2021 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2021, the Company had net operating loss carryforwards available to offset future taxable income in the amount of $251,456.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. At January 1, 2021, the Company had no unrecognized tax benefits and no charge during 2021, and accordingly, the Company did not recognize any interest or penalties during 2021 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2021.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2021 tax year remains open to examination.

NOTE 9: SUBSEQUENT EVENTS

In January 2022, the Manager declared and paid a dividend distribution for 28 Series totaling $48,919 based on operating results for the fourth quarter of fiscal 2021. The following table is the Q4 2021 distributions by Series:

Series Name	Q4 2021 Distributions
Chaparral	$1,781
Cupcake	1,630
Lierly	1,513
Malbec	2,068
Mojave	1,740
Patrick	1,809
Pecan	1,604
Pinot	2,085
Plumtree	2,067
Salem	2,007
Soapstone	1,500
Splash	1,679
Tuscan	2,483
Wentworth	1,686
Centennial	1,420
Badminton	1,639
Basil	1,243
Dewberry	1,386
Eastfair	1,290
Holloway	1,921
Kingsley	1,903
Lallie	2,201
Luna	1,356
Roseberry	1,902
Shoreline	1,617
Spencer	1,804
Summerset	1,544
Windsor	2,040

$48,919

PART III – EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes, LLC (incorporated by reference to Exhibit 2.1 to the Form 1-A filed on September 9, 2020)
2.2*	Operating Agreement of Arrived Homes, LLC (incorporated by reference to Exhibit 2.2 to the Form 1-A filed on September 9, 2020)
3.1*	Form of Series Designation of Arrived Homes Series [*], a series of Arrived Homes, LLC (incorporated by reference to Exhibit 3.1 to the Form 1-A filed on January 12, 2021)
4.1*	Form of Subscription Agreement of Arrived Homes Series [*], a Series of Arrived Homes, LLC (incorporated by reference to Exhibit 4.1 to the Form 1-A filed on January 12, 2021)
6.1*	Broker Dealer Agreement, dated September 23, 2020, between Arrived Homes LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.2*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Lierly LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.2 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.3*	Form of Promissory Note between Arrived Homes Series Lierly LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.3 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.4*	Form of Property Management Agreement dated [*], 202[*], between Blue Canopy Realty and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.4 to the Form 1-A filed on January 12, 2021)
6.5*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Soapstone LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.5 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.6*	Promissory Note between Arrived Homes Series Soapstone LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.6 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.7*	Form of Purchase and Sale Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.7 to the Form 1-A filed on January 12, 2021)
6.8*	Form of Software and Services License Agreement dated [*], 2020 by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.8 to the Form 1-A filed on September 9, 2020)
6.9*	Promissory Note between Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021 (incorporated by reference to Exhibit 6.9 to the Form 1-A filed on January 12, 2021)
6.10*	Form of Purchase and Sale Agreement dated January 1, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.10 to the Form 1-A filed on January 12, 2021)
6.11*	Promissory Note between Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 1, 2021 (incorporated by reference to Exhibit 6.11 to the Form 1-A filed on January 12, 2021)
6.12*	Form of Membership Interest Purchase Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.12 to the Form 1-A filed on January 12, 2021)
6.13*	Promissory Note between Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021 (incorporated by reference to Exhibit 6.13 to the Form 1-A filed on January 12, 2021)
6.14*	Form of Membership Interest Purchase Agreement dated January 14, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.14 to the Form 1-A filed on January 12, 2021)
6.15*	Promissory Note between Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 14, 2021 (incorporated by reference to Exhibit 6.15 to the Form 1-A filed on January 12, 2021)

III-1

6.16*	Membership Interest Purchase Agreement dated April 30, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC
6.17*	Promissory Note between Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated April 30, 2021
6.18*	Membership Interest Purchase Agreement dated May 12, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC
6.19*	Promissory Note between Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated May 12, 2021
6.20*	Contract of Sale Residential dated May 11, 2021 by and between the seller and Arrived SC Kingsley, LLC
6.21*	Promissory Note between Arrived Homes Series Kingsley LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 1, 2021
6.22*	Offer to Purchase and Contract dated May 14, 2021 by and between certain sellers and Arrived NC Centennial, LLC
6.23*	Promissory Note between Arrived Homes Series Centennial LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 7, 2021
6.24*	Contract of Sale Residential dated May 14, 2021 by and between the seller named therein and Arrived SC Eastfair, LLC
6.25*	Promissory Note between Arrived Homes Series Eastfair LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 4, 2021
6.26*	Purchase and Sale Agreement dated May 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Badminton Property
6.27*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Basil Property
6.28*	Purchase and Sale Agreement dated May 15, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Eastfair Property
6.29*	Purchase and Sale Agreement dated May 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holloway Property
6.30*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Kingsley Property
6.31*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lallie Property
6.32*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.32.1*	Counteroffer to Offer dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.33*	Purchase and Sale Agreement dated March 26, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.33.1*	Counteroffer to Offer dated March 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.34*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Shoreline Property
6.35*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Spencer Property
6.36*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.36.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.37*	Purchase and Sale Agreement dated May 14, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Centennial Property
6.38*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dewberry Property
6.39*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Luna Property
6.40*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Malbec Property

III-2

6.41*	Purchase and Sale Agreement dated June 2, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Roseberry Property
6.42*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Summerset Property
6.43*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.43.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.44*	Purchase and Sale Agreement dated June 3, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Windsor Property
6.45*	Form of Property Management Agreement dated [*], 20[*], between Great Jones and Arrived Homes Series [*], a series of Arrived Homes, LLC
6.46*	Form of Promissory Note between Arrived Holdings, Inc. and Arrived Homes Series [*], a Series of Arrived Homes, LLC
6.47*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC through its Authorized Agent, Blue Canopy Realty LLC
6.48*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Amber Property
6.49*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bayside Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bayside dated June 22, 2021 for Series Bayside Property
6.50*	Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.50.1*	Addendum to Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.51*	Purchase and Sale Agreement dated July 19, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Collinston Property
6.52*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dawson Property
6.53*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elevation Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Elevation dated July 15, 2021 for Series Elevation Property
6.54*	Purchase and Sale Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.54.1*	Addendum to Purchase and Sale Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.55*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Forest Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Forest dated July 15, 2021 for Series Forest Property
6.56*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holland Property
6.57*	Purchase and Sale Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Jupiter Property
6.58*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.58.1*	Addendum to Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.59*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lily Property
6.60*	Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.1*	Addendum to Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Limestone dated August 5, 2021 for Series Limestone Property
6.61*	Purchase and Sale Agreement dated August 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Meadow Property
6.62*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.62.1*	Counteroffer to Offer Dated September 1, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.63*	Purchase and Sale Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property

III-3

6.63.1*	Addendum to Purchase and Sale Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.64*	Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.64.1*	Addendum to Purchase and Sale Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.65*	Purchase and Sale Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series River Property
6.66*	Purchase and Sale Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.66.1*	Counteroffer to Offer Dated September 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.67*	Purchase and Sale Agreement dated July 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saturn Property
6.68*	Purchase and Sale Agreement dated June 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Sugar Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sugar dated June 17, 2021 for Series Sugar Property
6.69*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Weldon Property
6.70*	Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.70.1*	Addendum to Purchase and Sale Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.71*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in North Carolina through its Authorized Agent, Great Jones North Carolina, LLC
6.72*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in South Carolina through its Authorized Agent, Great Jones South Carolina, LLC
6.73*	Form of Mortgage Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of South Carolina
6.74*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of North Carolina
6.75*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of Colorado
6.76*	Purchase and Sale Agreement dated September 8, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Bandelier Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bandelier dated September 29, 2021 for Series Bandelier Property
6.76.2*	Addendum to Purchase and Sale Agreement dated September 8, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Bandelier Property
6.77*	Purchase and Sale Agreement dated June 13, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Butter Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Butter dated September 7, 2021 for Series Butter Property
6.78*	Purchase and Sale Agreement dated June 12, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Davidson Property
6.79*	Purchase and Sale Agreement dated November 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Diablo dated December 1, 2021 for Series Diablo Property
6.79.2*	Addendum to Purchase and Sale Agreement dated November 19, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.79.3*	Counteroffer to Offer dated November 19, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Diablo Property
6.80*	Purchase and Sale Agreement dated June 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Dolittle Property
6.81*	Purchase and Sale Agreement dated September 22, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ensenada Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated September 23, 2021 for Series Ensenada Property
6.81.2*	Counteroffer to Offer dated September 23, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ensenada Property
6.82*	Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Grant Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated October 12, 2021 for Series Grant Property
6.82.2*	Addendum to Purchase and Sale Agreement dated October 13, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Grant Property
6.83*	Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Kerriann Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ensenada dated October 20, 2021 for Series Kerriann Property
6.83.2*	Addendum to Purchase and Sale Agreement dated September 26, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Kerriann Property
6.84*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Matchingham Property

III-4

6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Matchingham dated September 17, 2021 for Series Matchingham Property
6.85*	Purchase and Sale Agreement dated November 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series McLovin Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McLovin dated November 19, 2021 for Series McLovin Property
6.85.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McLovin dated November 29, 2021 for Series McLovin Property
6.85.3*	Addendum to Purchase and Sale Agreement dated November 24, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series McLovin Property
6.86*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Murphy Property
6.87*	Purchase and Sale Agreement dated October 28, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Oly Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Oly dated November 10, 2021 for Series Oly Property
6.88*	Purchase and Sale Agreement dated September 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Ribbonwalk Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Ribbonwalk dated September 18, 2021 for Series Ribbonwalk Property
6.89*	Purchase and Sale Agreement dated September 3, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Rooney Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Rooney dated October 2, 2021 for Series Rooney Property
6.90*	Purchase and Sale Agreement dated September 18, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Scepter Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Scepter dated September 29, 2021 for Series Scepter Property
6.91*	Purchase and Sale Agreement dated November 17, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sigma dated November 24, 2021 for Series Sigma Property
6.91.2*	Addendum to Purchase and Sale Agreement dated December 3, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.91.3*	Addendum to Purchase and Sale Agreement dated November 24, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Sigma Property
6.92*	Purchase and Sale Agreement dated June 6, 2021 between Arrived Holdings, Inc._Assignee and Seller for Series Vernon Property
6.92.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Vernon dated July 15, 2021 for Series Vernon Property
6.92.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Vernon dated August 31, 2021 for Series Vernon Property
6.93*	Transfer Agent Agreement dated November 30, 2020, between Arrived Homes, LLC and Colonial Stock Transfer Company, Inc.
6.94*	Purchase and Sale Agreement dated December 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Delta Property
6.94.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Delta dated December 31, 2021 for Series Delta Property
6.94.2*	Addendum to Purchase and Sale Agreement dated January 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Delta Property
6.95*	Purchase and Sale Agreement dated January 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Emporia Property
6.95.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Emporia dated January 11, 2022 for Series Emporia Property
6.96*	Purchase and Sale Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Greenhill Property
6.96.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Greenhill dated January 4, 2022 for Series Greenhill Property
6.97*	Purchase and Sale Agreement dated January 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kawana Property
6.97.1*	Counteroffer to Offer Dated January 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kawana Property
6.98*	Purchase and Sale Agreement dated January 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lovejoy Property
6.98.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lovejoy dated January 11, 2022 for Series Lovejoy Property
6.99*	Purchase and Sale Agreement dated December 16, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saint Property
6.99.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Saint dated December 22, 2021 for Series Saint Property
6.100*	Purchase and Sale Agreement dated January 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tuxford Property
6.101*	Purchase and Sale Agreement dated December 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Wave Property
6.101.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Saint dated December 31, 2021 for Series Wave Property
6.102*	Form of Property Management Agreement dated December 30, 2021, between Marketplace Homes and Arrived Homes Series [*], a series of Arrived Homes, LLC

III-5

6.103*	Purchase and Sale Agreement dated January 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Avebury Property
6.103.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Avebury dated February 4, 2022 for Series Avebury Property
6.103.2*	Addendum to Purchase and Sale Agreement dated January 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Avebury Property
6.104*	Purchase and Sale Agreement dated January 26, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Chelsea Property
6.104.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Chelsea dated February 7, 2022 for Series Chelsea Property
6.105*	Purchase and Sale Agreement dated December 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Hadden Property
6.105.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hadden dated January 3, 2022 for Series Hadden Property
6.105.2*	Addendum to Purchase and Sale Agreement dated January 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hadden Property
6.106*	Purchase and Sale Agreement dated January 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hollandaise Property
6.106.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Hollandaise dated January 20, 2022 for Series Hollandaise Property
6.106.2*	Counteroffer to Offer dated January 13, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hollandaise Property
6.107*	Purchase and Sale Agreement dated January 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Otoro Property
6.107.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Otoro dated February 4, 2022 for Series Otoro Property
6.108*	Purchase and Sale Agreement dated January 14, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Terracotta Property
6.108.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Terracotta dated January 21, 2022 for Series Terracotta Property
6.109*	Purchase and Sale Agreement dated December 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bedford Property
6.109.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bedford dated January 3, 2022 for Series Bedford Property
6.109.2*	Addendum to Purchase and Sale Agreement dated February 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Bedford Property
6.110*	Purchase and Sale Agreement dated December 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Gardens Property
6.110.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Gardens dated March 11, 2022 for Series Gardens Property
6.111*	Purchase and Sale Agreement dated Janaury 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Jack Property
6.111.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Jack dated March 18, 2022 for Series Jack Property
6.112*	Purchase and Sale Agreement dated February 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Louise Property
6.112.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Louise dated March 11, 2022 for Series Louise Property
6.113*	Purchase and Sale Agreement dated March 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Peanut Property
6.113.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Peanut dated March 11, 2022 for Series Peanut Property
6.114*	Purchase and Sale Agreement dated March 1, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Tulip Property
6.114.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Tulip dated March 11, 2022 for Series Tulip Property
6.115	Purchase and Sale Agreement dated April 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series 100 Property
6.115.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series 100 dated April 12, 2022 for Series 100 Property
6.116	Purchase and Sale Agreement dated March 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Grove Property
6.116.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Grove dated March 11, 2022 for Series Grove Property
6.117	Purchase and Sale Agreement dated March 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Heritage Property
6.117.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Heritage dated March 21, 2022 for Series Heritage Property
6.118	Purchase and Sale Agreement dated March 21, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Heron Property
6.118.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Heron dated March 23, 2022 for Series Heron Property
6.119	Purchase and Sale Agreement dated March 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Kirkwood Property
6.119.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Kirkwood dated March 23, 2022 for Series Kirkwood Property
6.120	Purchase and Sale Agreement dated March 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Lanier Property
6.120.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Lanier dated March 21, 2022 for Series Lanier Property
6.121	Purchase and Sale Agreement dated April 4, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Magnolia Property
6.121.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Magnolia dated April 5, 2022 for Series Magnolia Property

III-6

6.122	Purchase and Sale Agreement dated March 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mammoth Property
6.122.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Mammoth dated March 14, 2022 for Series Mammoth Property
6.123	Purchase and Sale Agreement dated March 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series McGregor Property
6.123.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series McGregor dated April 12, 2022 for Series McGregor Property
6.123.2	Counteroffer to Offer dated March 25, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series McGregor Property
6.124	Purchase and Sale Agreement dated March 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.124.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Point dated March 22, 2022 for Series Point Property
6.124.2	Counteroffer to Offer dated March 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.124.3	Addendum to Purchase and Sale Agreement dated March 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Point Property
6.125	Purchase and Sale Agreement dated March 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Rosewood Property
6.125.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Rosewood dated March 15, 2022 for Series Rosewood Property
6.126	Purchase and Sale Agreement dated March 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Roxy Property
6.126.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Roxy dated March 16, 2022 for Series Roxy Property
6.126.2	Counteroffer to Offer dated March 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Roxy Property
6.127	Purchase and Sale Agreement dated March 22, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Stonebriar Property
6.127.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Stonebriar dated March 23, 2022 for Series Stonebriar Property
6.127.2	Addendum to Purchase and Sale Agreement dated April 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Stonebriar Property
6.128	Purchase and Sale Agreement dated February 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Wisteria Property
6.128.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Wisteria dated March 11, 2022 for Series Wisteria Property
8.1*	Form of Escrow Agreement dated [*], 202[*], by and among North Capital Private Securities Corporation, Arrived Holdings, Inc. and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC
11.1	Consent of Artesian CPA, LLC
11.2	Consent of Bevilacqua PLLC (Included in Exhibit 12.1)
11.3	Consent of Morison Cogen LLP
12.1	Opinion of Bevilacqua PLLC

*	Previously Filed
**	To be Filed By Amendment

III-7

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 25, 2022.

ARRIVED HOMES, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
Name: Ryan Frazier
Title: Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	April 25, 2022
Ryan Frazier		(principal executive officer) Chief Executive Officer and Director of Arrived Homes, LLC

/s/ Joel Mezistrano		Interim Principal Financial and	April 25, 2022
Joel Mezistrano		Accounting Officer of Arrived Holdings, Inc. Interim Principal Financial and Accounting Officer of Arrived Homes, LLC

Arrived Holdings, Inc.		Managing Member	April 25, 2022

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer

III-8